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TABLE OF CONTENTS
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on January    , 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rexnord Corporation	Delaware	551112	04-3722228
Rexnord Industries, Inc.	Delaware	333613	39-1626766
PT Components Inc.	Delaware	551112	35-1537461
RBS Acquisition Corporation	Delaware	551112	72-1538677
Rexnord Germany-1 Inc.	Delaware	551112	39-1596220
Rexnord International Inc.	Delaware	333613	39-1049617
Winfred Berg Licensco Inc.	Delaware	551112	06-1260440
W.M. Berg Inc.	Delaware	333613	11-2583091
RAC-I, Inc.	Delaware	551112	68-0532385
RBS North America, Inc.	Delaware	551112	04-3722224
RBS Global, Inc.	Delaware	551112	01-0752045
RBS China Holdings, L.L.C.	Delaware	551112	68-0532389
Prager Incorporated	Louisiana	333612	72-0291860
Addax Inc.	Nebraska	333613	47-0696432
Clarkson Industries, Inc.	New York	332510	13-1980041
Rexnord Ltd.	Nevada	551112	39-1143248
Rexnord Puerto Rico Inc.	Nevada	326199	52-1126633
Betzdorf Chain Company Inc.	Wisconsin	551112	39-1348952
(Exact name of registrantas specified in its charter)	(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
4701 Greenfield Avenue Milwaukee, WI 53214 (414) 643-3000	Thomas J. Jansen Chief Financial Officer 4701 Greenfield Avenue Milwaukee, WI 53214 (414) 643-3000
(Address, including zip code, and telephone number, including area code, of each of the co-registrants' principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Marc D. Jaffe, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
(212) 906-1200

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note(1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

10 1/8% Senior Subordinated Notes Due 2012(2)	$225,000,000	100.0%	$225,000,000	$20,700.00

Guarantees of the 10 1/8% Senior Subordinated Notes due 2012(3)	N/A	N/A	N/A	N/A

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.
(2)
The 10 1/8% Senior Subordinated Notes due 2012 will be the obligations of Rexnord Corporation, a wholly owned subsidiary of RBS Global, Inc.
(3)
Each of PT Components Inc., RBS Acquisition Corporation, Rexnord Industries, Inc., Rexnord Germany-1 Inc., Rexnord International Inc., Winfred Berg Licensco Inc., W.M. Berg Inc., RAC-I, Inc., RBS North America, Inc., RBS Global, Inc., Clarkson Industries, Inc., RBS China Holdings, L.L.C., Prager Incorporated, Addax Inc., Rexnord Ltd., Rexnord Puerto Rico Inc. and Betzdorf Chain Company Inc. will guarantee on an unconditional basis the obligations of Rexnord Corporation under the 10 1/8% Senior Subordinated Notes due 2012. Pursuant to Rule 457(n), no additional registration fee is being paid in respect of the guarantees. The guarantees are not traded separately.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January    , 2003

PROSPECTUS

Rexnord Corporation

Offer to Exchange

$225,000,000 principal amount of its 10 1/8% Senior Subordinated Notes due 2012, which have been registered under the Securities Act,
for any and all of its outstanding 10 1/8% Senior Subordinated Notes due 2012

        We are offering to exchange all of our outstanding 10 1/8% senior subordinated notes due 2012, which we refer to as the old notes, for our registered 10 1/8% senior subordinated notes due 2012, which we refer to as the exchange notes, and together with the old notes, the notes. The terms of the exchange notes are identical to the terms of the old notes except that the exchange notes have been registered under the Securities Act of 1933 and, therefore, are freely transferable. We will pay interest on the notes on June 15 and December 15 of each year. The first interest payment will be made on June 15, 2003. The notes will mature on December 15, 2012.

        We may redeem up to 35% of the aggregate principal amount of the notes using proceeds from certain equity offerings completed prior to December 15, 2005. We may redeem the notes on or after December 15, 2007. Holders may require us to repurchase the notes upon a change in control. The notes will be our senior subordinated obligations and will rank junior to all of our existing and future senior debt. The notes will be guaranteed on a senior subordinated basis by our parent and certain of our current and future subsidiaries.

The principal features of the exchange offer are as follows:

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2003, unless extended.

  •
  We will exchange all old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

  •
  The exchange of old notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

        Broker-dealers receiving exchange notes in exchange for old notes acquired for their own account though market-making or other trading activities must deliver a prospectus in any resale of the exchange notes.

Investing in the exchange notes involves risks. See "Risk Factors" beginning on page 17.

        Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                        , 2003.

[Inside Front Cover]

        Each broker-dealer that receives the exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of not less than 180 days following the effective date of the registration statement, of which this prospectus is a part, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

TABLE OF CONTENTS

Forward-Looking Statements
Industry and Market Data
Where You Can Find More Information
Prospectus Summary
Risk Factors
The Exchange Offer
Use of Proceeds
Capitalization
Selected Historical Combined Financial Information
Unaudited Pro Forma Combined Financial Information
Management's Discussion and Analysis of Financial Condition and Results of Operations
Business
Management
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
The Acquisition
The Credit Facilities
Description of the Exchange Notes
Book Entry; Delivery and Form
Certain United States Federal Tax Consequences
Plan of Distribution
Legal Matters
Experts
Index to Consolidated Financial Statements

FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements other than statements of historical facts included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of Rexnord Corporation, our parent and our

i

subsidiaries. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

        These forward-looking statements are based on our expectations and beliefs concerning future events affecting us. They are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus, including the risks outlined under "Risk Factors," will be important in determining future results.

        Because of these factors, we caution that investors should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

INDUSTRY AND MARKET DATA

        Industry and market data used throughout this prospectus were obtained from our own research, studies conducted by third parties and industry and general publications published by third parties and, in some cases, are management estimates based on its industry and other knowledge. We have not independently verified market and industry data from third-party sources, and we do not make any representations as to the accuracy of such information. While we believe internal company estimates are reliable and market definitions are appropriate, they have not been verified by any independent sources, and we do not make any representations as to the accuracy of such estimates.

        The following items referred to in this prospectus are registered and other trademarks pursuant to applicable intellectual property laws and are the property of Rexnord Corporation or our subsidiaries: Rex®, Link-Belt®, MB®, Duralon®, Thomas®, Omega®, Rex® Viva®, MagneLink®, Addax®, ModulFlex®, Shafer® Bearing, PSI® Bearing, Cartriseal®, Brook Hansen™, Planetgear™ and Prager™.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the U.S. Securities and Exchange Commission ("SEC") a registration statement on Form S-4 (Reg. No. 333-             ) with respect to the securities we are offering. This prospectus does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

        Under the terms of the indenture that governs the outstanding notes, we have agreed that, whether or not required by the rules and regulations of the SEC, so long as any old notes or exchange notes are outstanding, we will furnish to the trustee and the holders of the old notes or exchange notes (i) all quarterly and annual financial information that would be required to be contained in a filing with

ii

the SEC on Forms 10-Q and 10-K, if we were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes our financial condition and results of operations and those of our consolidated subsidiaries and, with respect to the annual information only, a report thereon by our independent auditors and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, we will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, we have agreed that, for so long as any old notes or exchange notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Upon effectiveness of the registration statement of which this prospectus is a part, we will become subject to the periodic reporting and to the informational requirements of the Exchange Act and will file information with the SEC, including annual, quarterly and special reports. You may read and copy any document we file with the SEC at the SEC's public reference room at the following address:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference rooms. Our SEC filings are also available at the SEC's web site at http://www.sec.gov.

        You can obtain a copy of any of our filings, at no cost, by writing to or telephoning us at the following address:

Rexnord Corporation
4701 Greenfield Avenue
Milwaukee, WI 53214
(414) 643-3000

        To ensure timely delivery, please make your request as soon as practicable and, in any event, no later than five business days prior to the expiration of the exchange offer.

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PROSPECTUS SUMMARY

        This summary highlights important information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. This prospectus includes specific terms of the exchange offer, as well as information regarding our business and detailed financial data. Please review this prospectus in its entirety, including the risk factors and our financial statements and the related notes included elsewhere herein, before you decide to invest. Unless otherwise noted, the terms the "Company," "we," "us" and "our" refer to Rexnord Corporation, formerly known as RBS Holdings, Inc., and its subsidiaries. References to "pro forma," "Adjusted EBITDA," "Pro Forma Adjusted EBITDA" and other financial terms shall have the meanings set forth on pages 11, 12, 13, 14 and 15 under Summary Pro Forma Combined Financial Information and Summary Historical Combined Financial Information. References to "fiscal year" mean the year ending March 31 of the corresponding calendar year. For example, "fiscal year 2002" or "fiscal 2002" means the period from April 1, 2001 to March 31, 2002.

Our Company

        We are one of the leading manufacturers of highly-engineered mechanical power transmission components. Our product portfolio includes flattop chain and modular conveyer belts, industrial bearings, aerospace bearings and seals, special components, couplings and gears and industrial chain. Because of our innovative product design, premium products, brand reputation and long history of reliability, we have achieved a significant share in many of the markets we serve. We estimate that over 80% of our sales in fiscal year 2002 were from products for which we believe we had the number one or number two market position. Our products are used in the plants and equipment of companies in diverse industries, including food and beverage, energy, aerospace, forest products, cement and construction. We have a large and growing installed base of products consisting primarily of moving, wearing components that are consumed in use and have a predictable replacement cycle. In addition, due to the complexity of our customers' manufacturing operations and the high cost of process failures, our customers have demonstrated a strong preference to replace their worn Rexnord products with new Rexnord products. This replacement dynamic drives recurring replacement sales, which we refer to as aftermarket sales, that we estimate accounted for approximately 60% of our North American sales in fiscal year 2002 (excluding special components). For the twelve months ended September 30, 2002, our pro forma sales and Pro Forma Adjusted EBITDA were approximately $723.8 million and $128.1 million, respectively.

        We manufacture what we believe to be the broadest product portfolio of mechanical power transmission products in the industry in our 33 manufacturing facilities located around the world. Our products are either incorporated into products sold by original equipment manufacturers, or OEMs, or sold to end-users through industrial distributors as aftermarket products. We have over 5,400 employees, approximately 250 of whom are field sales persons who market and sell our products to over 2,000 OEMs worldwide and to more than 400 industrial distributors. Our industrial distribution customers resell our products through over 1,900 distributor branches throughout the United States.

The following table displays our estimate of the primary end-markets we serve through our distributors and OEMs.

Percentage of Net Sales by End-Market for Fiscal Year 2002
Food and Beverage	22%
Energy	15%
Aerospace	11%
Forest Products	9%
Construction	7%
Agri-farm	6%
Cement	5%
Air Handling	5%
Other	20%

Total	100%

        Flattop Chain.    We are the leading developer and manufacturer of flattop chain and components for related conveyor systems, with approximately a 30% market share in fiscal year 2002. Our flattop chain is highly-engineered conveyor chain that provides a smooth, continuous conveying surface that is critical to high-speed operations such as those used to transport cans and bottles in beverage-filling operations. Flattop chain products need to be replaced every 2 to 3 years on average. We estimate that aftermarket sales accounted for over 59% of our overall flattop chain sales in fiscal year 2002. We believe that the high proportion of aftermarket sales combined with the less cyclical nature of our primary flattop chain end-markets, food and beverage, make our flattop sales less susceptible to general economic cycles. Key end-users of our flattop chain products include Anheuser-Busch Companies, Inc., Coca-Cola Bottling Company, Nestlé S.A., Pepsi Bottling Group and The Procter & Gamble Company, and key OEM customers include GEBO Industries S.A., a subsidiary of Sidel SA, KHS Maschinen & Anlagenbau and KRONES AG.

        Industrial Bearings.    We design and manufacture a wide variety of bearings, most of which are mounted. We estimate that we had the largest share of the U.S. mounted roller and ball bearings market, with approximately a 24% market share in fiscal year 2002. Bearings are components that support, guide and reduce the friction of motion between fixed and moving machine parts. Bearings have an average replacement cycle of 1 to 2 years. We estimate that because of our large installed base of products and our distributor relationships, our aftermarket sales of industrial bearings products accounted for approximately 69% of our overall industrial bearings sales in fiscal year 2002. Our bearings offer our customers numerous technological advantages such as specialized seals, which provide superior product integrity, and unique internal geometry to better control speed. These advanced features make these products less price sensitive than unmounted commodity bearings, which enables us to sustain higher pricing and margins on these products. Our key OEM customers for our industrial bearings products include Caterpillar Inc., Eaton Corporation, Mercury Marine International and Vermeer Manufacturing Company.

        Aerospace Bearings and Seals.    We believe that we are the leading supplier of rolling element airframe bearings, slotted-entry bearings and split-ball sliding bearings, and a leading supplier of aerospace seals, to the aerospace industry. We supply our aerospace bearings and seals to the commercial aircraft, military aircraft and regional jet end-markets for use in door systems, engine controls, engine mounts, flight control systems, landing gear and rotor pitch control. The majority of our sales are to engine and airframe OEMs that specify our products for their aircraft platforms. We believe this designation creates a predictable source of revenue for us and establishes a significant barrier to entry for others. Our key OEM customers for these products include industry leaders such as Airbus S.A.S., The Boeing Company, GE Aircraft Engines and Gulfstream Corporation.

        Special Components.    Our special components products are comprised of three primary product lines: electric motor brakes, miniature mechanical power transmission components and security devices for utility companies. Each of these product lines serves niche markets where competition is highly fragmented. We are able to command attractive margins on our special components products as a result of our exceptional engineering and service. Our key OEM customers include Applied Materials, Inc., Baldor Electric Company, Cessna Aircraft Company, Consolidated Edison, Inc., the U.S. Motors division of Emerson Electric Company and Peoples Energy Corporation.

        Couplings and Gears.    We are the leading manufacturer of dry couplings, and we also manufacture gearsets and gearboxes. Couplings are the interface between two shafts that permit power to be transmitted from one shaft to the other, and gearsets and gearboxes are used to reduce the output speed and increase the torque of an electric motor or engine to the level required to drive a particular piece of equipment. Our couplings and gears are sold to a variety of end-markets, including the chemical, petrochemical, food, steel, forest products and pulp and paper industries. On a combined basis, we estimate that approximately 62% of our sales of couplings and gears in fiscal year 2002 constituted sales to the aftermarket. Our key OEM customers include ABB Robotics, Astec Industries, Inc., Atlas Copco A.B., Stamler Machine Co., Inc. and the Carrier Division of United Technologies Corporation.

        Industrial Chain.    We are a leading supplier of industrial chain. We are a global manufacturer of highly-engineered industrial chain product, and we currently serve as a manufacturer of roller chain in Europe and reseller of commodity roller chain product in the United States. We estimate that approximately 58% of our total industrial chain sales were made to the aftermarket in fiscal year 2002. Our key OEM customers of industrial chain include Astec, Caterpillar, The Charles Machine Works, Inc. and Stamler.

Our Industry

        Mechanical power transmission products are generally critical components in the machinery or plant in which they operate, yet they typically represent only a fraction of an end-user's total production cost. However, because the cost of product failure to the end-user is substantial, we believe end-users in most of the markets we serve consider a number of factors, rather than price alone, when making a purchasing decision. We believe end-users of mechanical power transmission components place a premium on factors such as quality, reliability, availability and selection. The most successful industry participants are those that can leverage their products' reputations for quality and reliability, as well as their distribution networks, to maintain attractive margins on products and gain market share.

        Our industry is also characterized by relatively high barriers to entry, including the need for significant start-up capital expenditures, experience with sophisticated engineering requirements and long-standing customer relationships. In addition, companies are increasingly focusing on limiting their supplier base, which we expect should allow companies with broader product offerings to capture additional market share.

        The mechanical power transmission industry is fragmented, containing numerous participants, most with limited product lines in specific geographies. There are only a few national and international competitors of a size comparable to our own, including the Emerson Power Transmission Division of Emerson Electric, the Dodge Manufacturing Division of Rockwell Automation, Inc., Renold plc and Tsubakimoto Chain Company. The industry's customer base is broadly diversified across many sectors of the economy. We believe that market growth in the mechanical power transmission industry is closely tied to overall growth in industrial production.

Our Competitive Strengths

        Market Leadership Positions.    We are one of the leading manufacturers of highly-engineered mechanical power transmission components. We have served customers with our mechanical power transmission products for over a century and, as a result, we have developed a strong portfolio of quality brands that have achieved market leadership positions. We estimate that over 80% of our sales in fiscal year 2002 were from products for which we believe we had the number one or number two market share position. We believe that we are the leading manufacturer of flattop chain and components for related conveyor systems, rolling element airframe bearings and dry couplings. Our extensive offering of high-quality products, positive brand perception, highly-engineered product line, market experience and focus on customer satisfaction are the bases upon which we seek to maintain and grow the market share positions for our key products.

        Significant Installed Base in Diversified End-markets.    Almost all of our products are moving, wearing components that are consumed in use, creating a recurring aftermarket revenue stream that, on average, generates higher gross profit margins than our OEM sales. The average replacement cycles for our products are 2 to 3 years for flattop chain, 1 to 2 years for industrial bearings, 1 to 5 years for industrial chain, 6 to 15 years for couplings and 7 to 20 years for gears. We estimate that over 60% of our North American mechanical power transmission sales in fiscal year 2002 (excluding special components) were generated in the aftermarket. With our customers' demonstrated preference to replace their worn Rexnord products with new Rexnord products, our large installed base of products provides a source of recurring revenue and an additional barrier to entry for potential competitors. We serve customers across a wide array of end-markets, including less cyclical sectors, such as food and beverage, as well as energy, aerospace, forest products, cement and construction. We believe our end-user and product line diversification, combined with the replacement nature of our products, mitigates the effect of an economic downturn on our business.

        Strong Free Cash Flow Generation and Attractive Margins.    We generated $128.1 million of Pro Forma Adjusted EBITDA and made capital expenditures totaling $17.4 million for the twelve months ended September 30, 2002. Our Pro Forma Adjusted EBITDA margin was 17.7% for the twelve months ended September 30, 2002, despite a challenging economic environment. We believe our high margins are primarily attributable to the relative price stability of many of our products and our continuing restructuring efforts and cost savings initiatives. Our capital expenditures ranged from 4.9% of net sales for fiscal 2000 to 2.4% of net sales for the twelve months ended September 30, 2002, and we are in the process of lowering our working capital needs as a result of the rationalization of our manufacturing capacity through plant closings, consolidations and related head-count reductions.

        Leading Distribution Relationships.    We have established long-term relationships with OEMs that serve a wide variety of industries. In turn these OEMs, by incorporating our components into their products, have helped create a broad installed base for our products that generates significant aftermarket sales for us. We also have long-term relationships with several of the leading distributors in our industry. Our three key distributors are Applied Industrial Technologies, Inc., Kaman Corporation and Motion Industries, Inc. We believe our network of distributors is the broadest of any mechanical power transmission company. Our industrial distributors are key strategic partners with over 1,900 distributor branches, providing us with local access to end-users across the United States. Approximately $225 million of our net sales in fiscal year 2002 were generated through our U.S. industrial distribution network. Our sales volume, end-user preference and product line breadth make our portfolio an attractive package to distributors in our industry.

        Broad Portfolio of Highly-Engineered, Value-Added Components.    We believe our product portfolio is one of the broadest in the mechanical power transmission industry. Our product portfolio consists of highly-engineered solutions with exceptional functionality and features a wide range of complementary branded products that have positioned us as a one-stop supplier of choice. This product line breadth provides us leverage with distributors, creates end-user preference for our brands and allows us to pursue our cross-selling or "bundling" marketing strategy. Moreover, we believe we have lower selling costs per unit than our single-line competitors due to the economies of scale afforded to us by our broad product portfolio and distributor relationships.

        Strong and Experienced Management Team.    We are led by an experienced management team with an average of 25 years of general industrial experience, including an average of 11 years at Rexnord or our former parent company, Invensys plc. In addition, in connection with the Acquisition, as defined below, George Sherman, the former Chief Executive Officer of Danaher Corporation, has joined us as the non-executive Chairman of the Board. Mr. Sherman was instrumental in the development of the "Danaher Business System," which focuses on continuous improvement, the customer, product quality and the work environment. We expect that Mr. Sherman's experience and expertise will greatly facilitate the implementation of our operational excellence initiatives. As a result of the Acquisition, Mr. Sherman and other members of senior management own approximately 4% of our common equity and are eligible for additional equity incentives pursuant to a stock option plan.

Business Strategy

        Drive Operational Excellence.    One of the cornerstones of our business strategy is to continue to aggressively implement our operational excellence initiatives, collectively known as the Rexnord Business System, or RBS. RBS includes the implementation at all operating levels of a lean enterprise strategy to improve inventory management, customer delivery and plant utilization and to further improve our cost structure. RBS includes an on-going effort to eliminate waste from every business process. We began deploying RBS following the arrival of our Chief Executive Officer, Robert Hitt, in early 2001. As a result, our operations have improved over the past year with a 16% inventory reduction and a 20% improvement in on-time delivery performance. We intend to leverage Mr. Sherman's experience with the Danaher Business System to accelerate the implementation of RBS by continuing to re-define manufacturing processes and implement and expand our lean operating initiatives. Our near-term targets for improvement include an additional reduction of inventory, continued improvement of on-time delivery and a significant improvement in quality metrics.

        Capitalize on Cyclical Recovery.    Several of our businesses sell into industrial markets that have experienced cyclical volume declines over the past two years as a result of general economic conditions, a sharp liquidation of industrial inventories, and, in the case of aerospace bearings and seals, an industry-specific downturn as a result of the events of September 11, 2001. We have aggressively pursued cost savings and restructuring initiatives that have resulted in a reduction of our fixed cost base. While the timing of a recovery in cyclical markets is uncertain, we believe that we are well-positioned to experience margin improvement given the historical profitability of our business throughout the business cycle and the substantial fixed costs we have eliminated from our cost structure over the last two years.

        Continue to Develop Higher Margin Business.    We will focus our resources on increasing the sales of our higher margin, market-leading product lines. While we will continue to offer our customers our broad portfolio of mechanical power transmission solutions, we believe there is a substantial opportunity to increase our market share in each of our most profitable businesses, including flattop chain and industrial bearings. By strategically allocating our incremental resources, including sales and marketing and research and development, to our higher margin businesses, we believe we will be able to improve the profitability of our overall business going forward.

        Leverage our Sales and Distribution Network.    Because we market our products directly to both OEMs and end-users, we are able to create an expressed end-user preference for our products. This strategy of creating "pull-through" demand for our products is important in preserving our relative market power with OEMs and distributors and distinguishes us from our competitors. Additionally, by organizing our sales and marketing organization along industry lines, we are able to leverage our established industry knowledge, reputation and technical expertise to cross-sell other complementary product lines. We believe this bundling strategy, made possible by our broad and diverse product portfolio, will enhance our ability to gain market share and drive future sales growth.

        Increase Served Market.    In addition to pursuing bundling opportunities within certain industries, we are also using our extensive knowledge of these key industries to pursue similar opportunities in new markets. For example, we expect to continue to apply our extensive experience with end-users in the beverage industry to provide innovative solutions to end-users in the food industry. These cross-selling initiatives are currently underway, and we have identified this type of expansion as an area for growth. We are also pursuing the possibility of expanding our presence in Asia and Europe with certain of our product lines that have a leading market position or a demonstrated technological advantage over products currently being used in these areas.

The Acquisition

        On September 27, 2002, RBS Acquisition Corporation, one of our subsidiaries, entered into a stock purchase agreement with Invensys plc and certain of its affiliates, pursuant to which RBS Acquisition and other affiliated purchasers acquired the business described in this prospectus. We refer to this transaction and the related transactions and financings, which closed on November 25, 2002, as the "Acquisition." RBS Acquisition and the other purchasers are wholly-owned subsidiaries of Rexnord Corporation, which in turn is a wholly-owned subsidiary of RBS Global, Inc. Rexnord Corporation, RBS Acquisition and RBS Global are corporations formed at the direction of The Carlyle Group, certain other associated investors and Mr. George Sherman. The Acquisition closed simultaneously with the issuance of the old notes and the senior credit facilities.

Our Investors

        As a result of the Acquisition, certain affiliates of The Carlyle Group, through their holdings in RBS Global, own approximately 96% and Mr. George Sherman, Mr. Robert Hitt and other senior management, through their holdings in RBS Global, own approximately 4% of our common equity. The Carlyle Group also controls our board of directors.

        The Carlyle Group is one of the largest global private equity firms with more than $13.5 billion under management. Carlyle invests in buyout, real estate, high yield and venture opportunities in the United States, Europe and Asia, focusing on the aerospace and defense, consumer, industrial, energy, healthcare, technology, telecommunications and media sectors. Since its founding in 1987, the firm has invested more than $6.8 billion and has completed more than 250 management buyouts and initial investments. The Carlyle Group employs approximately 490 people in 21 offices in 11 countries.

        Mr. George Sherman has been the non-executive Chairman of the Campbell Soup Company since August 2001. Prior to that time, he was the Chief Executive Officer at Danaher Corporation from February 1990 to May 2001. Mr. Sherman was the Executive Vice President at The Black and Decker Corporation's Power Tools Group from October 1985 to January 1990 and served as President of the Skil Corp. and the Weed Eater Division of Emerson Electric for a total of three years prior to that time.

The Offering of the Old Notes

        On November 25, 2002, Rexnord Corporation completed an offering of $225.0 million in aggregate principal amount of 10 1/8% senior subordinated notes due 2012, which was exempt from registration under the Securities Act.

Old Notes	Rexnord Corporation sold the old notes to Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc. and Wachovia Securities, Inc., the initial purchasers, on November 25, 2002. The initial purchasers subsequently resold the old notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.
Registration Rights Agreement
In connection with the sale of the old notes, we, RBS Global, Inc. and the subsidiary guarantors, which together we refer to as the guarantors, entered into a registration rights agreement with the initial purchasers. Under the terms of that agreement, we agreed to:
	•	file a registration statement for the exchange offer and the exchange notes within 90 days after the date on which the old notes were purchased by the initial purchasers;
•
use our reasonable best efforts to cause the exchange offer registration statement to become effective under the Securities Act within 180 days after the date on which the old notes were purchased by the initial purchasers; and
•
file a shelf registration statement for the resales of the old notes or the exchange notes, as the case may be, under certain circumstances and use our reasonable best efforts to cause such shelf registration statement to be declared effective under the Securities Act.

If we and the guarantors fail to meet any of these requirements, it will constitute a default under the registration rights agreement and we and the guarantors must pay additional interest on the notes of up to 0.50% per annum for the first 90-day period after any such default. This interest rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all such defaults have been cured, up to a maximun additional interest rate of 1.0% per annum. The exchange offer is being made pursuant to the registration rights agreement and is intended to satisfy the rights granted under the registration rights agreement, which rights terminate upon completion of the exchange offer.

The Exchange Offer

Exchange Offer	$1,000 principal amount of exchange notes will be issued in exchange for each $1,000 principal amount of old notes validly tendered.
Resale
Based upon interpretations by the staff of the SEC set forth in no-action letters issued to unrelated third parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred to you without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, unless you:
• are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;
• are a broker-dealer who purchased the old notes directly from us for resale under Rule 144A or any other available exemption under the Securities Act of 1933;
• acquired the exchange notes other than in the ordinary course of your business; or
• have an arrangement with any person to engage in the distribution of exchange notes.

However, we have not submitted a no-action letter and there can be no assurance that the SEC will make a similar determination with respect to the exchange offer. Furthermore, in order to participate in the exchange offer, you must make the representations set forth in the letter of transmittal that we are sending you with this prospectus.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2003, which we refer to as the expiration date, unless we, in our sole discretion, extend it.
Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, some of which may be waived by us. See "The Exchange Offer—Conditions to the Exchange Offer."
Procedure for Tendering Old Notes
If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal, and mail or otherwise deliver the letter of transmittal, or the copy, together with the old notes and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal.

We will accept for exchange any and all old notes that are properly tendered in the exchange offer prior to the expiration date. The exchange notes issued in the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer—Terms of the Exchange Offer."
Special Procedures for Beneficial Owners
If you are the beneficial owner of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender in the exchange offer, you should contact the person in whose name your notes are registered and promptly instruct the person to tender on your behalf.
Guaranteed Delivery Procedures
If you wish to tender your old notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your notes according to the guaranteed delivery procedures. For additional information, you should read the discussion under "The Exchange Offer—Guaranteed Delivery Procedures."
Withdrawal Rights	The tender of the old notes pursuant to the exchange offer may be withdrawn at any time prior to 5:00 pm, New York City time, on the expiration date.
Acceptance of Old Notes and Delivery of Exchange Notes
Subject to customary conditions, we will accept old notes which are properly tendered in the exchange offer and not withdrawn prior to the expiration date. The exchange notes will be delivered as promptly as practicable following the expiration date.
Effect of Not Tendering
Any old notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the old notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the old notes under the federal securities laws. See "The Exchange Offer—Effect of Not Tendering."
Interest on the Exchange Notes and the Old Notes
The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the notes or, if no interest has been paid, from November 25, 2002. Interest on the old notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

Certain U.S. Federal Income Tax Considerations
The exchange of old notes for exchange notes by tendering holders will not be a taxable exchange for federal income tax purposes, and such holders will not recognize any taxable gain or loss or any interest income for federal income tax purposes as a result of such exchange. See "Certain U.S. Federal Income Tax Consequences."
Exchange Agent	Wells Fargo Bank Minnesota, National Association, the trustee under the indenture, is serving as exchange agent in connection with the exchange offer.
Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.

Summary of the Terms of the Exchange Notes

Issuer	Rexnord Corporation.
Notes Offered	$225.0 million aggregate principal amount of 10 1/8% Senior Subordinated Notes due 2012.
Interest	10 1/8% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2003.
Maturity Date	December 15, 2012.
Optional Redemption
Except in the case of certain equity offerings by us, we cannot choose to redeem the notes until December 15, 2007. At any one or more times after that date, we may choose to redeem some or all of the notes at certain specified prices, plus accrued and unpaid interest.
Optional Redemption After Equity Offerings
At any one or more times before December 15, 2005, we may choose to redeem up to 35% of the original aggregate principal amount of notes with money raised in one or more equity offerings, as long as we pay 110.125% of the principal amount of the notes, plus accrued and unpaid interest, and at least 65% of the original aggregate principal amount of notes remain outstanding afterwards. See "Description of the Exchange Notes—Optional Redemption."
Change In Control
Upon a change in control, we may be required to make an offer to purchase each holder's notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.
Subordination
The notes are unsecured obligations of Rexnord Corporation. The notes are subordinated in right of payment to all existing and future senior indebtedness and the guarantees are subordinated in right of payment to all existing and other indebtedness and other liabilities of the guarantors. The notes are effectively subordinated to all existing and other indebtedness and other liabilities of certain of our subsidiaries which are not guarantors. As of September 30, 2002, assuming the offering of the old notes had occurred and the proceeds applied on that date, we would have had senior indebtedness of approximately $365.1 million.
Guarantees	The notes are unconditionally guaranteed, jointly and severally, by our parent and certain of our current and future subsidiaries.
Covenants	The indenture contains covenants that limit what we (and certain of our subsidiaries) may do. The indenture contains covenants that limit our ability to:
• incur or guarantee additional indebtedness;
• pay dividends on, redeem or repurchase our capital stock;
• make certain investments;

•	permit payment or dividend restrictions on certain of our subsidiaries;
•	sell assets;
•	engage in certain transactions with affiliates; and
•	consolidate or merge or sell all or substantially all of our assets and the assets of certain of our subsidiaries.

In addition, we are obligated to offer to repurchase the notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase, in the event of certain asset sales.
These restrictions and prohibitions are subject to a number of important qualifications and exceptions. See "Description of the Exchange Notes—Certain Covenants."

Risk Factors

        Investment in the exchange notes involves certain risks. You should carefully consider the information under "Risk Factors" and all other information included in this prospectus before investing in the notes.

Additional Information

        Rexnord Corporation was incorporated in Delaware on September 26, 2002. Our principal executive offices are located at 4701 Greenfield Avenue, Milwaukee, Wisconsin 53214. Our telephone number is (414) 643-3000.

Summary Pro Forma Combined Financial Information

        The following summary pro forma combined financial information is based on our combined financial statements included elsewhere in this prospectus. Our combined financial statements at March 31, 2001 and 2002 and for the years ended March 31, 2000, 2001 and 2002 have been audited by Ernst & Young LLP, our independent auditors. Our condensed combined financial statements at September 30, 2002 and for the six-month periods ended September 2001 and 2002 are unaudited but, in the opinion of our management, include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation. See "Unaudited Pro Forma Combined Financial Information."

	Pro Forma Fiscal Year Ended March 31, 2002	Pro Forma Twelve Months Ended September 30, 2002(1)
	(dollars in millions)
Income Statement Data:
Net Sales	$721.7	$723.8
Cost of Sales	451.5	454.3

Gross Profit	270.2	269.5
Selling, General and Administrative Expenses	170.5	169.5
Restructuring and Other Similar Costs	55.9	23.0
Amortization of Intangible Assets	1.7	1.7

Income from Operations	$42.1	$75.3

Other Data:
EBITDA(2)	$77.6	$111.4
EBITDA Margin %(3)	10.8%	15.4%
Adjusted EBITDA(2)	$126.4	$128.1
Adjusted EBITDA Margin %(3)	17.5%	17.7%
Depreciation and Amortization	$35.5	$36.1
Capital Expenditures	$21.7	$17.4
Ratio of Adjusted EBITDA to Pro Forma Cash Interest Expense(4)		2.98	x
Ratio of Total Debt to Adjusted EBITDA		4.61	x
	As of September 30, 2002
	Actual	Pro Forma(7)
	(dollars in millions)
Balance Sheet Data:
Cash	$19.7	$2.6
Working Capital(5)	115.9	160.7
Total Assets	1,197.7	1,261.2
Total Debt(6)	374.1	590.1
Invested Capital	510.8	359.5

(1)
The pro forma financial information was derived by adding historical financial information for the year ended March 31, 2002 to historical financial information for the six months ended September 30, 2002, and subtracting historical financial information for the six months ended September 30, 2001, and giving effect to the applicable pro forma adjustments as if the Acquisition had been effected at April 1, 2001. The pro forma adjustments are described under "Unaudited Pro Forma Combined Financial Information."

(2)
EBITDA represents income from operations plus depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for the items shown below. We have included information concerning EBITDA and Adjusted EBITDA because we believe that EBITDA and Adjusted EBITDA are generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA and Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows, other combined income or cash flow data prepared in accordance with accounting principles generally accepted in the United States, or as a measure of liquidity. EBITDA and Adjusted EBITDA are calculated as follows:

	Pro Forma Fiscal Year Ended March 31, 2002	Pro Forma Twelve Months Ended September 30, 2002
	(in millions)
Income from operations	$42.1	$75.3
Depreciation and Amortization	35.5	36.1

EBITDA	$77.6	$111.4
Adjustments to EBITDA:
Restructuring and other similar costs	55.9	23.0
Eliminate impact of one-off litigation settlement income	—	(2.2)
Eliminate impact of one-off inventory adjustment income	(3.8)	(0.8)
Pro Forma Expenses:
Additional insurance costs	(2.4)	(2.4)
Additional accounting and finance costs	(0.6)	(0.6)
Additional pension and other post-employment benefit costs	(3.6)	(3.6)
Management and Board of Directors costs	(0.5)	(0.5)
IT costs and licenses	(0.2)	(0.2)
Annual cost savings from management reorganization	4.0	4.0

Total Pro Forma Expenses	(3.3)	(3.3)

Total Adjustments	48.8	16.7

Adjusted EBITDA	$126.4	$128.1

  Adjusted EBITDA, calculated after giving effect to the Acquisition as if it had occurred at the beginning of a particular period, is presented as Pro Forma Adjusted EBITDA for such period in this prospectus.

  For additional information regarding cost savings from management reorganization, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Cost Savings Initiatives."

  For additional information regarding one-off litigation settlement income and one-off inventory adjustment income, see footnotes 1 and 13 of the "Notes to Combined Financial Statements—March 31, 2002," respectively.

(3)
Represents EBITDA and Adjusted EBITDA as a percentage of net sales.

(4)
Pro forma cash interest expense, which excludes amortization of deferred financing costs, for the fiscal year ended March 31, 2002 and the twelve months ended September 30, 2002 would have been $42.9 million. See footnote (c) to the pro forma income statements under "Unaudited Pro Forma Combined Financial Information."

(5)
Represents total current assets less total current liabilities.

(6)
Total debt includes intercompany loans with our former parent, net plus long-term debt.

(7)
Gives effect to the Acquisition as if it had been effected on September 30, 2002.

Summary Historical Combined Financial Information

        The following summary historical combined financial information is based on our combined financial statements included elsewhere in this prospectus. Our combined financial statements at March 31, 2001 and 2002 and for the years ended March 31, 2000, 2001 and 2002 have been audited by Ernst & Young LLP, our independent auditors. Our condensed combined financial statements at September 30, 2002 and for the six-month periods ended September 2001 and 2002 are unaudited but, in the opinion of our management, include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation.

	Fiscal Year Ended March 31,			Six Months Ended September 30,
	2000	2001	2002	2001	2002
	(in millions)
Income Statement Data:
Net Sales	$857.5	$804.6	$725.1	$356.8	$358.7
Cost of Sales	517.3	462.6	454.5	225.5	228.1

Gross Profit	340.2	342.0	270.6	131.3	130.6
Selling, General and Administrative Expenses	182.7	183.7	171.7	85.8	84.9
Restructuring and Other Similar Costs	10.6	21.8	55.9	39.5	6.6
Amortization of Intangible Assets	18.9	18.5	18.8	9.4	0.9

Income (Loss) from Operations	$128.0	$118.0	$24.2	$(3.4)	$38.2

Other Data:
EBITDA(1)	$181.1	$171.0	$76.8	$23.4	$57.1
EBITDA Margin %(2)	21.1%	21.3%	10.6%	6.6%	15.9%
Adjusted EBITDA(1)	$186.9	$173.7	$128.9	$59.8	$61.5
Adjusted EBITDA Margin %(2)	21.8%	21.6%	17.8%	16.8%	17.1%
Cash provided by operating activities	$169.4	$75.6	$66.0	$18.1	$30.9
Depreciation and Amortization	53.1	53.0	52.6	26.8	18.9
Capital Expenditures	41.7 (3)	33.7	21.7	12.3	8.0
As of September 30, 2002
(in millions)
Balance Sheet Data:
Cash	$19.7
Working Capital(4)	115.9
Total Assets	1,197.7
Total Debt(5)	374.1
Invested Capital	510.8

(1)
EBITDA represents income from operations plus depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for the items shown below. We have included information concerning EBITDA and Adjusted EBITDA because we believe that EBITDA and Adjusted EBITDA are generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA and Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows, other combined income or cash flow data prepared in accordance with accounting principles generally accepted in the United States, or as a measure of liquidity. EBITDA and Adjusted EBITDA are calculated as follows:

	Fiscal Year Ended March 31,			Six Months Ended September 30,
	2000	2001	2002	2001	2002
	(in millions)
Income(Loss) from Operations	$128.0	$118.0	$24.2	$(3.4)	$38.2
Depreciation and Amortization	53.1	53.0	52.6	26.8	18.9

EBITDA	181.1	171.0	76.8	23.4	57.1
Adjustments to EBITDA:
Restructuring and other similar costs	10.6	21.8	55.9	39.5	6.6
Eliminate impact of one-off litigation settlement income	—	—	—	—	(2.2)
Eliminate impact of one-off inventory adjustment income	(4.8)	(19.1)	(3.8)	(3.1)	—

Total Adjustments	5.8	2.7	52.1	36.4	4.4

Adjusted EBITDA	$186.9	$173.7	$128.9	$59.8	$61.5

  For additional information regarding one-off litigation settlement income and one-off inventory adjustment income, see footnotes 1 and 13 of the "Notes to Combined Financial Statements—March 31, 2002," respectively.

(2)
Represents EBITDA and Adjusted EBITDA as a percentage of net sales.

(3)
Includes $7.9 million of capital expenditures associated with preparations for Year 2000 related systems upgrade.

(4)
Represents total current assets less total current liabilities.

(5)
Total debt includes intercompany loans with our former parent, net, plus long-term debt.

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to the Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

        We have a significant amount of indebtedness. As of September 30, 2002, after giving pro forma effect to the Acquisition, our total indebtedness would have been $590.1 million, excluding unused commitments under our new revolving credit facility, which would have represented approximately 62.0% of our total capitalization.

        Our substantial indebtedness could have important consequences for you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the notes, including our repurchase obligations;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  limit our ability to borrow additional funds.

        In addition, the indenture and our senior credit facilities contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts.

To service our indebtedness, including the notes, we will require a significant amount of cash.

        On a pro forma basis, after giving effect to the Acquisition, cash interest expense for fiscal year 2002, the first six months of fiscal year 2003 and for the twelve months ended September 30, 2002 would have been $42.9 million, $21.5 million and $42.9 million, respectively. On a pro forma basis, after giving effect to the Acquisition, borrowings under the senior credit facilities and the offering of the old notes, our earnings would have been insufficient to cover our fixed charges by $2.9 million for fiscal year 2002. Our ability to make payments on our indebtedness depends on our ability to generate cash in the future. If we do not generate sufficient cash flow to meet our debt service and working capital requirements, we may need to seek additional financing or sell assets and we may be unable to obtain financing on terms that are acceptable to us or at all. Without such financing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances.

        Our senior credit facilities and our obligations under the notes limit our ability to sell assets and also restrict the use of proceeds from any such sale. Furthermore, the senior credit facilities are secured by substantially all of our assets. Therefore, we may not be able to sell our assets quickly enough or for sufficient amounts to enable us to meet our debt service obligations.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt, which would further exacerbate the risks associated with our substantial leverage.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future because the terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Our senior credit facilities permit additional borrowing of up to $75.0 million, and all of those borrowings rank senior to the notes and the subsidiary guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they face would be magnified. In addition, the indenture does not prevent us from incurring obligations that do not constitute indebtedness.

Your right to receive payments on the notes will be subordinated to the borrowings under the senior credit facilities and possibly all future borrowings.

        The notes and the guarantees rank behind all of our and the guarantors' existing senior indebtedness, including the senior credit facilities, and will rank behind all of our and their future senior indebtedness. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of senior indebtedness of our company and the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the notes or the guarantees. In addition, the senior credit facilities are secured by substantially all of our assets and the assets of our wholly-owned domestic subsidiaries.

        All payments on the notes will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 consecutive days in the event of certain nonpayment defaults on certain of our senior indebtedness.

        In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the notes will participate with trade creditors and all other holders of our and the guarantors' senior subordinated indebtedness in the assets remaining after we and the guarantors have paid all of the senior indebtedness. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors, and holders of the notes may receive less, ratably, than the holders of senior indebtedness.

        As of September 30, 2002, after giving pro forma effect to the Acquisition, borrowings under the senior credit facilities and the offering of the old notes, the notes and the guarantees would have been subordinated to $365.1 million of senior indebtedness and approximately $72.0 million would have been available for borrowing as additional senior indebtedness under the senior credit facilities, subject to certain conditions. We are permitted to borrow substantial additional indebtedness, including senior indebtedness, in the future under the terms of the indenture.

Certain subsidiaries are not included as subsidiary guarantors.

        In addition to our parent, the guarantors of the notes include only our wholly-owned domestic subsidiaries. However, the historical combined financial information and the pro forma combined financial information included in this prospectus are presented on a combined basis, including both our domestic and our foreign subsidiaries. The aggregate net sales and income from operations of our subsidiaries that are not guarantors for the six months ended September 30, 2002, were $114.1 million and $6.9 million, respectively. As of September 30, 2002, those subsidiaries represented 13.9% of our total assets based on book value.

        Because a meaningful portion of our operations is conducted by foreign subsidiaries, our cash flow and our ability to service debt, including our and the subsidiary guarantors' ability to pay the interest on and principal of the notes when due, are dependent in part on cash dividends and distributions and other transfers of cash from our foreign subsidiaries. In addition, any payment of interest, dividends, distributions, loans or advances by our foreign subsidiaries to us and the subsidiary guarantors, as applicable, could be subject to taxation or other restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdiction in which our foreign subsidiaries operate. Moreover, payments to us and the subsidiary guarantors by the foreign subsidiaries will be contingent upon their earnings.

        Our foreign subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we or the subsidiary guarantors have to receive any assets of any of the foreign subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries' assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors and holders of debt of that subsidiary.

Restrictive covenants in the senior credit facilities and the indenture may restrict our ability to pursue our business strategies.

        The indenture and the senior credit facilities limit our ability, among other things, to:

  •
  incur additional indebtedness or contingent obligations;

  •
  pay dividends or make distributions to our stockholders;

  •
  repurchase or redeem our stock;

  •
  make investments;

  •
  grant liens;

  •
  make capital expenditures;

  •
  enter into transactions with our stockholders and affiliates;

  •
  sell assets; and

  •
  acquire the assets of, or merge or consolidate with, other companies.

        In addition, the senior credit facilities require us to maintain certain financial ratios. We may not be able to maintain these ratios. If we default under the senior credit facilities, we could be prohibited from making any payments on the notes. In addition, the lenders under the senior credit facilities could require immediate repayment of the entire principal outstanding under such facilities. If those lenders require immediate repayment, we will not be able to repay them and also repay the notes in full.

We may not have the ability to raise the funds necessary to finance any change of control offer required by the indenture governing the notes.

        If we undergo a change of control (as defined in the indenture governing the notes) we may need to refinance large amounts of our debt, including the notes and borrowings under the senior credit facilities. If a change of control occurs, we must offer to buy back the notes for a price equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest. We cannot assure you that there will be sufficient funds available for us to make any required repurchases of the notes upon a change of control. In addition, our senior credit facilities prohibit us from repurchasing the notes until we first repay the senior credit facilities in full in cash. If we fail to repurchase the notes in that circumstance, it would result in an event of default under the indenture, which would in turn constitute a default under the senior credit facilities. In such circumstances, the subordination provisions of the indenture would likely restrict payment to holders of the notes. The senior credit facilities contain, and future indebtedness that we incur may also contain, restrictions on repayment upon a change of control or require the repurchase of such indebtedness upon a change of control. If any change of control occurs, we cannot assure you that we will have sufficient funds to satisfy all of our debt obligations. The repurchase requirements also delay or make it harder for others to effect a change of control. However, certain other corporate events, such as a leveraged recapitalization that would increase our level of indebtedness, would not constitute a change of control under the indenture governing the notes. See "Description of the Exchange Notes—Change of Control."

Federal and state laws permit a court to void the notes or the guarantees under certain circumstances.

        Our payment of consideration to finance a portion of the Acquisition (including our issuance of the notes and the guarantee of the notes by our parent and certain of our wholly-owned domestic subsidiaries) may be subject to review under federal or state fraudulent transfer laws. While the relevant laws may vary from state to state, under such laws, the payment of consideration or the issuance of a guarantee will be a fraudulent conveyance if (1) we paid the consideration, or our parent or any of our subsidiaries issued guarantees, with the intent of hindering, delaying or defrauding creditors, or (2) we or any of the guarantors received less than reasonably equivalent value or fair consideration in return for paying the consideration or issuing their respective guarantees, and, in the case of (2) only, one of the following is also true:

  •
  we or any of the guarantors were insolvent, or became insolvent, when we or they paid the consideration;

  •
  paying the consideration or issuing the guarantees left us or the applicable guarantor with an unreasonably small amount of capital; or

  •
  we or the applicable guarantor, as the case may be, intended to, or believed that we or it would, be unable to pay debts as they matured.

        If the payment of the consideration or the issuance of any guarantee were a fraudulent conveyance, a court could, among other things, void our obligations regarding the payment of the consideration or void any of the guarantors' obligations under their respective guarantees, as the case may be, and require the repayment of any amounts paid thereunder.

        Generally, an entity will be considered insolvent if:

  •
  the sum of its debts is greater than the fair value of its property;

  •
  the present fair value of its assets is less than the amount that it will be required to pay on its existing debts as they become due; or

  •
  it cannot pay its debts as they become due.

        We believe, however, that as of the close of the offering of the old notes and the guarantees, we and each of the guarantors are solvent, have sufficient capital to carry on our respective businesses and are able to pay our respective debts as they mature. We cannot be sure, however, as to what standard a court would apply in making such determinations or that a court would reach the same conclusions with regard to these issues.

You cannot be sure an active trading market for the notes will develop.

        The exchange notes are new issues of securities for which there is no established public market. We do not intend to have the exchange notes listed on a national securities exchange or included in any automated quotation system, although application will be made to make the exhange notes eligible for trading in the PORTAL Market. Although each initial purchaser informed us that it was its intention to make a market in the old notes and, if issued, the exchange notes, it has no obligation to do so and may discontinue making a market at any time without notice.

        The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. A liquid trading market may not develop for the notes. If a market develops, the notes could trade at prices that may be lower than the initial offering price of the notes. See "Plan of Distribution."

The market price for the notes may be volatile.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your notes.

If you do not properly tender your old notes, your ability to transfer your old notes will be adversely affected.

        We will only issue exchange notes in exchange for old notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then, after we consummate the exchange offer, you may continue to hold old notes that are subject to the existing transfer restrictions. In addition, if you tender your old notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange notes.

Risks Related to Our Business

Our business depends upon general economic conditions, and we serve customers in cyclical industries.

        Our financial performance depends, in large part, on conditions in the markets that we serve, and on the U.S. and global economy generally. Some of the industries that we serve are highly cyclical, such as the aerospace, energy and industrial equipment industries. We have experienced a downturn and a reduction in sales and margins as a result of recent recessionary conditions. While we have undertaken a consolidation and cost reduction program to mitigate the effect of these conditions, we may be unsuccessful in doing so and such actions may be insufficient. The present uncertain economic environment may result in significant quarter-to-quarter variability in our performance. Any sustained weakness in demand or continued downturn or uncertainty in the economy generally would further reduce our sales and profitability.

We face competition in our markets.

        We operate in highly fragmented and very competitive markets within the mechanical power transmission industry. As a result, we compete against numerous different businesses. Some of our competitors have achieved substantially more market penetration in certain of the markets in which we operate, such as gearing. Competition in our business lines is based on a number of considerations including product performance, cost of transportation in the distribution of our products, brand reputation, quality of client service and support and price. Additionally, some of our larger more sophisticated customers are attempting to reduce the number of vendors from which they purchase in order to increase their efficiency. If we are not selected to become one of these preferred providers, we may lose access to certain sections of the markets in which we compete. Our customers increasingly demand a broad product range and we must continue to develop our expertise in order to manufacture and market these products successfully. To remain competitive, we will need to invest continuously in manufacturing, customer service and support, marketing and our distribution networks. We may have to adjust the prices of some of our products to stay competitive. We cannot assure you that we will have sufficient resources to continue to make such investments or that we will maintain our competitive position within each of the markets we serve. Some of our competitors have greater financial and other resources than we do.

We rely on independent distributors.

        In addition to our own direct sales force, we depend on the services of independent distributors to sell our products and provide service and aftermarket support to our customers. We support an extensive distribution network, with over 1,900 distributor locations nationwide. Rather than serving as passive conduits for delivery of product, our industrial distributors are active participants in the overall competitive dynamic in the mechanical power transmission industry. Industrial distributors play a significant role in determining which of our products are stocked at the branch locations, and hence are most readily accessible to aftermarket buyers, and the price at which these products are sold. In fiscal year 2002, approximately 20% of our net sales were generated through sales to three of our key independent distributors: Applied Industrial Technologies, Kaman and Motion Industries. Almost all of the distributors with whom we transact business offer competitive products and services to our customers. In addition, the distribution agreements we have are typically cancelable by the distributor after a short notice period. The loss of a substantial number of these distributors or an increase in the distributors' sales of our competitors' products to our customers could materially reduce our sales and profits.

We are a newly formed company with no recent operating history as a stand-alone company, which may lead to risks or unanticipated expenses similar to those of a start-up company.

        Prior to the Acquisition, Invensys provided us with a number of support services, including corporate services such as certain accounting functions, internal audit, treasury, taxation, legal and intellectual property, insurance administration, certain human resource functions and certain information technology functions. While we believe we will be able to complete the arrangement of replacement services appropriate for operation as a stand-alone company, there is a risk that continuity in the performance of these functions will be affected as a result of our transition.

If we are unable to meet future capital requirements, our business may be adversely affected.

        We periodically make capital investments to, among other things, maintain and upgrade our facilities and enhance our production processes. As we grow our businesses, we may have to incur significant capital expenditures. We believe that we will be able to fund these expenditures through cash flow from operations and borrowings under our senior credit facilities. However, our senior credit facilities contain limitations that could affect our ability to fund our future capital expenditures and other capital requirements. We cannot assure you that we will have, or be able to obtain, adequate funds to make all necessary capital expenditures when required, or that the amount of future capital expenditures will not be materially in excess of our anticipated or current expenditures. If we are unable to make necessary capital expenditures, our product line may become dated, our productivity may be decreased and the quality of our products may be adversely affected, which, in turn, could reduce our sales and profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

We are subject to risks associated with changing technology and manufacturing techniques, which could place us at a competitive disadvantage.

        The successful implementation of our business strategy requires us to continuously evolve our existing products and introduce new products to meet customers' needs in the industries we serve and want to serve. Our products are characterized by stringent performance and specification requirements that mandate a high degree of manufacturing and engineering expertise. If we fail to meet these requirements, our business could be at risk. We believe that our customers rigorously evaluate their suppliers on the basis of a number of factors, including:

  •
  product quality;

  •
  price competitiveness;

  •
  technical expertise and development capability;

  •
  new product innovation;

  •
  reliability and timeliness of delivery;

  •
  product design capability;

  •
  manufacturing expertise;

  •
  operational flexibility;

  •
  customer service; and

  •
  overall management.

        Our success will depend on our ability to continue to meet our customers' changing specifications with respect to these criteria. We cannot assure you that we will be able to address technological advances or introduce new products that may be necessary to remain competitive within our businesses. Furthermore, we cannot assure you that we can adequately protect any of our own technological developments to produce a sustainable competitive advantage.

Our international operations are subject to uncertainties which could affect our operating results.

        Our business is subject to certain risks associated with doing business internationally. Our net sales outside the United States represented 30% of our total sales for fiscal year 2002. Accordingly, our future results could be harmed by a variety of factors, including:

  •
  fluctuations in currency exchange rates;

  •
  exchange controls;

  •
  compliance with U.S. Department of Commerce export controls;

  •
  tariffs or other trade protection measures and import or export licensing requirements;

  •
  potentially negative consequences from changes in tax laws;

  •
  interest rates;

  •
  unexpected changes in regulatory requirements;

  •
  differing labor regulations;

  •
  requirements relating to withholding taxes on remittances and other payments by subsidiaries;

  •
  restrictions on our ability to own or operate subsidiaries, make investments or acquire new businesses in these jurisdictions;

  •
  restrictions on our ability to repatriate dividends from our subsidiaries; and

  •
  exposure to liabilities under the Foreign Corrupt Practices Act.

        As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. However, any of these factors could adversely affect our international operations and, consequently, our operating results.

Environmental regulation may impose significant environmental compliance costs and liabilities on us.

        Our businesses are subject to many environmental laws and regulations. Compliance with these laws and regulations is a significant factor, and cost, in these businesses. We have incurred and expect to continue to incur significant costs to maintain or achieve compliance with applicable environmental laws and regulations. Moreover, if these environmental laws and regulations become more stringent or more stringently enforced in the future, we could incur costs beyond those currently anticipated. Our failure to comply with applicable environmental laws and regulations and permit requirements could result in civil or criminal fines, penalties or enforcement actions, third-party claims for property damage and personal injury, requirements to clean up property or to pay for the costs of cleanup, or regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, including the installation of pollution control equipment or remedial actions.

        Some environmental laws and regulations impose liability for contamination on present and former owners, operators or users of facilities and sites without regard to causation or knowledge of contamination. In addition, we occasionally evaluate various alternatives with respect to our facilities, including possible dispositions or closures. Investigations undertaken in connection with these activities may lead to discoveries of contamination that must be remediated, and closures of facilities may trigger remediation requirements that are not applicable to operating facilities. We currently are remediating contamination at several facilities. In addition, we have been named a potentially responsible party for contamination at contaminated sites, including for groundwater contamination under, and in the vicinity of, our Downers Grove, Illinois facility. We also face lawsuits brought by third parties which either allege property damage or personal injury as a result of, or seek reimbursement for costs associated with, such contamination.

        Pursuant to the terms of the Acquisition, our former parent company, Invensys plc, has agreed to indemnify us against certain pre-existing environmental liabilities, including liabilities associated with our Downers Grove, Illinois facility. We cannot assure you, however, that Invensys will be able to satisfy its indemnification obligations. In addition, we cannot assure you that discovery of additional contamination, or the imposition of more stringent cleanup requirements, will not require significant expenditures by us. See "The Acquisition."

Our intellectual property may be misappropriated or subject to claims of infringement.

        We attempt to protect our intellectual property rights through a combination of patent, trademark, copyright and trade secret protection, as well as licensing agreements and third-party nondisclosure and assignment agreements. We cannot assure you that any of our applications for protection of our intellectual property rights will be approved or that others will not infringe or challenge our intellectual property rights. We also rely on unpatented proprietary technology. It is possible that others will develop independently the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, we require employees, consultants and advisors to enter into confidentiality agreements. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure. If we are unable to maintain the proprietary nature of our technologies, our ability to sustain margins on some or all of our products may be affected, which could reduce our sales and profitability. In addition, in the ordinary course of our operations, we from time to time pursue and are pursued in potential litigation relating to the protection of certain intellectual property rights, including with respect to some of our more profitable products, such as flattop chain.

We could face potential product liability claims relating to products we manufacture or distribute.

        We face a business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in injury or other adverse effects. We currently maintain product liability insurance coverage, but we cannot assure you that we will be able to obtain such insurance on acceptable terms in the future, if at all, or that any such insurance will provide adequate coverage against potential claims. Product liability claims can be expensive to defend and can divert the attention of management and other personnel for long periods of time, regardless of the ultimate outcome. An unsuccessful product liability defense could have a material adverse effect on our business, financial condition, results of operations or prospects or our ability to make payments on the notes when due. In addition, our business depends on the strong brand reputation we have developed. In the event that this reputation is damaged, we may face difficulty in maintaining our pricing positions with respect to some of our products, which would reduce our sales and profitability.

We may be subject to work stoppages at our facilities, or our customers may be subjected to work stoppages, which could seriously impact the profitability of our business.

        As of September 30, 2002, we had approximately 5,400 employees, of whom approximately 3,600 were employed in the United States and approximately 1,800 were employed abroad. Approximately 835 of our North American employees are represented by labor unions. The four U.S. collective bargaining agreements to which we are a party will expire on April 30, 2003, August 15, 2004, July 28, 2005 and September 30, 2006. Additionally, approximately 23% of our workforce is employed in Europe where trade union membership is common. Although we believe that our relations with our employees are good currently, if our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations, which could interfere with our ability to deliver products on a timely basis and could have other negative effects, such as decreased productivity and increased labor costs. In addition, if a greater percentage of our work force becomes unionized, our business and financial results could be materially adversely affected. Many of our direct and indirect customers have unionized work forces. Strikes, work stoppages or slowdowns experienced by these customers or their suppliers could result in slowdowns or closures of assembly plants where our products are used. In addition, organizations responsible for shipping our products may be impacted by occasional strikes staged by the Teamsters Union. Any interruption in the delivery of our products could reduce demand for our products and could have a material adverse effect on us.

If we lose certain of our key personnel, our business may be adversely affected.

        Our success depends on our ability to recruit, retain and motivate highly-skilled sales, marketing and engineering personnel. Competition for these persons in our industry is intense and we may not be able to successfully recruit, train or retain qualified personnel. If we fail to retain and recruit the necessary personnel, our business and our ability to obtain new customers, develop new products and provide acceptable levels of customer service could suffer. In connection with the Acquisition, we entered into employment agreements with certain of our key personnel; however, we cannot assure you that these individuals will stay with us. If any of these persons were to leave our company it could be difficult to replace him, and our business could be harmed.

We may be unable to identify attractive acquisition candidates, successfully integrate our acquired operations or realize the intended benefits of our acquisitions.

        We may pursue selective strategic acquisition opportunities. We may evaluate potential acquisitions, some of which could be material, and engage in discussions with acquisition candidates. We cannot assure you that suitable acquisition candidates will be identified and acquired in the future, that the financing of any such acquisition will be available on satisfactory terms or that we will be able to accomplish our strategic objectives as a result of any such acquisition. Nor can we assure you that our acquisition strategies will be successfully received by customers or achieve their intended benefits. Often acquisitions are undertaken to improve the operating results of either or both of the acquirer and the acquired company and we cannot assure you that we will be successful in this regard. We will encounter various risks in acquiring other companies, including the possible inability to integrate an acquired business into our operations, diversion of management's attention and unanticipated problems or liabilities, some or all of which could materially and adversely affect us.

Increases in our raw materials costs or the loss of a substantial number of our suppliers could adversely affect our financial health.

        In fiscal year 2002 approximately 28% of our net sales were applied towards the purchase of raw materials required for our manufacturing processes. We generally purchase our materials on the open market. However, in certain situations we have found it advantageous to enter into contracts for certain large commodity purchases. These contracts generally have one to five-year terms and contain competitive clauses and benchmarking to ensure competitive pricing. While we currently maintain alternative sources for raw materials, our business is subject to the risk of price fluctuations and periodic delays in the delivery of certain raw materials. We do not typically enter into hedge transactions to reduce our exposure to such risks and cannot assure you that we would be successful in passing on any attendant costs if these risks were to materialize. In addition, if we are unable to continue to purchase our required quantities of raw materials on commercially reasonable terms, or at all, or if we are unable to maintain or enter into our purchasing contracts for our larger commodities, our business operations could be disrupted or our profitability could be adversely impacted.

We are controlled by The Carlyle Group, whose interests in our business may be different than yours.

        Certain affiliates of The Carlyle Group own approximately 96% of our parent's equity and are able to control our affairs in all cases. Our entire board has been designated by certain affiliates of Carlyle and a majority of the board is associated with Carlyle. In addition, certain affiliates of Carlyle control the appointment of management, the entering into of mergers, sales of substantially all of our assets and other extraordinary transactions. The interests of Carlyle and its affiliates could conflict with yours.

For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of Carlyle as an equity holder might conflict with your interests as a note holder. Affiliates of Carlyle may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a holder of the notes. In addition, Carlyle or its affiliates may in the future own businesses that directly compete with ours.

THE EXCHANGE OFFER

Purpose and Effect

        Concurrently with the sale of the old notes on November 25, 2002, we entered into a registration rights agreement with the initial purchasers of the old notes, which requires us to file the registration statement under the Securities Act with respect to the exchange notes and, upon the effectiveness of the registration statement, offer to the holders of the old notes the opportunity to exchange their old notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act. The registration rights agreement further provides that we must cause the registration statement to be declared effective within 180 days of the issue date of the old notes and must consummate the exchange offer within 40 days after the effective date of our registration statement.

        Except as described below, upon the completion of the exchange offer, our obligations with respect to the registration of the old notes and the exchange notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and this summary of the material provisions of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the complete registration rights agreement. As a result of the timely filing and the effectiveness of the registration statement, we will not have to pay certain liquidated damages on the old notes provided in the registration rights agreement. Following the completion of the exchange offer, holders of old notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and the old notes will continue to be subject to certain restrictions on transfer. Additionally, the liquidity of the market for the old notes could be adversely affected upon consummation of the exchange offer. See "Risk Factors—If you do not properly tender your old notes, your ability to transfer your old notes will be adversely affected."

        In order to participate in the exchange offer, a holder must represent to us, among other things, that:

  •
  the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the holder;

  •
  the holder is not engaging in and does not intend to engage in a distribution of the exchange notes;

  •
  the holder does not have an arrangement or understanding with any person to participate in the distribution of the exchange notes;

  •
  the holder is not an "affiliate," as defined under Rule 405 under the Securities Act, of Rexnord Corporation or any guarantor; and

  •
  if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, then the holder will deliver a prospectus in connection with any resale of such exchange notes.

        Under certain circumstances specified in the registration rights agreement, we may be required to file a "shelf" registration statement for a continuous offer in connection with the old notes pursuant to Rule 415 under the Securities Act.

        Based on an interpretation by the SEC's staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

  •
  is an "affiliate" of Rexnord Corporation or any guarantor within the meaning of Rule 405 under the Securities Act;

  •
  is a broker-dealer who purchased old notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

  •
  acquired the exchange notes other than in the ordinary course of the holder's business; or

  •
  has an arrangement with any person to engage in the distribution of the exchange notes.

        Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution." Broker-dealers who acquired old notes directly from us and not as a result of market making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the exchange offer, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the old notes.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                        , 2003, or such date and time to which we extend the offer. We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 in principal amount.

        The exchange notes will evidence the same debt as the old notes and will be issued under the terms of, and entitled to the benefits of, the indenture relating to the old notes.

        As of the date of this prospectus, $225.0 million in aggregate principal amount of senior subordinated notes were outstanding, and there was one registered holder, a nominee of the Depository Trust Company. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the old notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

        We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice thereof to Wells Fargo Bank Minnesota, National Association, the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading "—Conditions to the Exchange Offer" or otherwise, certificates for any such unaccepted old notes will be returned, without expense, to the tendering holder of those old notes as promptly as practicable after the expiration date unless the exchange offer is extended.

        Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The expiration date shall be 5:00 p.m., New York City time, on                        , 2003, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion:

  •
  to delay accepting any old notes, to extend the exchange offer or, if any of the conditions set forth under "—Conditions to the Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent, or

  •
  to amend the terms of the exchange offer in any manner.

        In the event that we make a fundamental change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement.

Procedures for Tendering

        Only a holder of old notes may tender the old notes in the exchange offer. Except as set forth under "—Book-Entry Transfer," to tender in the exchange offer a holder must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date. In addition:

  •
  certificates for the old notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date, or

  •
  a timely confirmation of a book-entry transfer, or a book-entry confirmation, of the old notes, if that procedure is available, into the exchange agent's account at The Depository Trust Company, which we refer to as the book-entry transfer facility, following the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date, or you must comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the letter of transmittal and other required documents must be received by the exchange agent at the address set forth under "—Exchange Agent" prior to the expiration date.

        Your tender, if not withdrawn prior to 5:00 p.m., New York City time, on the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

        The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to us. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you.

        Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on its own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the owner's old notes, either make appropriate arrangements to register ownership of the old notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act unless old notes tendered pursuant thereto are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Registration Instruction" or "Special Delivery Instructions" on the letter of transmittal, or

  •
  for the account of an eligible guarantor institution.

        If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any old notes listed in the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the old notes.

        If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

        All questions as to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent, nor any other person shall incur any liability for failure to give that notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date, unless the exchange offer is extended.

        In addition, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date or, as set forth under "—Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

        By tendering, you will be representing to us that, among other things:

  •
  the exchange notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the registered holder;

  •
  you are not engaging in and do not intend to engage in a distribution of the exchange notes;

  •
  if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such exchange notes;

  •
  you do not have an arrangement or understanding with any person to participate in the distribution of such exchange notes; and

  •
  you are not an "affiliate," as defined under Rule 405 of the Securities Act, of Rexnord Corporation.

        In all cases, issuance of exchange notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or, with respect to The Depository Trust Company and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal, and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility according to the book-entry transfer procedures described below, those non-exchanged old notes will be credited to an account maintained with that book-entry transfer facility, in each case, as promptly as practicable after the expiration or termination of the exchange offer.

        Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where those old notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See "Plan of Distribution."

Book-Entry Transfer

        The exchange agent will make a request to establish an account with respect to the old notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of old notes being tendered by causing the book-entry transfer facility to transfer such old notes into the exchange agent's account at the book-entry transfer facility in accordance with that book-entry transfer facility's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under "—Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

        The Depository Trust Company's Automated Tender Offer Program, or ATOP, is the only method of processing exchange offers through The Depository Trust Company. To accept the exchange offer through ATOP, participants in The Depository Trust Company must send electronic instructions to The Depository Trust Company through The Depository Trust Company's communication system instead of sending a signed, hard copy letter of transmittal. The Depository Trust Company is obligated to communicate those electronic instructions to the exchange agent. To tender old notes through ATOP, the electronic instructions sent to The Depository Trust Company and transmitted by The Depository

Trust Company to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

Guaranteed Delivery Procedures

        If a registered holder of the old notes desires to tender old notes and the old notes are not immediately available, or time will not permit that holder's old notes or other required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  the tender is made through an eligible guarantor institution;

  •
  prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from that eligible guarantor institution a properly completed and duly executed letter of transmittal or a facsimile of a duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, by telegram, telex, fax transmission, mail or hand delivery, setting forth the name and address of the holder of old notes and the amount of the old notes tendered and stating that the tender is being made by guaranteed delivery and guaranteeing that within three New York Stock Exchange, Inc., or NYSE, trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal of a tender of old notes to be effective, a written or, for The Depository Trust Company participants, electronic ATOP transmission, notice of withdrawal, must be received by the exchange agent at its address set forth under "—Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

  •
  specify the name of the person having deposited the old notes to be withdrawn, whom we refer to as the depositor;

  •
  identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such old notes into the name of the person withdrawing the tender; and

  •
  specify the name in which any such old notes are to be registered, if different from that of the depositor.

        All questions as to the validity, form, eligibility and time of receipt of such notices will be determined by us, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange, but which are not exchanged for any reason, will be returned to the holder of those old notes without cost to that holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures under "—Procedures for Tendering" at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time before the acceptance of those old notes for exchange or the exchange of the exchange notes for those old notes, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for those old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. In any of those events we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

        All executed letters of transmittal should be directed to the exchange agent. Wells Fargo Bank Minnesota, National Association has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:
Wells Fargo Bank Minnesota, N.A. MAC #N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517	Wells Fargo Bank Minnesota, N.A. MAC #N9303-121 Corporate Trust Operations 6th & Marquette Avenue Minneapolis, MN 55479
Reference: Rexnord Corporation	Reference: Rexnord Corporation
By Hand Delivery:	By Facsimile:
Wells Fargo Bank Minnesota, N.A. 608 Second Avenue South Corporate Trust Operations, 12th Fl. Minneapolis, MN 55402 Reference: Rexnord Corporation	(612) 667-4927 Reference: Rexnord Corporation
For Information or Confirmation by Telephone: (800) 344-5128

        Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees And Expenses

        We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those old notes.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the registration rights agreement, dated November 25, 2002 by and among us, the guarantors party thereto, and the initial purchasers of the old notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We will receive in exchange old notes in like principal amount. We will retire or cancel all of the old notes tendered in the exchange offer.

        On November 25, 2002 we issued and sold the old notes. We used the proceeds from the offering of the old notes, together with borrowings under the senior credit facilities and equity contributions from certain affiliates of The Carlyle Group, Mr. George Sherman, Mr. Robert Hitt and other members of our senior management, to fund payment of the consideration for the Acquisition and to pay related fees and expenses. See "Summary—The Acquisition" and "The Acquisition."

CAPITALIZATION

        The following table sets forth our combined cash and capitalization as of September 30, 2002, on a historical basis and on a pro forma basis after giving effect to the Acquisition and the related financing transactions as if they had occurred on that date. This table should be read in conjunction with the information contained in "Use of Proceeds," "Unaudited Pro Forma Combined Financial Information" and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," our combined financial statements and the notes thereto included in this prospectus.

	As of September 30, 2002
	Actual	Pro Forma
	(in millions)
Cash	$19.7	$2.6

Debt:
Senior bank facility
Revolving credit(1)	$—	$—
Term facilities	—	360.0
Other debt	5.1	5.1
Senior subordinated notes	—	225.0
Intercompany loans payable to Invensys plc and its affiliates(2)	369.0	—

Total debt	374.1	590.1
Total invested capital(3)	510.8	359.5

Total capitalization	$884.9	$949.6

(1)
Assuming the completion of the Acquisition on September 30, 2002, on a pro forma basis, we would have had approximately $75.0 million of borrowing capacity under the revolving credit portion of the senior credit facilities of which approximately $3.0 million would be used in connection with letters of credit.

(2)
See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(3)
Historically, the aggregate of our capital and reserves has been recorded as invested capital in our combined financial statements. In connection with the Acquisition, invested capital has been replaced by stockholders' equity.

SELECTED HISTORICAL COMBINED FINANCIAL INFORMATION

        The following summary selected historical combined financial information is based on our combined financial statements included elsewhere in this prospectus. Our combined financial statements at March 31, 2001 and 2002 and for the years ended March 31, 2000, 2001 and 2002 have been audited by Ernst & Young LLP, our independent auditors. Our condensed combined financial statements at September 30, 2002 and for the six-month periods ended September 2001 and 2002 are unaudited but, in the opinion of our management, include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation.

        Selected financial data for the years ended March 31, 1998 and 1999 is not available because we did not come into existence in our current structure until February 4, 1999 following the merger of BTR plc and Siebe plc, which created our former parent, Invensys plc. During these periods, our businesses were part of either BTR plc or Siebe plc. Prior to the merger of BTR plc and Siebe plc, the companies maintained different fiscal year ends, different formats for their income statements, different auditors, different accounting systems and different accounting policies, and hence selected financial data for the years ended March 31, 1998 and 1999 cannot be provided without unreasonable effort or expense.

	Fiscal Year Ended March 31,						Six Months Ended September 30,
	2000		2001		2002		2001	2002
	(dollars in millions)
Income Statement Data:
Net Sales	$857.5		$804.6		$725.1		$356.8	$358.7
Cost of Sales	517.3		462.6		454.5		225.5	228.1

Gross Profit	340.2		342.0		270.6		131.3	130.6
Selling, General and Administrative Expenses	182.7		183.7		171.7		85.8	84.9
Restructuring and Other Similar Costs	10.6		21.8		55.9		39.5	6.6
Amortization of Intangible Assets	18.9		18.5		18.8		9.4	0.9

Income (Loss) from Operations	128.0		118.0		24.2		(3.4)	38.2
Net Interest Expense	(37.5)		(37.4)		(24.0)		(16.1)	(9.9)
Other, Net	1.6		0.1		0.9		0.9	—

Income(Loss) Before Income Taxes	92.1		80.7		1.1		(18.6)	28.3
Provision for Income Taxes	45.2		37.0		9.6		4.9	11.0

Net Income(Loss)	$46.9		$43.7		$(8.5)		$(23.5)	$17.3

Other Data:
EBITDA(1)	$181.1		$171.0		$76.8		$23.4	$57.1
Adjusted EBITDA(1)	186.9		173.7		128.9		59.8	61.5
Net Cash Provided By (Used For)
Operating Activities	169.4		75.6		66.0		18.1	30.9
Investing Activities	(40.3)		(33.3)		(14.6)		(11.3)	(7.9)
Financing Activities	(142.9)		(49.8)		(52.2)		3.5	(24.8)
Depreciation and Amortization	53.1		53.0		52.6		26.8	18.9
Capital Expenditures	41.7		33.7		21.7		12.3	8.0
Ratio of Earnings to Fixed Charges(2)	3.35	x	3.05	x	1.04	x	—	3.57	x

	As of March 31,			As of September 30,
	2000	2001	2002	2001	2002
Balance Sheet Data:
Cash	$27.3	$22.3	$21.6	$31.1	$19.7
Working Capital(3)	129.4	127.5	110.1	135.3	115.9
Total Assets	1,318.4	1,287.3	1,183.4	1,235.3	1,197.7
Total Debt(4)	497.2	464.2	412.9	466.5	374.1
Invested Capital	473.9	488.2	477.3	464.2	510.8

(1)
EBITDA represents income from operations plus depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for the items shown below. We have included information concerning EBITDA and Adjusted EBITDA because we believe that EBITDA and Adjusted EBITDA are generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA and Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows, other combined income or cash flow data prepared in accordance with accounting principles generally accepted in the United States, or as a measure of liquidity. EBITDA and Adjusted EBITDA are calculated as follows:

	Fiscal Year Ended March 31,			Six Months Ended September 30,
	2000	2001	2002	2001	2002
	(in millions)
Income (Loss) from Operations	$128.0	$118.0	$24.2	$(3.4)	$38.2
Depreciation and Amortization	53.1	53.0	52.6	26.8	18.9

EBITDA	181.1	171.0	76.8	23.4	57.1
Adjustments to EBITDA:
Restructuring and other similar costs	10.6	21.8	55.9	39.5	6.6
Eliminate impact of one-off litigation settlement income(a)	—	—	—	—	(2.2)
Eliminate impact of one-off inventory adjustment income(a)	(4.8)	(19.1)	(3.8)	(3.1)	—

Total Adjustments	5.8	2.7	52.1	36.4	4.4

Adjusted EBITDA	$186.9	$173.7	$128.9	$59.8	$61.5

  (a)
  For additional information regarding one-off litigation settlement income and one-off inventory adjustment income, see footnotes 1 and 13 of the "Notes to Combined Financial Statements—March 31, 2002," respectively.

(2)
For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes and fixed charges. Fixed charges include net interest expense and the portion of operating rental expense which we believe is representative of the interest component of rent expense (assumed to be 33%). Earnings were insufficient to cover fixed charges for the six months ended September 30, 2001 by $18.6 million.

(3)
Represents total current assets less total current liabilities.

(4)
Total debt includes intercompany loans with our former parent, net, plus long-term debt.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma combined financial information has been derived by the application of pro forma adjustments to our historical combined financial statements. The unaudited pro forma combined statements of operations for the periods presented give effect to the borrowings under the senior credit facilities and the offering of the old notes and the application of the net proceeds therefrom and the Acquisition, as if they had been consummated on April 1, 2001. The unaudited pro forma combined balance sheet gives effect to the Acquisition as if it had occurred on September 30, 2002. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma combined financial information.

        The unaudited pro forma combined financial information is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the Acquisition in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or future period. The unaudited pro forma combined financial information should be read in conjunction with our historical combined financial statements and related notes included elsewhere in this prospectus.

        The Acquisition is accounted for, and is presented in the pro forma combined financial information, under the purchase method of accounting prescribed in Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," with the estimated useful lives of intangible assets determined in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." The purchase price, including transaction-related fees, has been allocated to the tangible and identifiable intangible assets and liabilities of the acquired business based upon our estimates of the fair value, with the remainder allocated to goodwill. In accordance with the provisions of SFAS No. 142, no amortization of indefinite-lived intangible assets or goodwill has been or will be recorded. The adjustments included in the unaudited pro forma combined financial information represent the preliminary determination of these adjustments based upon currently available information. We are in the process of obtaining third-party appraisals of property, plant and equipment and certain identifiable intangible assets and, accordingly, the actual adjustments to be recorded in connection with the final purchase price allocation may differ from the pro forma adjustments reflected within the unaudited pro forma financial information. Revisions to the preliminary purchase price allocation and financing of the Acquisition may have a significant impact on the pro forma amounts of total assets, total liabilities and invested capital/stockholders' equity, cost of sales, selling, general and administrative expenses, amortization of intangible assets, interest expense and provision for income taxes.

        We anticipate that, going forward, our results of operations and financial condition will vary in significant respects from our historical results of operations, for the reasons set forth below.

  •
  Invensys, our former parent, provided general and administrative services for our businesses. Our combined financial statements were prepared as if we had operated on a stand-alone basis. However, as a result of the Acquisition, certain costs, charges and expenses that will be incurred may differ from historical amounts. See "Risk Factors—We are a newly formed company with no recent operating history as a stand-alone company, which may lead to risks or unanticipated expenses similar to those of a start-up company."

  •
  Interest income and expense recorded in our historical statement of operations are based on our net external debt balances and net intercompany debt balances with Invensys. These amounts are not indicative of the interest income and expense that would have resulted from our capital structure following the Acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  •
  The aggregate of our capital and reserves is recorded as invested capital in our combined financial statements. As a result of the Acquisition, invested capital has been replaced by stockholders' equity.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2002

(in millions)

	Historical	Pro Forma Adjustments		Pro Forma
Assets:
Current assets:
Cash	$19.7	$(17.1	)(a)	$2.6
Receivables, net	61.5	41.1	(b)	102.6
Inventories	169.3	6.9	(c)	176.2
Other current assets	16.2	—		16.2

Total current assets	266.7	30.9		297.6
Property, plant and equipment, net	267.3	—		267.3
Goodwill	595.2	(4.8	)(d)	590.4
Other intangible assets, net	67.6	12.4	(e)	80.0
Other assets	0.9	25.0	(f)	25.9

Total assets	$1,197.7	$63.5		$1,261.2

Liabilities and Invested Capital/Stockholders' Equity:
Current liabilities:
Accounts payable
Trade, to third parties	$59.3	$—		$59.3
Trade, to affiliates, net	0.2	(0.2	)(a)	—
Income taxes payable	26.8	(26.2	)(g)	0.6
Deferred income taxes	8.1	—		8.1
Compensation and benefits	17.9	—		17.9
Current portion of long-term debt	3.9	10.8	(h)	14.7
Other current liabilities	34.6	1.7	(i)	36.3

Total current liabilities	150.8	(13.9)		136.9
Long-term debt	1.2	—		1.2
New senior long-term debt	—	574.2	(j)	574.2
Funding loans payable to affiliates, net	369.0	(369.0	)(a)	—
Postretirement benefit obligations	77.5	(26.9	)(k)	50.6
Pension obligations	37.5	54.1	(k)	91.6
Deferred income taxes	49.8	(3.7	)(l)	46.1
Other liabilities	1.1	—		1.1

Total liabilities	686.9	214.8		901.7
Commitments and contingent liabilities
Invested capital/Stockholders' equity	510.8	(151.3	)(m)	359.5

Total liabilities and invested capital/stockholders' equity	$1,197.7	$63.5		$1,261.2

See accompanying Notes to Unaudited Pro Forma Combined Balance Sheet.

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2002

(in millions)

(a)
As part of the settlement of all intercompany accounts between us and Invensys at closing, we paid $23.4 million of cash to Invensys and received $6.3 million of cash from our parent, RBS Global, Inc.

(b)
Adjustment to reflect the repurchase of trade accounts receivable previously sold by us under an Invensys receivables facility.

(c)
Adjustment to reflect inventory at fair value in connection with the Acquisition.

(d)
Reflects the elimination of historical goodwill and the aggregate goodwill created in the Acquisition.

Total cash consideration	$901.7
Transaction-related fees (net of financing fees)	11.5

Total purchase price	913.2
Less net assets acquired	322.8

Excess of purchase price over net assets acquired	$590.4

(e)
Adjustment to record intangible assets (primarily patents, trademarks and tradenames) at estimated fair value.

(f)
Total fees paid in the Acquisition were approximately $36.5 million, of which $25.0 million were debt issuance costs that were capitalized on the balance sheet and amortized to operations over the respective terms of the senior credit facilities and the old notes, and $11.5 million were transaction-related fees and included in the determination of goodwill in item (d) above.

(g)
Under the stock purchase agreement, income tax obligations for tax periods ending prior to closing were retained by Invensys and therefore current tax accruals are eliminated.

(h)
Current amortization of the term loans under the senior credit facility will be $10.8 million for the first year.

(i)
In connection with the Acquisition, the Company implemented a new management organization which required $1.7 million of costs to be incurred within the first twelve months from date of closing. These costs have been accrued and are included in the balance sheet.

(j)
Adjustment reflects the incurrence of indebtedness under the senior credit facilities and the offering of the old notes, as follows:

Proceeds from term loans under senior credit facilities	$360.0
Proceeds from the offering of the old notes	225.0

585.0
Less: estimated current portion of term loans under senior credit facilities	10.8

$574.2

(k)
Adjustments to record the estimated fair value of post-retirement benefit obligations and pension obligations. The reduction of the liability associated with the post-retirement benefit obligation is a result of a program, which coincided with the Acquisition, to modify the benefits and co-payment requirements of certain active and former employees.

(l)
Adjustment to deferred income taxes reflects the net income tax effect of the fair value adjustments at an effective tax rate of 39.0%.

(m)
Adjustment to record the $359.5 equity contribution to us by our parent, RBS Global, Inc.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the year ended March 31, 2002

(in millions)

	Historical	Pro Forma Adjustments		Pro Forma
Net Sales	$725.1	$(3.4	)(a)	$721.7
Cost of Sales	454.5	(3.0	)(a)	451.5

Gross Profit	270.6	(0.4)		270.2
Selling, General and Administrative Expenses	171.7	(1.2	)(a)	170.5
Restructuring and Other Similar Costs	55.9	—		55.9
Amortization of Intangible Assets	18.8	(17.1	)(b)	1.7

Income from Operations	24.2	17.9		42.1
Non-operating Income (Expense):
Interest expense:
To third parties	(2.8)	(43.1	)(c)	(45.9)
To affiliates	(37.0)	37.0	(c)	—
Interest Income from Affiliates	15.8	(15.8	)(c)	—
Other, Net	0.9	—		0.9

Income (Loss) before Income Taxes	1.1	(4.0)		(2.9)
Provision (Benefit) for Income Taxes	9.6	(8.2	)(d)	1.4

Net Income (Loss)	$(8.5)	$4.2		$(4.3)

See accompanying Notes to Unaudited Pro Forma Combined Statements of Operations.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the six months ended September 30, 2002

(in millions)

	Historical	Pro Forma Adjustments		Pro Forma
Net Sales	$358.7	$(1.5	)(a)	$357.2
Cost of Sales	228.1	(1.3	)(a)	226.8

Gross Profit	130.6	(0.2)		130.4
Selling, General and Administrative Expenses	84.9	(0.7	)(a)	84.2
Restructuring and Other Similar Costs	6.6	—		6.6
Amortization of Intangible Assets	0.9	—	(b)	0.9

Income from Operations	38.2	0.5		38.7
Non-operating Income (Expense):
Interest expense:
To third parties	(2.5)	(20.5	)(c)	(23.0)
To affiliates	(12.7)	12.7	(c)	—
Interest Income from Affiliates	5.3	(5.3	)(c)	—
Other, Net	—	—		—

Income (Loss) before Income Taxes	28.3	(12.6)		15.7
Provision (Benefit) for Income Taxes	11.0	(4.9	)(d)	6.1

Net Income (Loss)	$17.3	$(7.7)		$9.6

See accompanying Notes to Unaudited Pro Forma Combined Statements of Operations.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the six months ended September 30, 2001

(in millions)

	Historical	Pro Forma Adjustments		Pro Forma
Net Sales	$356.8	$(1.7	)(a)	$355.1
Cost of Sales	225.5	(1.5	)(a)	224.0

Gross Profit	131.3	(0.2)		131.1
Selling, General and Administrative Expenses	85.8	(0.6	)(a)	85.2
Restructuring and Other Similar Costs	39.5	—		39.5
Amortization of Intangible Assets	9.4	(8.5	)(b)	0.9

Income (Loss) from Operations	(3.4)	8.9		5.5
Non-operating Income (Expense):
Interest expense:
To third parties	(1.7)	(21.3	)(c)	(23.0)
To affiliates	(19.9)	19.9	(c)	—
Interest Income from Affiliates	5.5	(5.5	)(c)	—
Other, Net	0.9	—		0.9

Income (Loss) before Income Taxes	(18.6)	2.0		(16.6)
Provision (Benefit) for Income Taxes	4.9	(2.5	)(d)	2.4

Net Income (Loss)	$(23.5)	$4.5		$(19.0)

See accompanying Notes to Unaudited Pro Forma Combined Statements of Operations.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the twelve months ended September 30, 2002

(in millions)

	Historical	Pro Forma Adjustments		Pro Forma
Net Sales	$727.0	$(3.2	)(a)	$723.8
Cost of Sales	457.1	(2.8	)(a)	454.3

Gross Profit	269.9	(0.4)		269.5
Selling, General and Administrative Expenses	170.8	(1.3	)(a)	169.5
Restructuring and Other Similar Costs	23.0	—		23.0
Amortization of Intangible Assets	10.3	(8.6	)(b)	1.7

Income from Operations	65.8	9.5		75.3
Non-operating Income (Expense):
Interest expense:
To third parties	(3.6)	(42.3	)(c)	(45.9)
To affiliates	(29.8)	29.8	(c)	—
Interest Income from Affiliates	15.6	(15.6	)(c)	—
Other, Net	—	—		—

Income (Loss) before Income Taxes	48.0	(18.6)		29.4
Provision (Benefit) for Income Taxes	15.7	(10.6	)(d)	5.1

Net Income (Loss)	$32.3	$(8.0)		$24.3

See accompanying Notes to Unaudited Pro Forma Combined Statements of Operations.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(in millions)

(a)
Adjustment to eliminate results related to the P-4 gear sales program. See "Certain Relationships and Related Transactions—Hansen Transactions." As provided under the terms of the stock purchase agreement, this program was terminated upon consummation of the Acquisition. Under the program, we sold the P-4 product produced by another Invensys company. As a part of the cessation of this program, our personnel involved in the sales program were transferred to Invensys. The sales and costs that were removed as a result of this adjustment are as follows:

	Year Ended March 31, 2002	Six Months Ended September 30, 2002	Six Months Ended September 30, 2001	Twelve Months Ended September 30, 2002
Sales to third parties	$3.4	$1.5	$1.7	$3.2
Cost of sales	(3.0)	(1.3)	(1.5)	(2.8)
Selling, general and administrative expenses	(1.2)	(0.7)	(0.6)	(1.3)

Net pre-tax loss on program	$(0.8)	$(0.5)	$(0.4)	$(0.9)

(b)
Adjustment to record amortization expense based on the estimated fair market value of the identifiable intangible assets and to eliminate the historical amortization of goodwill and intangible assets, calculated as follows:

	Year Ended March 31, 2002	Six Months Ended September 30, 2002	Six Months Ended September 30, 2001	Twelve Months Ended September 30, 2002
Eliminate historical goodwill amortization	$(17.1)	$—	$(8.5)	$(8.6)
Eliminate historical amortization of intangible assets	(1.7)	(0.9)	(0.9)	(1.7)
Amortization of identifiable intangible assets	1.7	0.9	0.9	1.7

	$(17.1)	$—	$(8.5)	$(8.6)

(c)
Represents the net increase in interest expense to reflect the impact of the elimination of interest expense reflected in the historical financial statements, which is replaced by (i) interest expense resulting from the new pro forma debt structure including the offering of the old notes and (ii) the amortization of $25.0 million of deferred financing costs relating to the new pro forma debt structure.

	Year Ended March 31, 2002	Six Months Ended September 30, 2002	Six Months Ended September 30, 2001	Twelve Months Ended September 30, 2002
Elimination of historical interest income (expense):
Funding loans from affiliates	$(37.0)	$(12.7)	$(19.9)	$(29.8)
Other debt	(2.5)	(2.3)	(1.5)	(3.3)
Interest income from affiliates	15.8	5.3	5.5	15.6
Interest on new debt:
Revolving credit facility(1)	0.4	0.2	0.2	0.4
Term loan under senior credit facilities(2)	19.4	9.7	9.7	19.4
Senior subordinated notes(3)	22.8	11.4	11.4	22.8
Amortization of Deferred Financing Costs:
Term loan under senior credit facilities(4)	1.8	0.9	0.9	1.8
Senior subordinated notes(4)	1.2	0.6	0.6	1.2

  (1)
  A $75.0 revolving credit facility was established as a part of the Acquisition. Borrowings under this facility are subject to an interest rate of LIBOR plus a spread. There is a charge of 0.50% on the unused portion of the facility. The amount represents the non-use fee.

  (2)
  The interest rate on the term loans is variable based on LIBOR plus a spread. This interest rate is estimated to be 5.38%. The effect on interest expense pertaining to the variable rate of term loans of an adjustment of 0.125% on interest rates would be $0.5, $0.2 and $0.2 for the fiscal year ended March 31, 2002 and the six-month periods ended September 30, 2002 and September 30, 2001, respectively. We have assumed no term loan amortization of debt for purposes of calculating pro forma interest expense.

  (3)
  The interest rate on the notes is 10.125%.

  (4)
  The deferred financing costs on term loans of $12.7 are being amortized on a straight-line basis over seven years. The deferred financing costs on the notes of $12.3 are being amortized on a straight-line basis over ten years.

(d)
Adjustment to record the tax effect on the above adjustments at an effective tax rate of 39.0%. All adjustments were tax-effected except for goodwill amortization.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion of our financial condition and results of operations should be read together with the Selected Historical Combined Financial Information, Unaudited Pro Forma Combined Financial Information and our combined financial statements and the related notes included elsewhere in this prospectus. References to "fiscal year" mean the year ending March 31. For example, "fiscal year 2002" or "fiscal 2002" means the period from April 1, 2001 to March 31, 2002.

General

        We are one of the leading manufacturers of highly-engineered mechanical power transmission components. We manufacture and market a very broad product portfolio, including flattop chain and modular conveyor belts, industrial bearings, aerospace bearings and seals, special components, couplings and gears and industrial chain. Our products are used in the plants and equipment of companies in diverse industries, including food and beverage, energy, aerospace, forest products, cement and construction. Our products are either incorporated into products sold by OEMs or sold to end-users through industrial distributors as aftermarket products. We have a large installed base of products consisting primarily of moving, wearing components that are consumed in use and have a predictable replacement cycle. Although our results of operations are dependent on general economic conditions, our large installed base generates aftermarket sales that partially mitigate the impact of economic downturns on our results of operations.

        The mechanical power transmission industry is comprised of numerous participants, most serving specific geographies with discrete product lines. New competitors in our industry face relatively high barriers to entry, including the need for significant start-up capital expenditures, experience with sophisticated engineering requirements and long-standing customer relationships. The industry's end-user base is broadly diversified across many sectors of the economy and end-users increasingly are focusing on limiting their supplier base, creating the opportunity for companies with broader product offerings to capture additional market share.

        The mechanical power transmission products sold by industry participants generally are critical components in the machinery or plant in which they operate and range from highly-engineered products, such as flattop conveyor chain, to products that are more commoditized in nature, such as roller chain. Regardless of the level of sophistication of the product, mechanical power transmission components typically represent only a fraction of an end-user's total production cost. However, because the cost of product failure to the end-user is substantial, we believe end-users of mechanical power transmission components look to quality, reliability, service, availability and selection, rather than price alone, in making their purchasing decisions.

        In recent years, we have increased our manufacturing focus on highly-engineered products, rather than lower margin commodity products or products with commodity-like qualities. In the United States, for example, we no longer manufacture roller chain, which generally is manufactured and sold according to strictly defined industry standards. We do, however, continue to include roller chain in our product portfolio in the United States, through the outsourcing of roller chain manufacturing to other high-quality industrial chain manufacturers. On the other hand, we do continue to manufacture roller chain in Europe. We are continuing to explore outsourcing opportunities for other products where high-quality, low-cost sourcing alternatives are available.

  History and the Acquisition

        Although Rexnord and its predecessors have been supplying industrial products for over a century, our current business was created in early 1999 when BTR plc and Siebe plc merged to form Invensys plc. Since this merger, we generally have operated as a single product group within Invensys and have participated in various strategic initiatives implemented by Invensys, including customer development, services, project management and lean supply chain programs. In connection with the Acquisition, our business was sold to The Carlyle Group and certain other investors, including members of our management. This sale is described under "The Acquisition." As a result of the Acquisition, many of the programs previously implemented by Invensys may be modified or terminated. As described elsewhere in this prospectus, however, we plan to continue our focus on improved operating efficiency. Since these programs may be modified or terminated, our results of operations may not be fully indicative of our results of operations as a stand-alone company. See "Risk Factors—We are a newly formed company with no recent operating history as a stand-alone company, which may lead to risks or unanticipated expenses similar to those of a start-up company."

  Financial Statement Presentation

        The following paragraphs provide a brief description of certain items that appear in our financial statements and general factors that impact these items.

        Net Sales.    Net sales represents gross sales less deductions taken for sales returns and allowances and incentive rebate programs. Product sales are recorded when title is transferred, which generally occurs upon shipment. Revenues recognized under percentage of completion accounting historically have comprised less than 5% of net sales.

        As discussed above, our products are industrial products that are used in a number of diverse end-markets and consist of moving, wearing components that are consumed in use. As a result of these characteristics, we believe our net sales are primarily driven by overall changes in the general economy and, specifically, changes in industrial production, the replacement cycles of our products and the maintenance and capital spending trends of the end-users of our products. In addition, the cyclicality of the industries in which our end-users operate also can affect our net sales. Our relative strength in certain end-markets, however, such as food and beverage, and our aftermarket sales through our distributors, which historically have not been as dependent on economic conditions as our sales to OEMs, partially mitigate the impact of this market cyclicality.

        Changes in levels of our net sales historically have lagged behind changes in the levels of overall industrial production by three to six months, both when industrial production is increasing and when it is declining. This lag is a result of order lead times and end-user budget cycles as well as levels of existing inventory at our distributors, which levels historically have been lower at the end of economic downturns. Any reduction in inventory held by our industrial distributors has a negative impact on our sales to industrial distributors during that same period. Similarly, during a rising economic environment, historically we have experienced a positive impact on our sales from both increased current direct demand from end-users as well as from the replenishment of inventory by our industrial distributors.

        Cost of Sales.    Cost of sales includes all costs of manufacturing required to bring a product to a ready for sale condition. Such costs include direct and indirect materials, direct and indirect labor costs, including fringe benefits, supplies, utilities, depreciation, insurance, pension and post-retirement benefits, information technology costs and other costs.

        The largest component of our cost of sales is cost of materials, which represented approximately 28% of net sales in fiscal year 2002. The principal materials used in our manufacturing processes are commodities that are available from numerous sources and include sheet, plate and bar steel, castings, forgings, high-performance engineered plastics and a wide variety of other components. In fiscal year 2002, we initiated a strategic sourcing program to significantly reduce the number of direct and indirect suppliers we use and to lower the cost of purchased materials.

        The next largest component of our cost of sales is direct and indirect labor, which represented approximately 23% of net sales in fiscal year 2002. Direct and indirect labor and related fringe benefit costs are susceptible to inflationary trends. We began implementing the Rexnord Business System, or RBS, in early 2001 following the arrival of our Chief Executive Officer, Robert Hitt, to eliminate waste from every business process at all business levels, including labor input, and we expect that any productivity gains from RBS will help to offset the inflationary price pressure on labor and benefit costs.

        Selling, General and Administrative Expenses.    Selling, general and administrative expense primarily includes sales and marketing, finance and administration, engineering and technical services and distribution. Our major cost elements include salary and wages, fringe benefits, pension and post-retirement benefits, insurance, freight, depreciation, advertising, travel and information technology costs.

        In order to optimize our administrative and support cost structure, we have centralized certain costs included within selling, general and administrative expenses. For example, we have centralized nearly all of the following functional areas within the United States: sales and marketing, warehouse and distribution, service centers, export sales, insurance and benefits, credit and collection, payroll, property accounting, traffic and large frame information technology and wide area network costs. Functional expenses of our non-U.S. operations generally are incurred by individual product manufacturing and sales operations and are not centralized and allocated. Certain selling and distribution costs in Europe, however, are centralized and allocated. During fiscal year 2002, centralized costs allocated to the respective product lines in the U.S. totaled $43.3 million. These allocations are based on formulas that are intended to approximate an equitable allocation to each product line. We annually review and revise these allocation bases. Examples include:

Sales Expense	Allocation is comprised of two components. All costs associated with regional sales offices and field sellers are allocated based on customer calls and distributor sales.
Service Centers	Allocation is based on a multi-factor formula. The more significant factors include inquiries from end-users, distributors and OEMs, processed orders and plant communications.
Warehouse Costs	Allocation is based on multiple formulas. For example, facility costs are based on both the number of bin locations and the space consumed by pallets.
Payroll Processing	Allocation is based on headcount.
Insurance & Benefits	Allocation is based on headcount.
Property Accounting	Allocation is based on number of assets maintained in the centralized fixed asset system.
Credit & Collection	Allocation is based on sales, accounts receivable balances and management estimate for each product line.
IT Costs	Allocation is based on factors such as CPU usage, software maintenance and licensing fees and network connection charges.

While we believe we employ a reasonable method of allocating centralized costs to our product categories for the purposes of arriving at operating profit and Adjusted EBITDA by product category, our allocations may not fully represent the actual cost that would have been incurred by a given product category had such product category been operating as a separate stand-alone business.

        Adjusted EBITDA.    Adjusted EBITDA represents income from operations plus depreciation and amortization expense, restructuring and other similar costs and less one-off inventory adjustment and litigation settlement income. We have included information on Adjusted EBITDA because we believe that Adjusted EBITDA provides useful information regarding a company's ability to pay or incur debt. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows, other combined income or cash flows data prepared in accordance with accounting principles generally accepted in the United States, or as a measure of liquidity.

  Recent Trends

        We experienced declining sales during fiscal year 2001 and fiscal year 2002 due primarily to the effect of the economic recession in the U.S. manufacturing sector on many of our key end-markets. Net sales fell 6.2% in fiscal year 2001 and 9.9% in fiscal year 2002 as many of our customers reduced spending as a result of recessionary pressures. These reductions include reduced expenditures for new plants or expansions in industries such as energy, pulp and paper, forest products, construction and agri-farm. In addition, because of the severity of the current economic downturn, many industrial consumers deferred their maintenance and repair activities, which reduced our sales of replacement parts. Adjusted EBITDA margins were negatively affected by reductions in our net sales. The following table shows the changes in our net sales, Adjusted EBITDA and Adjusted EBITDA percentage of net sales for our flattop chain and industrial bearings product categories, which tend to be our higher margin products, as well as our other product categories, which include aerospace bearings and seals, special components, couplings and gears and industrial chain, during the past three fiscal years (dollars in millions).

	Net Sales Year Ended March 31,			Adjusted EBITDA Year Ended March 31,			Adjusted EBITDA % of Net Sales Year Ended March 31,
	2000	2001	2002	2000	2001	2002	2000	2001	2002
Flattop Chain and Industrial Bearings	$313.7	$300.1	$263.0	$103.6	$99.7	$72.0	33.0%	33.2%	27.4%
All Other Products	543.8	504.5	462.1	83.3	74.0	56.9	15.3%	14.7%	12.3%

	$857.5	$804.6	$725.1	$186.9	$173.7	$128.9	21.8%	21.6%	17.8%

        Net sales stabilized during the most recent six-month period ended September 30, 2002. Net sales increased to $358.7 million for the six-month period ended September 30, 2002 from $356.8 million during the six-month period ended September 30, 2001. Net sales of our higher-margin products, such as flattop chain and industrial bearings, increased 13.8% from the six-month period ended September 30, 2001 to the six-month period ended September 30, 2002, primarily due to our higher replacement sales as many of our end-users could no longer defer maintenance. In addition, net sales to the food and beverage industries increased as a result of increases in capital spending in both industries and the introduction of new products in the food industry. The following table shows our net sales, Adjusted EBITDA and Adjusted EBITDA percentage of net sales for the six-month periods ended September 30, 2001 and 2002 (in millions).

	Net Sales Six Months Ended September 30,		Adjusted EBITDA Six Months Ended September 30,		Adjusted EBITDA % of Net Sales Six Months Ended September 30,
	2001	2002	2001	2002	2001	2002
Flattop Chain and Industrial Bearings	$122.6	$139.5	$29.8	$37.7	24.3%	27.0%
All Other Products	234.2	219.2	30.0	23.8	12.8%	10.9%

	$356.8	$358.7	$59.8	$61.5	16.8%	17.1%

        Flattop chain and industrial bearing products together generated 39% of our total sales and 61% of our total Adjusted EBITDA in the six-month period ended September 30, 2002. Sales of these products increased 13.8% and Adjusted EBITDA in these products improved by 26.5%. Net sales of all other products declined $15.0 million, or 6.4%, in this six-month period. A significant factor in this decline of other products, however, was weakness in our aerospace bearings and seals product category as a result of the downturn in the commercial airframe industry following the events of September 11, 2001. The remaining decline in all other products was concentrated in our industrial chain product category, principally as a result of our decision to discontinue the manufacture of unprofitable products. Coupling and gear as well as special components sales were flat as compared to the prior year. We believe the breadth of our product offering, our marketing and distribution strength, the percentage of our sales to the aftermarket and our available manufacturing capacity put us in a position to benefit from an economic recovery. There can be no assurance, however, that the recent improvements in net sales will continue or that an economic recovery will occur.

        See "—Results of Operations" below for additional discussion about our results of operations.

  Recent Cost Savings Initiatives

        We have undertaken significant cost savings initiatives over the last several years to reduce our overall cost base and improve our Adjusted EBITDA margins. In early fiscal year 2001, we initiated our RBS excellence initiatives, which include the implementation at all operating levels of a lean enterprise strategy designed to improve inventory management, customer delivery and plant utilization and to further improve our cost structure. As a result of RBS, our operations have improved over the past year with a 16% inventory reduction and a 20% improvement in on-time delivery performance. Our lean enterprise strategy focuses on better utilizing our manufacturing cost base by consolidating production volumes and eliminating duplicate costs.

        In fiscal year 2001, we also commenced detailed restructuring initiatives and cost reduction programs under the comprehensive Invensys restructuring program designed to enhance cost competitiveness and counteract the effects of the economic recession, which included the closure and integration of two of our older manufacturing facilities into newer, more efficient facilities and the reduction of 152 employees related to the restructuring program. Restructuring initiatives also included the successful consolidation of our European sales and marketing operations, warehouses and service centers. These restructuring initiatives resulted in restructuring and other similar costs of $21.8 million in fiscal year 2001, of which $2.4 million were non-cash charges.

        In fiscal year 2002, these initiatives resulted in $55.9 million in restructuring and other similar costs, of which approximately $26.5 million related to the closure of our U.S. roller chain manufacturing facility, approximately $7.1 million related to a company-wide headcount reduction program, approximately $5.1 million related to the consolidation of sales and customer service activities and approximately $14.1 million related to our strategic decision to discontinue certain product lines and relocate several of our manufacturing operations. Approximately $24.3 million of these restructuring and other similar costs related to non-cash items.

        We expect to incur additional operating and restructuring costs in connection with our on-going initiatives, including approximately $4.1 million in the second half of fiscal year 2003. In addition, as a result of the implementation of post-Acquisition initiatives, we expect to realize approximately $4.0 million in annualized additional cost savings relating to management restructuring during fiscal year 2003. The management reorganization involves a headcount reduction of approximately 40 employees. The annual savings of $4.0 million is directly related to the payment of salary, bonus and fringe benefits. The cost of the reduction in headcount is estimated to be $1.7 million in fiscal year 2003.

Critical Accounting Estimates

        The methods, estimates and judgments we use in applying our most critical accounting policies have a significant impact on the results we report in our combined financial statements. We evaluate our estimates and judgments on an on-going basis. We base our estimates on historical experience and on assumptions that we believe to be reasonable under the circumstances. Our experience and assumptions form the basis for our judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may vary from what we anticipate and different assumptions or estimates about the future could change our reported results.

        We believe the following accounting policies are the most critical to us in that they are important to our financial statements and they require our most difficult, subjective or complex judgments in the preparation of our combined financial statements.

        Revenue recognition.    Sales are recorded upon transfer of title of product, which generally occurs upon shipment to the customer. Because we enter into sales rebate programs with some of our customers, which require us to make rebate payments to them from time to time, we estimate amounts due under these sales rebate programs at the time of shipment. Net sales relating to any particular shipment are based upon the amount invoiced for the shipped goods less estimated future rebate payments. These estimates are based upon our historical experience. Revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known. The value of returned goods in fiscal year 2002 was de minimis.

        In some cases, net sales are recognized under percentage of completion accounting for long-term contracts. Revenues recognized under percentage of completion accounting historically have been less than 5% of total net sales.

        Impairment of intangible assets and tangible fixed assets.    Our intangible assets and tangible fixed assets are held at historical cost, net of depreciation and amortization, less any provision for impairment. Tangible fixed assets are depreciated to their residual values on a straight-line basis over their estimated useful lives as follows:

Land	No depreciation
Buildings and improvements	13 to 50 years
Machinery and equipment	3 to 13 years
Hardware and software	3 to 5 years

        An impairment review of intangible or tangible fixed assets is performed if an indicator of impairment, such as an operating loss or cash outflow from operating activities or a significant adverse change in the business or market place, exists. Estimates of future cash flows used to test the asset for impairment are based on current operating projections extended to the useful life of the asset group and are, by their nature, subjective.

        We adopted SFAS 142 during the six-month period ended September 30, 2002 and now follow its requirements in assessing whether goodwill and indefinite-lived assets are impaired. In accordance with SFAS 142, we ceased to amortize goodwill on April 1, 2002. In lieu of amortization, we performed an initial impairment review of our goodwill as of April 1, 2002. No impairments of goodwill or indefinite-lived intangible assets resulted from these reviews in the six-month period ended September 30, 2002. If we determine through the impairment review process that goodwill has been impaired, we will record the impairment as a charge against income. Estimates of future discounted cash flows used to test the intangible assets for impairment are based on current operating projections, which are by their nature subjective.

        As a result of the Acquisition, the intangible and tangible fixed assets were restated to their fair value in accordance with purchase accounting as prescribed by SFAS 141.

        Retirement benefits.    Pension obligations are actuarially determined and are affected by assumptions including discount rate and assumed annual rate of compensation increase for plan employees, among other assumptions. Changes in discount rate and differences from actual results for each assumption as well as the actual return on plan assets compared to the expected rate of return on plan assets will affect the amount of pension expense we recognize in future periods. As of March 31, 2002 our pension plans had benefit obligations of $183.2 million as compared to plan assets of $140.4 million. Approximately $26.3 million of the total $42.8 million of benefit obligations in excess of plan assets is related to plans of our foreign subsidiaries, principally in Germany, where such plans are typically not funded.

        The obligation for post-retirement benefits other than pension also is actuarially determined and is affected by assumptions including the discount rate and expected future increase in per capita costs of covered post-retirement health care benefits. Changes in the discount rate and differences between actual and assumed per capita health care costs may affect the recorded amount of the expense in future periods.

        As a result of the Acquisition, the liabilities associated with our pension and post-retirement obligations were restated to their fair value in accordance with purchase accounting as prescribed by SFAS 141.

        Income taxes.    At the end of each interim period, we estimate the effective tax rate expected to be applicable for the full fiscal year. The estimated effective tax rate contemplates the expected jurisdiction where income is earned as well as tax planning strategies. If the actual results are different from our estimates, adjustments to the effective tax rate may be required in the period such determination is made.

        We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities. We regularly review our deferred tax assets for recoverability and establish a valuation allowance based on historical losses, projected future taxable income and the expected timing of the reversals of existing temporary differences. As a result of this review, we have established a full valuation allowance against our deferred tax assets related to foreign net operating loss carryforwards.

Results of Operations

  Six Months Ended September 30, 2002 Compared with Six Months Ended September 30, 2001

        Net Sales.    Net sales increased by $1.9 million, or 0.5%, for the six-month period ended September 30, 2002 to $358.7 million from $356.8 million in the comparable 2001 period. Replacement sales generally improved as many end-users could no longer defer critical capital and maintenance spending. Customers in end-markets such as food and beverage began to increase their spending levels. End-markets such as forest products, energy and construction, however, continued to remain at low levels of activity. In addition, sales of our aerospace bearings and seals products continued to decline due to the recent contraction in the commercial airframe industry.

        Gross Profit.    Gross profit decreased by $0.7 million, or 0.5%, for the six-month period ended September 30, 2002 to $130.6 million (36.4% of net sales) from $131.3 million (36.8% of net sales) in the comparable 2001 period. The decline was primarily due to higher pension and medical costs for employees.

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses decreased by $0.9 million, or 1.0%, for the six-month period ended September 30, 2002 to $84.9 million from $85.8 million in the comparable 2001 period. Inflationary increases generally were offset by cost containment activity and staff headcount reductions.

        Restructuring and Other Similar Costs.    Restructuring and other similar costs declined by $32.9 million, or 83.0%, for the six-month period ended September 30, 2002 to $6.6 million from $39.5 million in the comparable 2001 period. The decline in restructuring and other similar costs reflected the substantial completion of our restructuring initiatives undertaken under the Invensys restructuring program.

        Adjusted EBITDA.    Adjusted EBITDA increased by $1.7 million, or 2.8%, for the six-month period ended September 30, 2002 to $61.5 million from $59.8 million in the comparable 2001 period due to the factors described above.

        Interest Expense.    Interest expense to third parties increased by $0.8 million, or 47.1%, for the six-month period ended September 30, 2002 to $2.5 million from $1.7 million in the comparable 2001 period. Interest expense to affiliates, net of income from affiliates, decreased by $7.0 million, or 48.6%, for the six-month period ended September 30, 2002 to $7.4 million from $14.4 million for the comparable 2001 period. The decrease was due to lower interest rates and a lower level of intercompany loans payable to our former parent company.

        Income Tax Expense.    Income tax expense increased by $6.1 million for the six-month period ended September 30, 2002 to $11.0 million from $4.9 million in the comparable 2001 period. This increase was a result of higher pretax income principally due to reduced restructuring charges and lower interest expense.

        Net Income (Loss).    Net income increased by $40.8 million for the six-month period ended September 30, 2002 to $17.3 million from $(23.5) million in the comparable 2001 period due to the factors described above.

  Fiscal Year Ended March 31, 2002 Compared with Fiscal Year Ended March 31, 2001

        Net Sales.    Net sales decreased $79.5 million, or 9.9%, from $804.6 million in fiscal year 2001 to $725.1 million in fiscal year 2002. The decrease primarily resulted from the impact of weak economic conditions in the United States and our discontinuation of the manufacture of roller chain in the United States.

        Gross Profit.    Gross profit decreased $71.4 million, or 20.9%, from $342.0 million (42.5% of net sales) in fiscal year 2001 to $270.6 million (37.3% of net sales) in fiscal year 2002. The decrease was principally the result of declining sales as well as costs associated with our inventory reduction program. In addition, approximately 27% of the decrease was attributable to a one-time benefit of $19.1 million realized in fiscal year 2001 as a result of a revision in the methodology we used to capitalize overhead expenses into inventory. The revision was necessary to conform our methodology to the practice of Invensys.

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses declined by $12.0 million, or 6.5%, from $183.7 million in fiscal year 2001 to $171.7 million during fiscal year 2002. As a percentage of net sales, however, selling, general and administrative expenses increased from 22.8% in fiscal year 2001 to 23.7% in fiscal year 2002. The decline in expense was the result of cost reduction actions, primarily relating to headcount, initiated by us in reaction to the deepening economic recession.

        Restructuring and Other Similar Costs.    Restructuring and other similar costs increased $34.1 million, or 156.4%, from $21.8 million in fiscal year 2001 to $55.9 million in fiscal year 2002. The increase was attributable to costs associated with the three-year restructuring program that included approximately $26.5 million related to the closure of our U.S. roller chain manufacturing facility, approximately $7.1 million related to a company-wide headcount reduction program, approximately $5.1 million related to the consolidation of sales and customer service activities and approximately

$14.1 million related to our strategic decision to discontinue certain product lines and relocate several of our manufacturing operations. Approximately $24.3 million of these restructuring and other similar costs related to non-cash items.

        Adjusted EBITDA.    Adjusted EBITDA decreased $44.8 million, or 25.8%, from $173.7 million in fiscal year 2001 to $128.9 million in fiscal year 2002. This decrease was due to the factors described above.

        Interest Expense.    Interest expense to third parties increased $0.9 million from $1.9 million in fiscal year 2001 to $2.8 million in 2002. The increase was the result of increased borrowings. Interest expense to affiliates, net of income from affiliates, decreased $14.3 million, or 40.2%, from $35.5 million in fiscal year 2001 to $21.2 million in fiscal year 2002. The decrease was due to lower interest rates and a lower level of intercompany loans payable to our former parent company.

        Income Tax Expense.    Our income taxes were $9.6 million on $1.1 million of income before taxes in fiscal 2002 as a result of nondeductible goodwill amortization and foreign net operating losses for which no tax benefit was received.

        Net Income (Loss).    Net income decreased by $52.2 million from $43.7 million in fiscal year 2001 to $(8.5) million in fiscal year 2002 due to the factors described above.

  Fiscal Year Ended March 31, 2001 Compared with Fiscal Year Ended March 31, 2000

        Net Sales.    Net sales decreased $52.9 million, or 6.2%, from $857.5 million in fiscal year 2000 to $804.6 million in fiscal year 2001. Approximately half of the decrease was due to the weakening of the Euro against the U.S. dollar, which created a favorable currency advantage for our European competitors. We also began to experience a decrease in sales as a result of declining economic conditions, particularly in the construction, forest products and agri-farm end-markets. We also faced price pressure on our roller chain products as a result of offshore competition.

        Gross Profit.    Gross profit increased $1.8 million, or 0.5%, from $340.2 million in fiscal year 2000 to $342.0 million in fiscal year 2001. The increase was attributable to a one-time benefit of $19.1 million realized in fiscal year 2001 as a result of a revision in the methodology we used to capitalize overhead expenses into inventory. The revision was necessary to conform our methodology to the practice of Invensys. Without this one-time benefit, gross profit would have declined $17.3 million, or 5.1%, from $340.2 million in fiscal year 2000 to $322.9 million in fiscal year 2001, primarily as a result of declining sales.

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses increased by $1.0 million, or 0.5%, from $182.7 million in fiscal year 2000 to $183.7 million during fiscal year 2001. As a percentage of net sales, selling, general and administrative expenses increased from 21.3% in fiscal year 2000 to 22.8% in fiscal year 2001. The increase primarily was a result of an increase in wages and other costs as a result of inflation during the period but was partly offset by cost reductions mainly related to staff headcount reductions.

        Restructuring and Other Similar Costs.    Restructuring and other similar costs increased $11.2 million from $10.6 million in fiscal year 2001 to $21.8 million in fiscal year 2002. The increase was attributable to our expansion of our business restructuring initiatives and the implementation of cost reduction programs, including the closure and integration of two manufacturing facilities into newer, more efficient facilities and the reduction of 152 employees related to these and other restructuring activities.

        Adjusted EBITDA.    Adjusted EBITDA decreased $13.2 million, or 7.1%, from $186.9 million in fiscal year 2000 to $173.7 million in fiscal year 2001. This decrease was due to the factors described above.

        Interest Expense.    Interest expense to third parties decreased by $0.1 million from $2.0 million in fiscal year 2000 to $1.9 million in fiscal year 2000. Interest expense to affiliates, net of income from affiliates, remained constant at $35.5 million.

        Income Tax Expense.    Our effective income tax rate was approximately 45.8% in fiscal year 2001, which was higher than the 35% U.S. statutory income tax rate as a result of non-deductible goodwill amortization and state and local income taxes.

        Net Income (Loss).    Net income decreased by $3.2 million, or 6.8%, from $46.9 million in fiscal year 2000 to $43.7 million in fiscal year 2001 due to the factors described above.

Liquidity and Capital Resources

  Historical

        Historically, we financed our capital and working capital requirements through a combination of cash flows from operating activities and borrowings from Invensys, our former parent company.

        Net cash flow provided by our operating activities in fiscal years 2000, 2001 and 2002 was $169.4 million, $75.6 million and $66.0 million, respectively. Net cash provided by operating activities for the six-month periods ended September 30, 2001 and 2002 were $18.1 million and $30.9 million, respectively. The $9.6 million decrease in net cash provided by operating activities in fiscal year 2002 as compared to fiscal year 2001 was primarily attributable to increased restructuring activity ($31.7 million of cash restructuring expense in fiscal year 2002 as compared to $17.2 million in fiscal year 2001). While the downturn in the economic environment had a negative impact on operating income, we were able to offset this impact on cash by lowering our investment in working capital, principally inventory and receivables. The decrease in net cash provided by operating activities in fiscal year 2001 as compared to fiscal year 2000 was attributable primarily to the payment of income tax obligations to our former parent company, Invensys, during fiscal 2001, whereas no such payment was made during fiscal 2000.

        Our trade working capital (inventory plus trade receivables less trade payables) as a percentage of net sales improved to 23.9% for fiscal year 2002 as compared with 26.0% for fiscal year 2001. This amount remained constant the six-month period ended September 30, 2002.

        Historically, cash provided by or used in investing activities has been for capital expenditures, offset by proceeds from the disposition of property, plant and equipment. Capital expenditures in fiscal year 2002 were $21.7 million as compared with $33.7 million for fiscal year 2001 and $41.7 million for fiscal year 2000. Capital expenditures for the six-month periods ended September 30, 2001 and 2002 were $12.3 million and $8.0 million, respectively. Our capital expenditure requirements are comprised of equipment, molds and tooling. We expect to make capital expenditures of approximately $14.0 million in the second half of fiscal year 2003. These capital expenditures will be primarily related to equipment, molds and tooling.

        Cash provided by or used in financing activities represents payments to or funding from our former parent company, Invensys, and changes in our external indebtedness. At September 30, 2002, we had total indebtedness of $374.1 million compared with $412.9 million at March 31, 2002. The September 30, 2002 total indebtedness balance consisted of $369.0 million in intercompany loans payable to Invensys and other affiliates, $3.6 million of fixed rate notes payable due with amounts due in 2002 and 2003, $1.3 million of industrial revenue bonds maturing in 2009 and $0.2 million of other indebtedness.

  Pro Forma

        Our primary source of liquidity is cash flow from operations and borrowings under our new $75.0 million revolving credit facility. We expect that ongoing requirements for debt service and capital expenditures will be funded from these sources.

        We incured substantial indebtedness in connection with the Acquisition. On a pro forma basis, after giving effect to the Acquisition and related financing transactions as if they had occurred on September 30, 2002, we would have $590.1 million of total indebtedness outstanding. Our annual interest expense, including amortization of deferred financing costs, would have been approximately $45.9 million. An increase in the interest rate of 0.125% on our variable rate debt would have increased our annual interest cost by $0.5 million. Our significant debt service obligations could, under certain circumstances, have material consequences for you. See "Risk Factors—Risks Related to the Notes."

        Concurrent with the Acquisition, we issued the old notes and we entered into a senior credit facility. The term loan facility under our senior credit facility provides for a term loan in a principal amount of $360.0 million. The revolving credit facility provides revolving loans in an aggregate amount of up to $75.0 million. In connection with the Acquisition, we borrowed the full amount available under the term loan facility, and we borrowed $2.0 million under the revolving credit facility, which we repaid the day after closing. Letters of credit of approximately $3.0 million were outstanding at the time of the Acquisition. The borrowings under the revolving credit facility are available to fund our working capital requirements, capital expenditures and other general corporate purposes.

        Our ability to make scheduled payments of principal of, or to pay interest on, or to refinance, our indebtedness, including the notes, or to fund planned capital expenditures will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

        Based on our current level of operations, we believe that cash flow from operations and available cash, together with available borrowings under our senior credit facilities, will be adequate to meet our future liquidity needs for at least the next few years. We may, however, need to refinance all or a portion of the principal amounts of the notes on or prior to maturity.

        We cannot assure you that our business will generate sufficient cash flow from operations, that any revenue growth or operating improvements will be realized or that future borrowings will be available under our senior credit facilities in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. In addition, we cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facility and the notes, on commercially reasonable terms or at all. See "Risk Factors—Risks Related to the Notes."

Impact of the Acquisition and Related Financing Transactions

        As a result of the Acquisition, our assets and liabilities have been adjusted to their fair value as of the closing. We also have increased our aggregate borrowing in connection with the new financing arrangements that we entered into in connection with the Acquisition. Accordingly, our interest expense currently is and will continue to be higher than it was prior to the Acquisition. A significant portion of the purchase price was allocated to our trademarks and tradenames. As assets with indefinite lives, these assets will not be amortized unless and until we determine they have definite lives, but they will be subject to periodic impairment reviews. The excess of the total purchase price over the value of our assets at closing has been allocated to goodwill, and this indefinite lived asset is subject to annual impairment review.

Contractual Obligations

        The following table is a summary of contractual cash obligations (excluding interest) on a pro forma basis to give effect to the Acquisition and related financing transactions as if they had occurred on September 30, 2002 (in millions):

	Payments Due by Period
Contractual Obligations	Less than 1 year	1-2 years	3-5 years	After 5 years	Total
Senior Credit Facilities	$10.8	$14.4	$55.8	$279.0	$360.0
Other Debt	3.8	0.1	0.4	0.8	5.1
Operating Leases	5.5	5.0	8.5	8.9	27.9
Senior Subordinated Notes	—	—	—	225.0	225.0

Total Contractual Cash Obligations	$20.1	$19.5	$64.7	$513.7	$618.0

Taxes

        We are subject to taxation in multiple jurisdictions throughout the world. Our effective tax rate and tax liability will be affected by a number of factors, such as the amount of taxable income in particular jurisdictions, the tax rates in such jurisdictions, tax treaties between jurisdictions, the extent to which we transfer funds between jurisdictions and repatriate income, and changes in law. Generally, the tax liability for each legal entity is determined either (a) on a non-consolidated and non-combined basis or (b) on a consolidated and combined basis only with other eligible entities subject to tax in the same jurisdiction, in either case without regard to the taxable losses of non-consolidated and non-combined affiliated entities. As a result, we may pay income taxes to some jurisdictions even though on an overall basis we incur a net loss for the period.

Inflation

        Inflation can affect the costs of goods and services we use. The majority of the countries which are of significance to us, from either a manufacturing or sales viewpoint, have in recent years enjoyed relatively low price inflation. The competitive environment in which we operate inevitably creates pressure on us to provide our customers with cost-effective products and services. We believe our cost reduction programs are critical to maintaining our competitive position.

Qualitative and Quantitative Information about Market Risk

  Treasury Policy

        Our treasury policy seeks to ensure that adequate financial resources are available for the development of our businesses while managing our currency, interest rate and counterparty risks. Our policy is not to engage in speculative transactions. Our policies in respect of the major areas of our treasury activity are set forth below.

        Currency translation.    The results of operations of our foreign subsidiaries are translated into U.S. dollars at the average exchange rates for each period concerned. This translation has no impact on our cash flow. The balance sheets of foreign subsidiaries are translated into U.S. dollars at the closing exchange rates. Any adjustments resulting from the translation are recorded as other comprehensive income.

        Currency transaction exposure.    Currency transaction exposure arises where actual sales and purchases are made by a business or company in a currency other than its own functional currency. The majority of our businesses source raw materials and sell their products within their local markets in their functional currencies and therefore have limited transaction exposure.

        Counterparty risks.    We monitor the distribution of our cash assets, borrowings and other financial instruments against pre-determined limits so as to control exposure to any territory or institution.

        Interest rate risk.    We were exposed to market risk relating to changes in interest rates relating to our intercompany loans from Invensys and its other affiliates, which carried variable interest rates. As a result of the Acquisition and related financing transactions, we have a significant amount of debt, most of it at variable rates. Our total debt is approximately $590.1 million, of which approximately $360.0 million bears interest at variable rates. On a pro forma basis, after giving effect to the Acquisition, cash interest expense for the twelve months ended September 30, 2002 would have been $43.0 million. An increase in the interest rate of our variable rate debt of 0.125% would have increased our annual interest cost by $0.5 million.

Recent Accounting Pronouncements

        We adopted two new accounting standards during the six-month period ended September 30, 2002. Statement of Financial Accounting Standards No. 141: Business Combinations (SFAS 141) and Statement of Financial Standards No. 142: Goodwill and Other Intangible Assets (SFAS 142).

        SFAS 141 is applicable to all business combinations initiated after June 30, 2001 and requires that they be accounted for under the purchase method of accounting. SFAS 141 also requires that any recognized intangible assets that meet the recognition criteria in SFAS 141 included in the amount reported as goodwill shall be reclassified and accounted for as an asset apart from goodwill as of the date SFAS 142 is adopted. As a result of adoption, trademarks totaling $56.8 million that had previously been classified within goodwill for financial reporting purposes have been reclassified and accounted for apart from goodwill.

        SFAS 142 requires that goodwill and other intangible assets with an indefinite useful life are tested at least annually for impairment, rather than amortized periodically. As a result of the adoption of SFAS 142, no amortization related to goodwill or indefinite lived intangibles was recognized for the six-months ended September 30, 2002. In accordance with the transitional guidelines of SFAS 142, on initial adoption at April 1, 2002, we performed a transitional impairment test, which examined the carrying value of the indefinite lived intangibles. We did not incur any impairment charges as a result of the transitional impairment review.

        The Financial Accounting Standards Board has also issued Statement of Financial Accounting Standards No. 143: Accounting for Asset Retirement Obligations (SFAS 143), Statement of Financial Accounting Standard No. 144: Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), Statement of Financial Accounting Standard No. 145: Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (SFAS 145) and Statement of Financial Accounting Standards No. 146: Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146). SFAS 143 is applicable to our financial statements for the fiscal year ending March 31, 2003. SFAS 143 requires that the fair value of the liability for an asset retirement obligation is recorded as soon as it can be reasonably estimated. We are currently determining the impact of SFAS 143. SFAS 144 updates the requirement of SFAS 121: Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed, as well as refining the definition of what constitutes a discontinued operation. We are currently determining the impact of SFAS 144, but no impact is expected on our financial position or results of operations upon adoption. SFAS 145 eliminates inconsistencies in the treatment of sale-leaseback transactions and provides amendments to existing pronouncements. SFAS 145 has no impact on the historical information presented. SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when incurred. SFAS 146 also establishes that fair value is the objective for initial measurement of the liability. We have not yet determined the impact, if any, that SFAS 146 will have on our financial position or results of operations.

BUSINESS

Our Company

        We are one of the leading manufacturers of highly-engineered mechanical power transmission components. Our product portfolio includes flattop chain and modular conveyer belts, industrial bearings, aerospace bearings and seals, special components, couplings and gears and industrial chain. Because of our innovative product design, premium products, brand reputation and long history of reliability, we have achieved a significant share in many of the markets we serve. We estimate that over 80% of our sales in fiscal year 2002 were from products for which we believe we had the number one or number two market position. Our products are used in the plants and equipment of companies in diverse industries, including food and beverage, energy, aerospace, forest products, cement and construction. We have a large and growing installed base of products consisting primarily of moving, wearing components that are consumed in use and have a predictable replacement cycle. In addition, due to the complexity of our customers' manufacturing operations and the high cost of process failures, our customers have demonstrated a strong preference to replace their worn Rexnord products with new Rexnord products. This replacement dynamic drives recurring replacement sales, which we refer to as aftermarket sales, that we estimate accounted for approximately 60% of our North American sales in fiscal year 2002 (excluding special components). For the twelve months ended September 30, 2002, our pro forma sales and Pro Forma Adjusted EBITDA were approximately $723.8 million and $128.1 million, respectively.

        We manufacture what we believe to be the broadest product portfolio of mechanical power transmission products in the industry in our 33 manufacturing facilities located around the world. Our products are either incorporated into products sold by original equipment manufacturers, or OEMs, or sold to end-users through industrial distributors as aftermarket products. We have over 5,400 employees, approximately 250 of whom are field sales persons who market and sell our products to over 2,000 OEMs worldwide and to more than 400 industrial distributors. Our industrial distribution customers resell our products through over 1,900 distributor branches throughout the United States. The following table displays our estimate of the primary end-markets we serve through our distributors and OEMs.

Percentage of Net Sales by End-Market for Fiscal Year 2002
Total	100%
Food and Beverage	22%
Energy	15%
Aerospace	11%
Forest Products	9%
Construction	7%
Agri-farm	6%
Cement	5%
Air Handling	5%
Other	20%

Total	100%

        Flattop Chain.    We are the leading developer and manufacturer of flattop chain and components for related conveyor systems, with approximately a 30% market share in fiscal year 2002. Our flattop chain is highly-engineered conveyor chain that provides a smooth continuous conveying surface that is critical to high-speed operations such as those used to transport cans and bottles in beverage-filling operations. Flattop chain products need to be replaced every 2 to 3 years on average. We estimate that aftermarket sales accounted for over 59% of our overall flattop chain sales in fiscal year 2002. We believe that the high proportion of aftermarket sales combined with the less cyclical nature of our primary flattop chain end-markets, food and beverage, makes our flattop sales less susceptible to general economic cycles. Key end-users of our flattop chain products include Anheuser-Busch Companies, Inc., Coca-Cola Bottling Company, Nestlé S.A., Pepsi Bottling Group and The Procter & Gamble Company, and key OEM customers include GEBO Industries S.A., a subsidiary of Sidel SA, KHS Maschinen & Anlagenbau, and KRONES AG.

        Industrial Bearings.    We design and manufacture a wide variety of bearings, most of which are mounted. We estimate that we had the largest share of the U.S. mounted roller and ball bearings market, with approximately a 24% market share in fiscal year 2002. Bearings are components that support, guide and reduce the friction of motion between fixed and moving machine parts. Bearings have an average replacement cycle of 1 to 2 years. We estimate that because of our large installed base of products and our distributor relationships, our aftermarket sales of industrial bearings products accounted for approximately 69% of our overall industrial bearings sales in fiscal year 2002. Our bearings offer our customers numerous technological advantages such as specialized seals, which provide superior product integrity, and unique internal geometry to better control speed. These advanced features make these products less price sensitive than unmounted commodity bearings, which enables us to sustain higher pricing and margins on these products. Our key OEM customers for our industrial bearings products include Caterpillar Inc., Eaton Corporation, Mercury Marine International and Vermeer Manufacturing Company.

        Aerospace Bearings and Seals.    We believe that we are the leading supplier of rolling element airframe bearings, slotted-entry bearings and split-ball sliding bearings, and a leading supplier of aerospace seals, to the aerospace industry. We supply our aerospace bearings and seals to the commercial aircraft, military aircraft and regional jet end-markets for use in door systems, engine controls, engine mounts, flight control systems, landing gear and rotor pitch control. The majority of our sales are to engine and airframe OEMs that specify our products for their aircraft platforms. We believe this designation creates a predictable source of revenue for us and establishes a significant barrier to entry for others. Our key OEM customers for these products include industry leaders such as Airbus S.A.S., The Boeing Company, GE Aircraft Engines and Gulfstream Aerospace Corporation.

        Special Components.    Our special components products are comprised of three primary product lines: electric motor brakes, miniature mechanical power transmission components and security devices for utility companies. Each of these product lines serves niche markets where competition is highly fragmented. We are able to command attractive margins on our special components products as a result of our exceptional engineering and service. Our key OEM customers include Applied Materials, Inc., Baldor Electric Company, Cessna Aircraft Company, Consolidated Edison, Inc., the U.S. Motors division of Emerson Electric and Peoples Energy Corporation.

        Couplings and Gears.    We are the leading manufacturer of dry couplings, and we also manufacture gearsets and gearboxes. Couplings are the interface between two shafts that permit power to be transmitted from one shaft to the other, and gearsets and gearboxes are used to reduce the output speed and increase the torque of an electric motor or engine to the level required to drive a particular piece of equipment. Our couplings and gears are sold to a variety of end-markets, including the chemical, petrochemical, food, steel, forest products and pulp and paper industries. On a combined basis, we estimate that approximately 62% of our sales of couplings and gears in fiscal year 2002 constituted sales to the aftermarket. Our key OEM customers include ABB Robotics, Astec Industries, Inc., Atlas Copco A.B., Stamler Machine Co., Inc. and the Carrier Division of United Technologies Corporation.

        Industrial Chain.    We are a leading supplier of industrial chain. We are a global manufacturer of highly-engineered industrial chain product, and we currently serve as a manufacturer of roller chain in Europe and reseller of commodity roller chain product in the United States. We estimate that approximately 58% of our total industrial chain sales were made to the aftermarket in fiscal year 2002.

Our key OEM customers of industrial chain include Astec, Caterpillar, The Charles Machine Works, Inc. and Stamler.

Our Industry

        Mechanical power transmission products are generally critical components in the machinery or plant in which they operate, yet they typically represent only a fraction of an end-user's total production cost. However, because the cost of product failure to the end-user is substantial, we believe end-users in most of the markets we serve consider a number of factors, rather than price alone, when making a purchasing decision. We believe end-users of mechanical power transmission components place a premium on factors such as quality, reliability, availability and selection. The most successful industry participants are those that can leverage their products' reputations for quality and reliability, as well as their distribution networks, to maintain attractive margins on products and gain market share.

        Our industry is also characterized by relatively high barriers to entry, including the need for significant start-up capital expenditures, experience with sophisticated engineering requirements and long-standing customer relationships. In addition, companies are increasingly focusing on limiting their supplier base, which we expect should allow companies with broader product offerings to capture additional market share.

        The mechanical power transmission industry is fragmented, containing numerous participants, most with limited product lines in specific geographies. There are only a few national and international competitors of a size comparable to our own, including the Emerson Power Transmission Division of Emerson Electric, the Dodge Manufacturing Division of Rockwell Automation, Inc., Renold plc and Tsubakimoto Chain Company. The industry's customer base is broadly diversified across many sectors of the economy. We believe that market growth in the mechanical power transmission industry is closely tied to overall growth in industrial production.

Our Competitive Strengths

        Market Leadership Positions.    We are one of the leading manufacturers of highly-engineered mechanical power transmission components. We have served customers with our mechanical power transmission products for over a century and, as a result, we have developed a strong portfolio of quality brands that have achieved market leadership positions. We estimate that over 80% of our sales in fiscal year 2002 were from products for which we believe we had the number one or number two market share position. We believe that we are the leading manufacturer of flattop chain and components for related conveyor systems, rolling element airframe bearings and dry couplings. Our extensive offering of high-quality products, positive brand perception, highly-engineered product line, market experience and focus on customer satisfaction are the bases upon which we seek to maintain and grow the market share positions for our key products.

        Significant Installed Base in Diversified End-markets.    Almost all of our products are moving, wearing components that are consumed in use, creating a recurring aftermarket revenue stream that, on average, generates higher gross profit margins than our OEM sales. The average replacement cycles for our products are 2 to 3 years for flattop chain, 1 to 2 years for industrial bearings, 1 to 5 years for industrial chain, 6 to 15 years for couplings and 7 to 20 years for gears. We estimate that over 60% of our North American mechanical power transmission sales in fiscal year 2002 (excluding special components) were generated in the aftermarket. With our customers' demonstrated preference to replace their worn Rexnord products with new Rexnord products, our large installed base of products provides a source of recurring revenue and an additional barrier to entry for potential competitors. We serve customers across a wide array of end-markets, including less cyclical sectors, such as food and beverage, as well as energy, aerospace, forest products, cement and construction. We believe our end-user and product line diversification, combined with the replacement nature of our products, mitigates the effect of an economic downturn on our business.

        Strong Free Cash Flow Generation and Attractive Margins.    We generated $128.1 million of Pro Forma Adjusted EBITDA and made capital expenditures totaling $17.4 million for the twelve months ended September 30, 2002. Our Pro Forma Adjusted EBITDA margin was 17.7% for the twelve months ended September 30, 2002, despite a challenging economic environment. We believe our high margins are primarily attributable to the relative price stability of many of our products and our continuing restructuring efforts and cost savings initiatives. Our capital expenditures ranged from 4.9% of net sales for fiscal 2000 to 2.4% of net sales for the twelve months ended September 30, 2002, and we are in the process of lowering our working capital needs as a result of the rationalization of our manufacturing capacity through plant closings, consolidations and related head-count reductions.

        Leading Distribution Relationships.    We have established long-term relationships with OEMs that serve a wide variety of industries. In turn these OEMs, by incorporating our components into their products, have helped create a broad installed base for our products that generates significant aftermarket sales for us. We also have long-term relationships with several of the leading distributors in our industry. Our three key distributors are Applied Industrial Technologies, Inc., Kaman Corporation and Motion Industries, Inc. We believe our network of distributors is the broadest of any mechanical power transmission company. Our industrial distributors are key strategic partners with over 1,900 distributor branches, providing us with local access to end-users across the United States. Approximately $225 million of our net sales in fiscal year 2002 were generated through our U.S. industrial distribution network. Our sales volume, end-user preference and product line breadth make our portfolio an attractive package to distributors in our industry.

        Broad Portfolio of Highly-Engineered, Value-Added Components.    We believe our product portfolio is one of the broadest in the mechanical power transmission industry. Our product portfolio consists of highly-engineered solutions with exceptional functionality and features a wide range of complementary branded products that have positioned us as a one-stop supplier of choice. This product line breadth provides us leverage with distributors, creates end-user preference for our brands and allows us to pursue our cross-selling or "bundling" marketing strategy. Moreover, we believe we have lower selling costs per unit than our single-line competitors due to the economies of scale afforded to us by our broad product portfolio and distributor relationships.

        Strong and Experienced Management Team.    We are led by an experienced management team with an average of 25 years of general industrial experience, including an average of 11 years at Rexnord or our former parent company, Invensys plc. In addition, in connection with the Acquisition, George Sherman, the former Chief Executive Officer of Danaher Corporation, has joined us as the non-executive Chairman of the Board. Mr. Sherman was instrumental in the development of the "Danaher Business System," which focuses on continuous improvement, the customer, product quality and the work environment. We expect that Mr. Sherman's experience and expertise will greatly facilitate the implementation of our operational excellence initiatives. As a result of the Acquisition, Mr. Sherman and other members of senior management own approximately 4% of our common equity and are eligible for additional equity incentives pursuant to a stock option plan.

Business Strategy

        Drive Operational Excellence.    One of the cornerstones of our business strategy is to continue to aggressively implement our operational excellence initiatives, collectively known as the Rexnord Business System, or RBS. RBS includes the implementation at all operating levels of a lean enterprise strategy to improve inventory management, customer delivery and plant utilization and to further improve our cost structure. RBS includes an on-going effort to eliminate waste from every business process. We began deploying RBS following the arrival of our Chief Executive Officer, Robert Hitt, in early 2001. As a result, our operations have improved over the past year with a 16% inventory reduction and a 20% improvement in on-time delivery performance. We intend to leverage Mr. Sherman's experience with the Danaher Business System to accelerate the implementation of RBS by continuing to re-define manufacturing processes and implement and expand our lean operating initiatives. Our near-term targets for improvement include an additional reduction of inventory, continued improvement of on-time delivery and a significant improvement in quality metrics.

        Capitalize on Cyclical Recovery.    Several of our businesses sell into industrial markets that have experienced cyclical volume declines over the past two years as a result of general economic conditions, a sharp liquidation of industrial inventories, and, in the case of aerospace bearings and seals, an industry-specific downturn as a result of the events of September 11, 2001. We have aggressively pursued cost savings and restructuring initiatives that have resulted in a reduction of our fixed cost base. While the timing of a recovery in cyclical markets is uncertain, we believe that we are well-positioned to experience further margin improvement given the historical profitability of our business throughout the business cycle and the substantial fixed costs we have eliminated from our cost structure over the last two years.

        Continue to Develop Higher Margin Business.    We will focus our resources on increasing the sales of our higher margin, market-leading product lines. While we will continue to offer our customers our broad portfolio of mechanical power transmission solutions, we believe there is a substantial opportunity to increase our market share in each of our most profitable businesses, including flattop chain and industrial bearings. By strategically allocating our incremental resources, including sales and marketing and research and development, to our higher margin businesses, we believe we will be able to improve the profitability of our overall business going forward.

        Leverage our Sales and Distribution Network.    Because we market our products directly to both OEMs and end-users, we are able to create an expressed end-user preference for our products. This strategy of creating "pull-through" demand for our products is important in preserving our relative market power with OEMs and distributors and distinguishes us from our competitors. Additionally, by organizing our sales and marketing organization along industry lines, we are able to leverage our established industry knowledge, reputation and technical expertise to cross-sell other complementary product lines. We believe this bundling strategy, made possible by our broad and diverse product portfolio, will enhance our ability to gain market share and drive future sales growth.

        Increase Served Market.    In addition to pursuing bundling opportunities within certain industries, we are also using our extensive knowledge of these key industries to pursue similar opportunities in new markets. For example, we expect to continue to apply our extensive experience with end-users in the beverage industry to provide innovative solutions to end-users in the food industry. These cross-selling initiatives are currently underway, and we have identified this type of expansion as an area for growth. We are also pursuing the possibility of expanding our presence in Asia and Europe with certain of our product lines that have a leading market position or a demonstrated technological advantage over products currently being used in these areas.

Products

        Our product categories include flattop chain and modular conveyor belts, industrial bearings, aerospace bearings and seals, special components, couplings and gears and industrial chain.

  Flattop Chain

        We are the leading developer and manufacturer of flattop chain and components for related conveyor systems, with approximately a 30% share of the flattop chain market in fiscal year 2002. We manufacture our flattop chain products in our manufacturing facilities in Wisconsin, Puerto Rico, Italy and the Netherlands. Flattop chain is a type of highly-engineered conveyor chain that provides a smooth, continuous conveying surface for a variety of products, and is primarily sold to the food and beverage, consumer products and parts processing industries. Our primary flattop chain products include:

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  TableTop® chain.  We are the leading manufacturer of unit link flattop chain, which we market as our TableTop®chain. Although unit link flattop chain was originally available only in metal, today we ship more plastic chain than metal as metal unit link flattop chain has been gradually replaced with plastic chain. We believe that we maintain the industry's largest product portfolio of both plastic and metal unit link flattop chain.

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  MatTop® chain.  MatTop® chain is our brand of modular chain that is made completely of plastic. Modular chain has an inherent advantage over competing products such as rubber belt and roller conveyors due to its more precise functioning, lower maintenance requirements and corrosion resistance. Modular chain applications have gradually expanded to include beverage and unit handling, and we have positioned ourselves as one of the top suppliers of modular chain to the food and beverage and other unit handling industries.

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  Conveyor components.  We manufacture a full range of conveyor components that are sold in conjunction with our TableTop®and MatTop® chain products. These products, which include levelers and guide rails, enable us to offer a complete package of conveying and conveyor components.

        Market.    The flattop chain market has experienced and continues to undergo a shift towards plastic. We estimate that, today, approximately 60% of the U.S. unit link flattop chain market is plastic and nearly 100% of the U.S. modular flattop chain market is plastic. We believe this trend towards plastic will continue in the flattop chain market as more food and beverage companies begin to replace their older conveyor lines and as container production continues to move away from the use of returnable glass bottles that have traditionally been conveyed on stainless steel chain. This trend has not yet significantly affected the European flattop chain market, however, as European manufacturers and processors have a propensity to use metal chains that conform to standardized designs. In addition, we believe there will be other additional growth opportunities as rubber belt and roller conveyor are replaced by newer technologies.

        Customers.    We market our flattop chain products directly to end-users, and market and sell these products to both OEMs and distributors. Our key end-users include Anheuser-Busch, Coca-Cola Bottling, Nestlé, Pepsi Bottling and Procter & Gamble, and our key OEM customers include GEBO, KHS and Krones.

        Competition.    We and Intralox, Inc. are the two leading manufacturers in the flattop chain market. Our other principal competitors include System Plast S.p.A. and Habasit A.G. In addition, regional manufacturers with limited product offerings service portions of the remaining market.

  Industrial Bearings

        We are the leading manufacturer in the U.S. mounted roller and ball bearings market, with an estimated market share of approximately 24% for fiscal year 2002. We manufacture our industrial bearings products in our facilities in Indiana, Tennessee, Michigan and Illinois. Operations at our facilities in Indiana, Michigan and Illinois are ISO 9001 quality certified, and our operations at our Tennessee facility are QS 9000 quality certified. Industrial bearings are components that support, guide and reduce the friction of motion between fixed and moving machine parts. These products are primarily sold for use in the forest products, construction equipment, and agricultural equipment industries. Industrial bearings are sold either mounted or unmounted. We primarily produce mounted bearings, which are offered in a variety of specialized housings to suit specific industrial applications, and generally command higher margins than unmounted bearings. Our primary industrial bearings products include:

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  Roller bearings.  Roller bearings offer higher performance levels and can carry heavier loads than standard ball bearings. Our spherical roller bearings are technically advanced because they are self-aligning and thus do not require bearing adjustment during mounting.

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  Ball bearings.  Ball bearings are antifriction devices made up of hardened inner and outer rings between which hardened steel balls roll. We manufacture standard duty ball bearings used primarily in agri-farm, food processing and construction applications as well as heavy duty ball bearings, which are desirable in applications such as high-speed air handling applications.

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  Cylindrical bearings.  Cylindrical bearings contain "cylindrical" rollers that are crowned or end-relieved to reduce stress concentrations, which results in low friction and allows for high-speed applications. These bearings wear slowly, minimizing sudden breakdowns and are known for their strength and durability.

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  Filament and Sleeves.  Filament bearings, sold under the Duralon® brand name, are self-lubricating bearings that feature a woven Teflon® fabric liner and can withstand demanding loads and speeds. Sleeve bearings, sold under the Link-Belt® brand name, are durable as they are made of metal alloys and are typically compact in nature.

        Market.    In fiscal year 2002, the bearings market was approximately $23 billion, of which North America accounted for approximately $7.4 billion and the North American mounted bearings market in which we primarily compete was approximately $660 million. We are the U.S. market leader in mounted bearings, with approximately a 24% share in fiscal year 2002. Besides us, the largest suppliers in the mounted bearings market are Rockwell and Emerson. The three of us combined accounted for approximately 60% of the overall mounted bearings market in fiscal year 2002. Market competition in the bearings industry is based primarily on cost, quality, on-time delivery and market access. Our market leadership position in U.S. bearings results from a focus on each of these key areas.

        Customers.    We sell our industrial bearings products to a variety of customers within numerous end-markets. Our principal bearings customers include Caterpillar, Eaton, Mercury Marine and Vermeer.

        Competition.    Our primary competitors in the industrial bearings market include Emerson and Rockwell, and to a lesser extent, Minebea Co., Ltd., and Aktiebolegat SKF. Several multinational firms also are competitive in the unmounted bearing market including INA-Holding Schaeffler KG, Ingersoll-Rand Company, Ltd., Koyo Seiko Co., Ltd., NSK Ltd., NTN Bearing Corporation and Timken.

  Aerospace Bearings and Seals

        We serve three primary end-markets with our aerospace bearings and seals products including commercial aviation, military aircraft and regional jets. Our aerospace bearings and seals products are manufactured in our facilities in Illinois and California and are supported by a direct sales organization of aerospace agents and distributors. Our aerospace bearings and seals products consist of rolling element airframe bearings sold under the Shafer® brand, slotted-entry and split-ball sliding bearings sold under the PSI® brand name and aerospace seals that are sold under the Cartriseal® brand name, which are primarily sold for use in both aerospace and industrial applications.

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  Rolling element airframe bearings (Shafer® bearing).  We are a leading supplier of rolling element airframe bearings. We are also a leading provider of technical service, product development and testing, and have achieved a strong position in the high performance oscillating bearing market.

    Shafer® roller bearings provide low friction, high load carrying capabilities and internal self-alignment and are used in landing gear, flight control systems and door systems.

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  Slotted-entry and split-ball sliding bearings (PSI® bearing).  We are a leading supplier of slotted-entry and split-ball sliding bearings. Slotted-entry bearings are utilized because of their reduced weight, smaller size and design flexibility, and are used primarily in landing gears, flight control systems and engine mounts. Split-ball sliding bearings are used for their unidirectional axial load capabilities, additional total bearing area, high capacity and greater stiffness, and are found in secondary control systems, such as slats and flaps, as well as applications such as landing gear retract actuators, and fixed end of flight control actuators. We also manufacture split-race bearings, used in landing gears where high load and stiffness are required, which provide equal axial load capabilities in either direction allowing more total bearing area, capacity and ease of installation and replacement.

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  Aerospace seals (Cartriseal®).  We are a leading manufacturer in the aerospace seals market. We also are a leading supplier of turbine gearbox and accessory equipment seals, and a major supplier of smaller turbine mainshaft seals and refrigeration compressor seals. We manufacture contacting face seals and non-contacting, or lift off, face seals, circumferential seals and specialty seals used in gas turbine engines, gearboxes, auxiliary power units, accessory equipment, refrigeration compressors, industrial turbines and compressors.

        Market.    The aerospace components industry is highly fragmented and consists of many small, specialized companies and a limited number of larger, well-capitalized companies. We compete in product-specific markets that we estimate have historically been under $100 million in revenues. The relatively small size of the markets, combined with the industry's stringent regulatory approvals, quality requirements and certification processes, increase the barriers to entry for potential competitors. For example, all potential competitors must meet the certification requirements and qualification approvals required by the FAA and aircraft and engine OEMs. We believe that we operate in an attractive segment of the marketplace, serving niche markets that may be too small to attract the interest of the larger aerospace companies, while possessing financial resources and technical expertise of a larger company.

        Customers.    We sell our aerospace products to OEMs, distributors and the U.S. government. The majority of our sales across these three business units are to engine and airframe OEMs. Our largest aerospace customer is Boeing, which accounted for approximately half of both our aerospace roller and slotted-entry bearing sales in fiscal year 2002. Our other key bearing customers include Airbus, GE Aerospace and Gulfstream. Our largest seal customer in fiscal year 2002 was Honeywell Inc. The U.S. government and United Technologies' Pratt & Whitney and Sundstrand divisions also were significant aerospace customers for us in fiscal year 2002.

        Competition.    We believe we are the market leader in the rolling element airframe, slotted-entry and split-ball sliding bearing markets and the number three manufacturer in the aerospace seals market. Our primary competitors include Minebea, MRC Bearings, Inc., McKechnie Ltd., Kaydon Corporation and Perkin-Elmer, Inc.

  Special Components

        Our special components products are comprised of three primary product lines; electric motor brakes, miniature mechanical power transmission components and security devices for utility companies.

These products are manufactured by three stand-alone niche businesses: Stearns,W.M. Berg and Highfield:

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  Stearns. Stearns is a manufacturer of electric motor brakes, switches and clutches. These products are used in a wide variety of applications where safety or protection of people or equipment is required.

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  W.M. Berg.  W.M. Berg offers a complete line of miniature precision rotary and linear motion control devices in addition to a highly diverse product line consisting of gears, idlers, bearings, sprockets, cams, belts and couplings.

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  Highfield.  Highfield manufactures a broad range of utility company barrel lock and key systems, security hardware, specialty tools, metal-formed sealing devices, and safety valves. Its business is divided into four separate product groups, including security, oil valves, impellers and gas safety valves.

        Market.    Stearns' products are used in a diverse range of applications, including steel mills, oil field equipment, pulp processing equipment, large textile machines, rubber mills, metal forming machinery and dock and pier handling equipment. W.M. Berg sells its products to a variety of markets, including semiconductor, telecommunications, medical equipment, robotics, instrumentation, office equipment, production tooling, digital imaging and printing, aerospace and automated vending. Highfield's products are sold to a variety of markets, including electric, gas, water, telecommunications, utilities and plumbing and heating.

        Customers.    Stearns has a network of over 500 distributors servicing customers in numerous industries, including material handling, cranes, servomotors and actuators, conveyors, and single-phase motor manufacturers. Key Stearns customers include Baldor, General Electric, Reliance Electric Company, U.S. Electrical Motors, and W.W. Grainger, Inc. Approximately 75% of W.M. Berg's sales in fiscal year 2002 were made to OEMs and approximately 25% to distributors. Key OEM customers include Applied Materials, Celestron, Cessna Aircraft, Cross Match Technologies, Inc. and Guidant Corporation. W.M. Berg's primary distributors include Applied Industrial Technologies, Kaman and Motion Industries. Approximately 15% of Highfield's sales were made to OEMs, 32% to oil and heat wholesalers and 53% to utilities and installers. Some of Highfield's key customers include Baldor Electric, Cessna Aircraft, Consolidated Edison, the U.S. Motors division of Emerson Electric and Peoples Energy.

        Competition.    We compete against a wide variety of niche manufacturers in each of our respective markets. These markets are highly fragmented.

  Couplings and Gears

        We are the leading manufacturer of dry couplings, and we are also a manufacturer of gearsets and gearboxes. Our couplings are primarily used in high-speed, high torque applications and are manufactured in our facilities in Nebraska, Pennsylvania, Wisconsin, France and Germany. Our gear products are manufactured in our facilities in Louisiana, Pennsylvania, Texas, Virginia, Wisconsin, China and Germany. Couplings are the interface between two shafts that permit power to be transmitted from one shaft to the other. Gearsets and gearboxes are used to reduce the output speed and increase the torque of an electric motor or engine to the level required to drive a particular piece of equipment. Because shafts are often misaligned, we design our couplings with a measure of flexibility that accommodates slight misalignment.

        Couplings and gears are comprised of our Flexible Disc, Elastomeric and Magnetic product lines and are sold under the Thomas®, Omega®, Rex® Viva®, Rex®, MagneLink®, Addax®, ModulFlex® and Brook Hansen™ brand names.

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  Flexible Disc.  Flexible Disc couplings are non-lubricated, metal flexing couplings that are used for the transmission of torque and the accommodation of shaft misalignment. Our flexible disc couplings are sold under the Thomas® and ModulFlex®brands.

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  Elastomeric.  Elastomeric couplings are flexible couplings ideal for use in industrial applications such as pumps, compressors, blowers, mixers and many other drive applications and are marketed under the Rex Omega™, Rex Viva® and Brook Hansen™brands.

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  Magnetic. Magnetic technology prevents breakage by allowing slippage within the coupling itself, unlike older coupling technology that breaks under stress. Our magnetic couplings are marketed under the Rex® MagneLink® brand name to numerous industries, including petrochemical, power utilities, cement, food and beverage, pulp and paper, forest products and construction equipment, as well as to the U.S. Navy. These couplings are utilized in a variety of applications, including pumps, blowers, engine drives, conveyors and compressors.

        Our gear products are sold under the Rex®, Link-Belt®, Prager™ and Hansen® brand names:

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  Gears.  Our primary gear products are the Hansen® S-3, Planetgear™ and the Link-Belt® Model R, and our Link-Belt® PIV and Link-Belt® shaft mount models are competitively priced. These products are sold primarily to the forest products and beverage industries.

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  Service.  Prager™ is our gearbox repair service company that has a manufacturing facility dedicated to the aftermarket.

        Market.    The $2.5 billion gear market in which we participate is both competitive and fragmented, with the top three competitors accounting for less than 40% of the market in fiscal year 2002. Although there is no dominant competitor, industry participants are often regionally focused and produce a limited range of niche products. The couplings market is estimated at approximately $1.0 billion in annual sales and generally follows the investment cycles of the industries it supplies. Global demand for couplings is split approximately equally between North America, Europe and the rest of the world. The couplings market is split between dry couplings and wet couplings. Although we are a supplier of coupling and gear products that are used in the infrastructure of automotive plants and facilities, we are not a supplier of automotive parts and, as a result, the mechanical power transmission industry which we primarily serve does not encompass the sale of such parts.

        Customers.    We sell our couplings and gearsets and gearboxes to a variety of customers in several end-markets, including the chemical, petrochemical, food, steel, forest products and pulp and paper industries. Due to the high level of customized application in the couplings market, couplings are our only mechanical power transmission product group to have a greater percentage of sales through the OEM channel than in the aftermarket. We estimate that approximately 55% of our sales of couplings in fiscal year 2002 were to OEMs, with the remaining 45% constituting sales to the aftermarket. However, on a combined basis, we estimate that 62% of our sales constitute sales to the aftermarket. Our key OEM customers for couplings and gearsets and gearboxes include ABB Robotics, Astec, Atlas Copco, Stamler Machine and the Carrier Division of United Technologies.

        Competition.    The market for couplings is fragmented with numerous manufacturers. Our primary competitors are Lovejoy, Inc., MetaStream (a unit of John Crane), TB Woods Corporation, Kop-Flex (a unit of Emerson) and United Technologies' Falk Corporation.

        The market for geared products is both large and fragmented. Our key competitors include Flender Corporation, Rockwell, SEW and United Technologies' Falk Corporation.

  Industrial Chain

        We are a leading supplier of engineered and roller chain in both the United States and Europe. Our industrial chain products are manufactured in our facilities in Wisconsin, North Carolina, Germany and Brazil. These products are used in various applications in numerous industries, including food and food processing, beverage and container, construction and agricultural equipment, hydrocarbon processing and cement and metals processing. Our primary industrial chain products include:

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  Engineered chain.  Our engineered chain products, which are sold under the Link-Belt® and Rex® brand names, are designed and manufactured to meet the demands of customers' specific applications. These products are used in many applications including cement elevators, construction equipment and conveyors, and they are supplied to the energy, forest products, cement and food and beverage processing industries.

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  Roller chain.  Our roller chain product line, which is marketed under the Rex® and Link-Belt® brand names, is supplied to a variety of industries primarily for conveyor and lifting applications. In the United States, roller chain is a product that is generally produced according to an ANSI (American National Standards Institute) specification. As a result, roller chain has largely become a standardized or commoditized product, with very little differentiation between product manufactured in North America and low-cost imports from China and India. While we continue to manufacture roller chain at our facility in Germany, we have entered into an agreement with a U.S. subsidiary of Tsubakimoto to brand Tsubakimoto's roller chain in the United States. As a result, we closed our last remaining North American roller chain manufacturing facility in December 2001.

        Market.    The roller chain market is principally comprised of commodity products, manufactured to accommodate industry standards and specifications, that are available from numerous sources. We maintain a strong top three position within the North American roller chain market and also believe we have the leading position in the North American market for engineered chain.

        Customers.    We market and sell our industrial chain products directly to OEMs and distributors. In addition, we maintain a sales force that works directly with end-users, including Astec, Caterpillar, Charles Machine Works and Stamler. Approximately 58% of our fiscal year 2002 industrial chain sales were to the aftermarket while the remaining 42% were to OEMs.

        Competition.    Besides us, the leading suppliers in the North American and European industrial chain market are Renold and Tsubakimoto. Together, we estimate that we comprised approximately 40% of the combined market in fiscal year 2002, although the majority of the market is still made up of smaller manufacturers providing niche products. Our primary competition within the North American roller chain market is Emerson Power Transmission and Tsubakimoto, while our primary competition in the North American engineered chain market is Renold and Tsubakimoto. Our primary foreign competitors for both markets include Sedis S.A., Kettenwulf and Daido.

Sales, Marketing and Distribution

  Industry-Focused Sales and Marketing

        We employ a sales strategy focused on key industries rather than individual product lines. We believe this approach distinguishes us from our competitors. Within our key industries—food and beverage, forest products, energy and cement—we market both to OEMs in order to encourage them to incorporate our products and to end-users in order to foster brand preference. With this strategy, we are able to leverage our industry experience and product breadth to sell mechanical power transmission solutions for highly specific industry applications.

        Within each targeted industry, we promote lead products that have historically provided a unique or superior solution for that particular industry's manufacturing process. By focusing our sales and marketing efforts along industry lines, we are able to use the reputation we have established through our lead products to cross-sell our other complementary product lines. Once the initial sale of a lead product has been made, our industry-focused sales force is trained to recognize opportunities to sell other complementary products used in the same process. Some bundling opportunities exist within the same product group, such as sprockets, guide rails and leveling components, and others exist in entirely different product groups, such as couplings, aerospace bearings and gears. This bundling strategy, which we believe is made possible by our brand reputation and broad product portfolio, has resulted in incremental sales, and we believe it is a major advantage for us in competing with companies with limited product offerings.

        In addition to pursuing bundling opportunities within certain industries, we also use our extensive knowledge of these key industries to pursue similar opportunities in new markets. Some of these cross-selling initiatives are currently underway, and we view this type of expansion as a major opportunity for growth.

        We also are focused on maintaining our existing market position within the aerospace bearings and seals market and increasing our global penetration by leveraging our applications expertise, product line breadth and sophisticated testing capability to secure additional long-term agreements with key customers. In addition to strengthening our market share, we are concentrating on increasing aftermarket sales, as 55% of our aerospace seals net sales in fiscal year 2002 were to the aftermarket and between 30% and 35% of our slotted-entry bearings and rolling element airframe bearings net sales were to the aftermarket.

  Distribution

        Our mechanical power transmission components are either incorporated into products sold by OEMs or sold to end-users through industrial distributors as aftermarket products. With over 1,900 distributor locations nationwide, our distributors provide us with one of the most extensive distribution networks in the industry.

        Rather than serving as passive conduits for delivery of product, our industrial distributors are active participants in the overall competitive dynamic in the mechanical power transmission industry. Industrial distributors play a significant role in determining which of our products are stocked at their distributor centers and branch locations and, consequently, are most readily accessible to aftermarket buyers, and the price at which these products are sold.

        We market our products both to OEMs and directly to end-users to cultivate an end-user preference for our products. This customer preference is extremely important in differentiating our products from our competitors' and in creating "pull-through" demand with OEMs and distributors. In some instances, we have established a relationship with the end-user such that we, the end-user, and the end-user's preferred distributor enter into a trilateral agreement whereby the distributor will purchase our products and stock them for the end-user. We believe our extensive product portfolio positions us to benefit from trends towards the rationalization of suppliers by industrial distributors.

        Our products are moving, wearing components that are consumed in use and require replacement and, as a result, give rise to an on-going aftermarket opportunity. Because customers have demonstrated a strong preference for replacing worn Rexnord products with new Rexnord products, our broad installed base of product encourages strong end-user demand and makes our portfolio both valuable and attractive to our distributor network.

Product Development

        Throughout our history, we have demonstrated a commitment to developing technologically advanced products within the mechanical power transmission industry, resulting in 125 active U.S. patents and 275 foreign patents. In addition, we thoroughly test our products to ensure their quality, understand their wear characteristics and improve their performance. These practices have enabled us, together with our customers, to develop reliable and functional mechanical power transmission solutions.

        The majority of our new product development begins with discussions and feedback from our customers. We have a team of over 200 engineers and technical employees who are organized by product line. Each of our product lines has technical staff responsible for product development and application support. If the product engineers require additional support or specialty expertise, they can call upon additional engineers and resources from Rexnord Technical Services, or RTS. RTS is a group of approximately 35 specialists that offers testing capability and support during the development process to all of our product lines. Our existing pipeline and continued investment in new product development are expected to drive revenue growth as we address key customer needs.

Operations

  Rexnord Business System

        We began deploying the Rexnord Business System, or RBS, in early 2001 following the arrival of our Chief Executive Officer, Robert Hitt, to pursue our goal of the elimination of waste from every business process. This operational excellence initiative has been and will continue to be implemented at all operating levels in order to reduce lead times and improve cash flow. RBS encompasses a lean enterprise strategy, the goals of which include improvement of inventory management, customer delivery and plant utilization and cost structure. As a result of RBS, our operations have improved over the past year with a 16% inventory reduction and a 20% improvement in on-time delivery performance. In particular, we are transforming our manufacturing process from a typical batch system to a lean manufacturing system that enables us to better match production to customer demand. To achieve this transformation, we have trained a team of over 130 employees to implement value stream mapping, roll out key Six Sigma initiatives and implement electronic supplier Kanbans to improve production, lead times and reduce inventory. We also plan to train and develop an additional 90 employees in fiscal year 2003 to expand the lean initiative and complete the rollout to the remainder of our manufacturing base.

        In addition, as part of RBS, we initiated a strategic sourcing program to reduce the number of suppliers and lower the cost of purchased materials. With this program we intend to reduce significantly the number of direct and indirect suppliers we use.

        Going forward, we expect to continue to enhance RBS by utilizing Mr. George Sherman's expertise and experience with similar programs, including the Danaher Business System. Through RBS we will continue to redefine our manufacturing processes and implement our lean transformation initiatives. Our near-term targets for improvement include an additional reduction of inventory, a continued improvement of on-time delivery and a significant improvement in quality metrics.

Suppliers and Raw Materials

        In fiscal year 2002, we purchased over $360 million of direct and indirect materials, consisting of approximately $201.0 million of direct materials purchased from over 3,750 direct suppliers and approximately $160 million of indirect materials purchased from over 10,000 indirect suppliers. The top ten direct material suppliers accounted for approximately 13% of our total direct material expenditures in fiscal year 2002, while the top ten indirect material suppliers accounted for 12% of our total indirect material expenditures in fiscal year 2002.

        The principal materials used in our manufacturing processes are commodities that are available from numerous sources. The key metal materials used in our manufacturing processes include: sheet, plate and bar steel, castings, forgings and a variety of components. The key non-metal materials used include high-performance engineered plastic. We believe there is a readily available supply of materials in sufficient quantity from a variety of sources. We have not experienced any significant shortage of our key materials and have not historically engaged in hedging transactions for commodity supplies.

        We generally purchase our materials on the open market. However, in certain situations we have found it advantageous to enter into contracts for certain large commodity purchases. These contracts generally have one- to five-year terms and contain competitive clauses and benchmarking to ensure competitive pricing.

        We expect that any near term impact we may experience as a result of the domestic price increases following the recent increase in imported steel tariffs will be limited. For bearing-quality tubing, although not subject to the reported steel tariff, we will receive firm fixed pricing from our suppliers through March 30, 2003.

Trademarks and Patents

        We rely on a combination of patents, trademarks, copyright and trade secret protection, employee and third party non-disclosure agreements, license arrangements and domain name registrations to protect our intellectual property. We sell many of our products under a number of registered trademarks, which we believe are widely recognized in the mechanical power transmission industry. No single patent, trademark or trade name is material to our business as a whole.

        Any issued patents that cover our proprietary technology and any of our other intellectual property rights may not provide us with adequate protection or be commercially beneficial to us. The issuance of a patent is not conclusive as to its validity or its enforceability. Competitors may also be able to design around our patents. If we are unable to protect our patented technologies, our competitors could commercialize our technologies.

        With respect to proprietary know-how, we rely on trade secret protection and confidentiality agreements. Monitoring the unauthorized use of our technology is difficult, and the steps we have taken may not prevent unauthorized use of our technology. The disclosure or misappropriation of our intellectual property could harm our ability to protect our rights and our competitive position.

        Some of our trademarks include: Rex®, Link Belt®, MB®, Duralon®, Thomas®, Omega®, Rex® Viva®, MagneLink®, Addax®, ModulFlex®, Shafer® Bearing, PSI® Bearing, Cartriseal®, Brook Hansen™, Planetgear™ and Prager™.

Employees

        As of September 30, 2002, we had approximately 5,400 employees, of whom approximately 3,600 were employed in the United States and approximately 1,800 were employed abroad. Approximately 835 of our North American employees are represented by labor unions. The four U.S. collective bargaining agreements to which we are a party will expire on April 30, 2003, August 15, 2004, July 28, 2005 and September 30, 2006. Additionally, approximately 23% of our workforce is employed in Europe where trade union membership is common. We consider our current labor relations to be good. See "Risk Factors—We may be subject to work stoppages at our facilities, or our customers may be subject to work stoppages, which could seriously impact the profitability of our business."

Properties

        We currently maintain 33 manufacturing facilities, 25 of which are located in North America, six in Europe, one in South America and one in Asia. With the exception of one plant located in Downers Grove, Illinois each of our facilities is dedicated to the manufacture of a single product line. Our products are marketed globally through our 250 field sellers to more than 2,000 OEMs and more than 400 industrial distributors, which resell the products to industrial consumers and to smaller OEMs through 1,900 distributor branches nationwide.

        We own and lease facilities throughout the United States and in several foreign countries. Listed below are the locations of our principal manufacturing facilities:

Location	Owned/Leased	Square Footage	Products Manufactured
West Milwaukee, Wisconsin	Owned Owned	370,000 40,000	Industrial Chain Couplings and Gears
Milwaukee, Wisconsin	Leased	100,000	Special Components
New Berlin, Wisconsin	Owned	54,000	Couplings and Gears
Grafton, Wisconsin	Owned	95,000	Flattop Chain and Industrial Chain
Downers Grove, Illinois	Owned Owned	210,000 38,000	Industrial Bearings Aerospace Bearings and Seals
Wheeling, Illinois	Owned	83,000	Aerospace Bearings and Seals
Benton Harbor, Michigan	Leased	30,000	Industrial Bearings
Lincoln, Nebraska	Leased	54,000	Couplings and Gears
Indianapolis, Indiana	Owned	554,000	Industrial Bearings
Simi Valley, California	Leased	37,000	Aerospace Bearings and Seals
Clinton, Tennessee	Owned	177,000	Industrial Bearings
Morganton, North Carolina	Owned	242,000	Engineered Chain
Deer Park, Texas	Leased	16,400	Couplings and Gears
New Orleans, Louisiana	Owned Leased	83,000 32,000	Couplings and Gears Couplings and Gears
Stuarts Draft, Virginia	Owned	93,000	Couplings and Gears
Horsham, Pennsylvania	Leased	80,000	Couplings and Gears
Long Island, New York	Leased Owned	19,780 9,000	Special Components Special Components
Bridgeport, Connecticut	Owned	32,000	Special Components
Warren, Pennsylvania	Owned	100,000	Couplings and Gears
Los Llanos and Coamo, Puerto Rico	Owned Leased	35,000 11,000	Flattop Chain Industrial Chain
Sao Leopoldo, Brazil	Owned	77,000	Flattop Chain and Industrial Chain
Correggio, Italy	Owned	120,000	Flattop Chain
Raon L'etape, France	Owned	217,000	Couplings and Gears
Betzdorf, Germany	Owned	179,000	Industrial Chain
Dortmund, Germany	Owned	54,000	Couplings and Gears
Gravenzande, Netherlands	Leased	110,000	Flattop Chain
Hameln, Germany	Leased	373,500	Couplings and Gears
Changzhou, China	Owned	206,000	Couplings and Gears

Environmental and Health and Safety Matters

        We are subject to a variety of federal, state, local and foreign environmental laws and regulations, including those governing the discharge of pollutants into the air or water, the management and disposal of hazardous substances or wastes and the cleanup of contaminated sites. Some of our operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities. We are also subject to the federal Occupational Health and Safety Act and similar state and foreign laws. We periodically review our procedures and policies for compliance with environmental and health and safety laws and regulations and believe that we are in substantial compliance with all applicable material laws and regulations in the United States. Historically, the costs of achieving and maintaining compliance with environmental and health and safety requirements have not been material to our operations.

        Some environmental laws, such as the U.S. federal Superfund law and similar state statutes, can impose liability for the entire cost of cleanup of contaminated sites upon any of the current or former site owners or operators or upon parties who sent waste to these sites, regardless of whether the owner or operator owned the site at the time of the release of hazardous substances or the lawfulness of the original disposal activity. We have been identified as a potentially responsible party for contamination at contaminated sites, including for contamination in the groundwater under, and in the vicinity of, our Downers Grove, Illinois facility. We currently are addressing historic contamination at other facilities. Our costs in connection with some of these sites are difficult to predict, but we do not expect them to be material. However, we are being indemnified by our former parent company, Invensys, for certain environmental liabilities related to our facility in Downers Grove, Illinois, and for other pre-existing environmental liabilities. See description of indemnification set forth under the heading "The Acquisition," as well as the information set forth under the heading "Risk Factors—Environmental regulation may impose significant environmental compliance costs and liabilities on us."

Legal Matters

        We are, from time to time, party to various routine legal proceedings arising out of our business. These proceedings primarily involve commercial claims, product liability claims, personal injury claims and workers' compensation claims. We cannot predict the outcome of these lawsuits, legal proceedings and claims with certainty. Nevertheless, we believe that the outcome of any currently existing proceedings, even if determined adversely, would not have a material adverse effect on our business, financial condition and results of operations. In addition, we are being indemnified by our former parent company, Invensys, against certain legal matters in existence prior to the consummation of the Acquisition. See description of indemnification set forth under the heading "The Acquisition."

MANAGEMENT

Executive Officers and Directors

        The following table sets forth information concerning our executive officers and directors as of the date of this prospectus.

Name	Age	Position
George M. Sherman	61	Chairman of the Board
Robert A. Hitt	45	President, Chief Executive Officer and Director
Thomas J. Jansen	51	Chief Financial Officer
James T. Richard	40	Executive Vice President, Sales and Marketing
Michael N. Andrzejewski	49	Vice President of Business Development and Secretary
Mark H. Kohler	45	Vice President, Lean Enterprise Operations
Thomas J. Smith	57	Vice President, Human Resources
Praveen R. Jeyarajah	35	Director
Jerome H. Powell	49	Director
Bruce E. Rosenblum	49	Director

        George M. Sherman has been the non-executive Chairman of Campbell Soup Company since August 2001. Prior to that time, from February 1990 to May 2001, Mr. Sherman served as the Chief Executive Officer of Danaher Corporation. Prior to his tenure with Danaher, Mr. Sherman served as the Executive Vice President of Black and Decker's Power Tools Group. Mr. Sherman also served as President of Emerson Electric's Skil Corp. and Weed Eater Division for two years and one year, respectively.

        Robert A. Hitt became our President and Chief Executive Officer in April 2001. In addition, Mr. Hitt has been the Chief Operating Officer of Invensys Industrial Components and Systems Division since April 2002, Division Chief Executive of Invensys Automation Systems Division from April 2001 to March 2002 and Division Chief Executive of Invensys Industrial Drive Systems Division from October 2000 to March 2001. Mr. Hitt joined Siebe/Invensys in 1994 and previously held various positions including President of Climate Controls from June 1997 to October 2000 and prior to June 1997, General Manager of Appliance Controls.

        Thomas J. Jansen became our Executive Vice President of Finance and Chief Financial Officer in April 2001. In addition, Mr. Jansen has been Executive Vice President of Finance of Invensys Industrial Components and Systems Division since April 2002, Executive Vice President of Finance of Invensys Automation Systems Division from April 2001 to March 2002 and Executive Vice President of Finance of Invensys Industrial Drive Systems Division from March 1999 to March 2001. Prior to that time, from August 1998 to February 1999 Mr. Jansen was Vice President of Finance for the Power Drives Division of BTR plc. From July 1992 to August 1998, Mr. Jansen was Vice President of Finance and Chief Financial Officer of Rexnord Corporation. Mr. Jansen served in various financial positions for Rexnord Corporation and its predecessor, Rexnord Inc. from 1981 through July 1992.

        James T. Richard became our Executive Vice President of Sales and Marketing in June 2002. From August 2001 to June 2002, Mr. Richard served as President of BAE Automated Systems, Inc. From May 2001 to August 2001, Mr. Richard served as Vice President for Marketing and Communications at Invensys Automations Systems Division. Prior to that time, Mr. Richard was Senior Director of Business Development at Siemens Building Technologies.

        Michael N. Andrzejewski became our Vice President of Business Development in April 2000 and was elected Secretary in November 2002. In addition, Mr. Andrzejewski has been Vice President of Business Development of the Invensys Industrial Components and Systems Division since April 2000. Prior to his current assignment, from October 1998 to April 2000, Mr. Andrzejewski was President of

Rexnord Chain and Conveyor Group and from July 1995 to October 1998 served as President of Rexnord Industrial Chain Group.

        Mark H. Kohler became our Vice President of RBS in February 2001. Prior to joining us, from September 1997 to February 2001, Mr. Kohler was a Plant Manager at TRW Automotive, Inc. Prior to that time, from January 1995 to September 1997, Mr. Kohler served as General Manager at Hendrickson Truck Suspension.

        Thomas J. Smith became our Vice President of Human Resources in February 2002. Prior to that time, from November 1993 to February 2002, Mr. Smith served as Vice President of Human Resources for the Control Systems Division of Invensys/Siebe. Prior to 1993, Mr. Smith was with GTE for 24 years in various human resource positions, including GTE Director of Human Resources.

        Praveen R. Jeyarajah was elected as one of our directors in connection with the Acquisition. Mr. Jeyarajah has been a Managing Director of The Carlyle Group since 2001. Prior to joining The Carlyle Group, Mr. Jeyarajah was with Saratoga Partners, from 1996 to 2000. Prior to that, Mr. Jeyarajah worked at Dillon, Read & Co., Inc.

        Jerome H. Powell was elected as one of our directors in connection with the Acquisition. Mr. Powell has been a Managing Director of The Carlyle Group since 1997. Prior to that time, from 1995 to 1997, he was Managing Director and head of mergers and acquisitions at Dillon Read & Co., Inc. From 1993 to 1995, Mr. Powell served as head of client coverage and mergers and acquisitions at Bankers Trust Company. From 1990 to 1993, Mr. Powell served as Assistant Secretary of The Treasury Department for Domestic Finance and later as Under Secretary for Finance in the Bush Administration.

        Bruce E. Rosenblum was elected as one of our directors in connection with the Acquisition. Mr. Rosenblum has been a Managing Director of The Carlyle Group since May 2000. Prior to that time, Mr. Rosenblum was a partner and Executive Committee member at the law firm of Latham & Watkins LLP, where he practiced for 18 years.

Board Committees

        Our board directs the management of our business and affairs as provided by Delaware law and conducts its business through meetings of the board of directors and two standing committees: the audit committee and the compensation committee. In addition, from time to time, other committees may be established under the direction of the board when necessary to address specific issues.

Director Compensation

        Our directors are employed either by us or Carlyle and are not separately compensated for their service as directors. Our outside director, George Sherman, will not receive an additional fee for his services as director other than the compensation described under "—Consulting Agreement."

Summary Compensation Table

	Annual Compensation
Name and Principal Position			All Other Compensation(2)
	Salary(1)	Bonus
Robert A. Hitt President and Chief Executive Officer	$485,000	$235,230	$12,500
Thomas J. Jansen Chief Financial Officer	273,300	103,914	11,920
Michael N. Andrzejewski Vice President of Business Development and Secretary	196,128	73,383	14,288
Thomas J. Smith Vice President—Human Resources	212,000	72,758	16,810
James T. Richard Executive Vice President—Sales and Marketing	197,760	31,569	11,000

(1)
Represents salary paid by our former parent, Invensys plc, for services rendered to Invensys, which included services rendered to Rexnord Corporation and its subsidiaries. Amounts shown are not necessarily indicative of salaries to be paid on a going-forward basis. For a more comprehensive discussion of the named executive officers' salaries, see "—Employment Agreements."

(2)
Comprised of matching contributions under our former parent's 401(k) compensation plan and contributions under our Exec-U-Care—1st Dollar Medical Plan.

Pension Plan

        Our named executive officers participate in the Rexnord Non-Union Pension Plan. Benefit payments under this plan are generally based on final average annual compensation—including overtime pay, incentive compensation and certain other forms of compensation reportable as wages taxable for federal income tax purposes, but excluding severance payments, amounts attributable to our equity plans, and any taxable fringe benefits—for the five consecutive years within the final ten years of employment prior to the normal retirement age of 65 that produce the highest average. The plan's benefits formula also integrates benefit formulas from prior plans of our former parent in which certain participants may have been entitled to participate. Benefits are generally payable as a life annuity for unmarried participants and on a 50% joint and survivor basis for married participants. The full retirement benefit is payable to participants who retire on or after age 65 with five years of service, and a reduced early retirement benefit is available to participants who retire on or after age 55 with 10 years of service. No offsets are made for the value of any social security benefits earned.

Supplemental Pension Plan

        In connection with the Acquisition, we adopted a supplemental retirement plan, the Rexnord SERP, for the benefit of a select group of management. This plan is an unfunded, non-qualified deferred compensation plan designed to supplement the benefits payable under the Rexnord Non-Union Pension Plan described above. The benefits payable under the plan are generally based on the benefits participants would have received under the Rexnord Non-Union Pension Plan but for certain Internal Revenue Code limitations or, in the case of certain other participants, under the Siebe Temperatures and Appliance Controls Retirement Benefits Restoration Plan, which we refer to as the Benefits Restoration Plan. Benefits provided under the Rexnord SERP will vest on the date the participant is eligible for normal or early retirement under the Rexnord Non-Union Pension Plan or in the case of certain participants the benefits shall vest immediately. Payments from the Rexnord SERP will be paid in the same form as elected under the Rexnord Non-Union Pension Plan or under the Benefits Restoration Plan.

Stock Option Plan

        In connection with the Acquisition, certain members of our management, including certain named executive officers and Mr. George Sherman, have received non-qualified stock options to purchase common stock of RBS Global, Inc. pursuant to the terms of the Stock Option Plan of RBS Global, Inc. The option plan permits the grant of non-qualified stock options and incentive stock options to purchase shares of RBS Global, Inc. common stock. As of November 25, 2002, 234,457 shares of common stock were authorized and issuable under the option plan. Either the board of directors or the compensation committee of RBS Global, Inc. will administer the option plan. Employees, consultants and directors are eligible to receive a grant of options under the option plan.

        The per share exercise price of each such option is $100.00. All of Mr. Sherman's options are time vesting and will become vested on or prior to March 1, 2008. Each other option will generally become vested and exercisable as follows:

  •
  Approximately 33% of the options are time vesting options that will become vested on or prior to March 31, 2008.

  •
  Approximately 67% of the options are performance vesting options that will become vested on the day immediately preceding the tenth anniversary of the date of grant, provided the option holder remains continuously employedwith the company. However, all or a portion of such performance vesting options may become vested and exercisable over a five-year period prior to such anniversary if certain performance targets relating to earnings and debt repayment are met.

        In addition, a portion of these options may accelerate upon the occurrence of certain stated liquidity events. Shares of common stock purchased or acquired under the stock plan will generally be subject to restrictions on transfer, repurchase rights, and other limitations as set forth in the stockholder agreement. See "Security Ownership of Certain Beneficial Owners and Management—Stockholder Agreement."

Executive Bonus Plan

        In connection with the Acquisition, we have adopted our Executive Bonus Plan to provide our management with an incentive to achieve key business objectives. The plan allows our key officers and directors to achieve performance-based compensation in addition to their annual base salary. Each participating officer or director is eligible to receive a performance bonus for each bonus period based on a stated percentage of the officer's or director's base pay if our financial performance is equal to or greater than 90% of certain stated financial targets, as described in the plan. Eighty percent of the performance-based compensation will be paid in accordance with the percentage of EBITDA targets, as defined under the plan, achieved and 20% of the performance-based compensation will be paid in accordance with the achievement of personal performance targets. Solely at our discretion, additional performance-based compensation may be paid to executives.

        Generally, target awards under the plan will vary from 35% to 60% of the officer's base salary depending upon level of seniority and overall performance of the individual. With limited exception, an employee who leaves the company prior to the end of a bonus period will not be eligible for a bonus payment.

Employment Agreements

        In connection with the Acquisition, we have entered into employment agreements with each of Messrs. Hitt, Jansen and Andrzejewski. Each agreement has a three-year term and will be extended automatically for successive one-year periods thereafter unless either party delivers notice within specified notice periods. The following table sets forth the stated annual base salary, which may be increased by our board of directors, for certain of the named executive officers:

Name	Title	Base Salary
Robert A. Hitt	Chief Executive Officer	$500,000
Thomas J. Jansen	Chief Financial Officer	$300,000
Michael N. Andrzejewski	Vice President of Business Development and Secretary	$200,000

        Under the terms of each agreement, the executive is eligible, at the start of the 2004 fiscal year, to receive a discretionary bonus under the terms of our Executive Bonus Plan. The executives also are entitled to participate in the stock option plan of RBS Global, Inc. and have been granted options to purchase a stated percentage of shares of RBS Global, Inc. stock through the grant of stock options pursuant to the terms of the stock option plan and the respective executive's stock option agreement. Each executive is entitled to participate in our employee benefit plans, programs and arrangements currently in effect, and is entitled to reimbursement for all reasonable travel and other expenses incurred during performance of the executive's duties in accordance with our expense reimbursement policy.

        Each of these employment agreements provides that upon termination of employment the executive will be entitled to receive the sum of the executive's unpaid annual base salary through the date of termination, any unpaid travel expenses, any unpaid accrued vacation, and any amount arising from the executive's participation in, or benefits under, any of our employee benefits plans, programs or arrangements. Upon termination of employment either by us without cause or by the executive for good reason, each executive will be entitled to an amount equal to the executive's stated annual base salary for a specified amount of time ranging from one year to 18 months and, during the severance period, continued coverage under all of our group health benefit plans in which the executive and any of the executive's dependents were entitled to participate immediately prior to termination.

        Each executive is prohibited from competing with us during the term of his employment and for two years following termination of his employment, whichever is longer.

Consulting Agreement

        In connection with the Acquisition, we have entered into a consulting agreement with Mr. George Sherman. The agreement will continue until Mr. Sherman's death or until either party delivers 15 days prior written notice.

        Under the terms of the agreement, Mr. Sherman will receive a stated annual consulting fee of $250,000. In addition, Mr. Sherman is entitled to participate in the stock option plan of RBS Global, Inc. and has been granted options to purchase a stated percentage of shares of stock of RBS Global, Inc. through the grant of stock options pursuant to the terms of the stock option plan and his stock option agreement. Mr. Sherman also is entitled to reimbursement for all reasonable travel and other expenses incurred in connection with our business.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        All of the issued and outstanding common stock of Rexnord Corporation is owned by our parent, RBS Global, Inc. Certain affiliates of Carlyle own approximately 96% of RBS Global's common stock while the remainder is owned by Mr. George Sherman, Mr. Robert Hitt and other members of our senior management.

        The following table sets forth information with respect to the beneficial ownership of the capital stock of Rexnord Corporation as of the date of this prospectus by:

  •
  each person known to own beneficially more than 5% of the capital stock;

  •
  each of our directors;

  •
  each of the executive officers named in the summary compensation table; and

  •
  all of our directors and executive officers as a group.

        The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial" owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of capital stock.

	Beneficial Ownership of Rexnord Corporation
Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Capital Stock
TCG Holdings, L.L.C.(1)	3,441,001	95.7%
George M. Sherman(2)	145,000	4.0%
Robert A. Hitt	5,000	*
Thomas J. Jansen	1,000	*
Michael N. Andrzejewski	1,000	*
James T. Richard	—	—
Thomas J. Smith	—	—
Praveen R. Jeyarajah	—	—
Jerome H. Powell	—	—
Bruce E. Rosenblum	—	—
All executive officers and directors as a group (9 persons)	152,000	4.23%

*
Denotes less than 1.0% beneficial ownership

(1)
Carlyle Partners III, L.P., a Delaware limited partnership and Carlyle High Yield Partners, L.P., a Delaware limited partnership (together, the "Investment Partnerships"), and certain investors with respect to which TC Group, L.L.C. or an affiliate exercises investment discretion and management own 95.7% of the outstanding common stock of RBS Global, Inc. TC Group, L.L.C. exercises investment discretion and control over the shares held by the Investment Partnerships indirectly through its subsidiaries TC Group III, L.P. and TCG High Yield L.L.C., which, respectively, are the sole general partners of certain of the Investment Partnerships. TCG Holdings, L.L.C., a Delaware limited liability company, and whose address is c/o The Carlyle Group, 1001 Pennsylvania Ave. N.W., Suite 220S, Washington, D.C. 20004, is the sole managing member of TC Group, L.L.C.

(2)
The record owner of the 145,000 shares beneficially owned by Mr. George Sherman is Cypress Industrial Holdings, L.L.C., whose address is 111 South Calvert Street, Suite 2700, Baltimore, MD 21202.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Hansen Transactions

        Prior to consummation of the Acquisition, we maintained an alliance with Hansen Transmissions International, BV, a former division of Rexnord Corporation that is now a part of Invensys Development Group. Pursuant to this alliance, we were granted the right to offer the Hansen® P-4 geared product line to our customers in North America and Hansen was granted the right to manufacture and sell certain sizes of our S-3 product line. In connection with the Acquisition, Hansen ceased to be an affiliate, and we entered into an agreement providing for the cessation or modification of certain aspects of our former relationship. The arrangement was the result of arm's-length negotiations in connection with the Acquisition, and we believe it was on terms at least as favorable to us as those we could have obtained from an unaffiliated third party. Pursuant to this agreement, we agreed, among other things, to conduct maintenance work on certain Hansen large gear products, to lease office and storage facilities to Hansen for a period of one year and to grant Hansen the right to utilize part of our Stuarts Draft, Virginia facility for a specified period of time in order to continue assembly of P-4 components. Hansen agreed to transfer to us ownership rights to all intellectual property, trademarks, and trade names relating to the S-3 family of geared products but is allowed to continue the manufacture and sale of certain sizes of the S-3 product line, while we will continue to sell certain sizes of the S-3 product line to Hansen. We have been granted use of the Hansen® trademark for a period of three years to allow a transition to a different trade name, and we have agreed to provide transition support at the leased facilities for a short period of time to further ensure a smooth transition period.

Carlyle Management Agreement

        In connection with the Acquisition, our parent, RBS Global, Inc., entered into a management agreement with TC Group, L.L.C., an affiliate of Carlyle, for management and financial advisory services and oversight to be provided to us and our subsidiaries. Pursuant to this agreement, RBS Global will pay an annual management fee to Carlyle of $2.0 million and annual out-of-pocket expenses. Carlyle also received a one-time transaction fee of $10.0 million in connection with the Acquisition.

Employment Agreements

        In connection with the Acquisition, we entered into employment agreements with certain of our named executive officers as described in "Management—Employment Agreements."

Consulting Agreement

        In connection with the Acquisition, we entered into a consulting agreement with Mr. George Sherman as described in "Management—Consulting Agreement."

Stockholders Agreements

        In connection with the Acquisition, we and some of our stockholders entered into stockholder agreements that:

  •
  impose restrictions on their transfer of our shares;

  •
  require those stockholders to take certain actions upon the approval by stockholders party to the agreement holding a majority of the shares held by those stockholders in connection with a sale of the company; and

  •
  grant our principal stockholder the right to require other stockholders to participate pro rata in connection with a sale of shares by our principal stockholder.

THE ACQUISITION

Overview

        On September 27, 2002, RBS Acquisition Corporation entered into a stock purchase agreement with the sellers, which include Invensys plc, BTR Inc., BTR (European Holdings) BV, BTR Industries GmbH, Dunlop Vermögensverwaltungsgesellschaft GmbH, Brook Hansen Inc., Invensys France SAS, Invensys Holdings Ltd., Hansen Transmissions International Ltd., Hawker Siddeley Management Ltd. and BTR Finance BV, pursuant to which, among other things and subject to the terms and conditions contained therein, RBS Acquisition and other affiliated purchasers acquired our business. RBS Acquisition and the other purchasers are wholly-owned subsidiaries of Rexnord Corporation, which in turn is a wholly-owned subsidiary of RBS Global, Inc. Rexnord Corporation, RBS Acquisition and RBS Global are corporations formed at the direction of The Carlyle Group, certain other associated investors and Mr. George Sherman. As a result of the Acquisition, affiliates of Carlyle own approximately 96% of RBS Global's common stock and Mr. Sherman and certain other senior members of our management own the remainder. The Acquisition closed simultaneously with the issuance of the old notes and the closing of the senior credit facilities.

Transaction Consideration

  Initial Transaction Consideration

        Pursuant to the stock purchase agreement, the initial aggregate purchase price paid at the closing of the Acquisition was approximately $856.7 million. In addition, the sellers received $45.0 million as consideration for a four-year noncompete agreement, for a total initial aggregate consideration of $901.7 million for the Acquisition, subject to the adjustments described in this section.

        The Acquisition was financed through:

  •
  the purchase by the equity investors of stock of RBS Global, Inc. for approximately $359.5 million in cash, which cash was contributed to us as common equity;

  •
  the borrowing by us of approximately $360 million under a term loan pursuant to the senior credit facilities; and

  •
  the offering by us of $225 million senior subordinated notes.

  Adjustments to Consideration

        In the months following the closing of the Acquisition, consideration payable to the sellers in connection with the Acquisition may be increased or decreased based on the following:

  •
  changes in working capital through the closing;

  •
  cash and debt balances as of the closing;

  •
  tax consequences from settlement of intercompany payables and receivables;

  •
  any shortfall or surplus in the anticipated savings from the modification of welfare benefit programs; and

  •
  the value of the assets transferred from the sellers' salaried trust to the purchaser's salaried trust.

        The parties have the right to dispute certain of the adjustments in good faith and such disputes, if not resolved, will be referred to a third party for resolution.

Indemnification Obligations

        The sellers agreed to indemnify us for losses associated with:

  •
  the failure of representations and warranties made by the sellers in the stock purchase agreement;

  •
  breaches of covenants made by the sellers in the stock purchase agreement;

  •
  excluded liabilities, including liabilities associated with our Downers Grove facility, on-going asbestos litigation, the retiree benefit modifications, pre-closing taxes and certain other matters; and

  •
  pre-closing environmental liabilities.

        We have agreed to indemnify the sellers for losses associated with:

  •
  the failure of representations and warranties made by us in the stock purchase agreement; and

  •
  breaches of covenants made by us in the stock purchase agreement.

        There are certain limitations on indemnification, including:

  •
  indemnification for breaches of most representations and warranties is subject to a $75,000 minimum loss requirement per claim and a $10 million deductible;

  •
  indemnification for pre-closing environmental liabilities is subject to a $2 million threshold (with "first-dollar" indemnity once pre-closing environmental liabilities exceed $2 million);

  •
  indemnification for breaches of most representations and warranties and for pre-closing environmental liabilities (other than Downers Grove and on-going asbestos litigation) is subject to an overall limit of $90 million;

  •
  indemnification for liabilities associated with our Downers Grove facility and on-going asbestos litigation is subject to an overall limit equal to the final purchase price; and

  •
  indemnification for liabilities associated with a certain pre-existing claim for breach of contract and implied warranty is subject to an overall limit of $15 million.

THE CREDIT FACILITIES

        We summarize below the principal terms of the agreements that govern the senior credit facilities. This summary is not a complete description of all of the terms of the agreements.

General

        In connection with the Acquisition, we entered into the senior credit facilities with a syndicate of financial institutions and institutional lenders. Set forth below is a summary of the terms of the senior credit facilities.

        The senior credit facilities provide for senior secured financing of up to $435 million, consisting of (a) a $360 million term loan facility that was drawn in full on the closing date with a maturity of seven years and (b) a $75 million revolving credit facility that will terminate in six years. The revolving credit facility is available for the issuance of letters of credit for our account. All borrowings are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

        Proceeds of the term loan facility have been used to finance the Acquisition. Proceeds of the revolving credit facility will be used for general corporate purposes.

Interest and Fees

        The interest rates per annum applicable to loans under the senior credit facilities are, at our option, the Base Rate or Eurodollar Rate plus, in each case, an applicable margin. The applicable margin for loans under the revolving facility is subject to adjustment based on our total leverage ratio. The Base Rate is a fluctuating interest rate equal to the higher of (a) the prime rate of Deutsche Bank Trust Company Americas and (b) the federal funds effective rate plus one-half of one percent (0.50%). In addition, the borrowers will be required to pay to the lenders under the revolving credit facility a commitment fee in respect of the unused commitments thereunder at a per annum rate of 0.50%.

Prepayments

        The term loans are required to be prepaid with, subject to certain exceptions, 100% of the net cash proceeds of certain asset sales and certain debt issuances, 50% of annual excess cash flow, 50% of the net cash proceeds of certain equity issuances by our parent and 100% of the net proceeds from insurance recovery and condemnation events.

        Voluntary prepayments of loans under the senior credit facilities and voluntary reductions in the unused commitments under the revolving credit facility are permitted in whole or in part, in minimum amounts and subject to certain other exceptions as set forth in the credit agreement.

Amortization of Principal

        The term loans have scheduled semi-annual payments in amounts equal to 3.00% payable in 2003, 4.00% payable in 2004, 2005 and 2006, 7.50% payable in each of 2007 and 2008, with final payment of 70% due in 2009.

Collateral and Guarantees

        We, our parent and our wholly-owned domestic subsidiaries, including those that guarantee our obligations under the notes, have guaranteed (on a senior basis) the obligations of the borrower under the senior credit facilities. Substantially all of the domestic guarantors' real and personal property, including intercompany notes held by the domestic guarantors and certain equity interests held by the domestic guarantors in their respective subsidiaries, secure the domestic guarantees and the obligations of the borrowers under the senior credit facilities.

Covenants and Other Matters

        The senior credit facilities require us to comply with certain financial covenants, including a maximum total leverage ratio and a minimum interest coverage ratio. The senior credit facilities include certain negative covenants restricting or limiting our ability to, among other things:

  •
  declare dividends or redeem or repurchase capital stock;

  •
  prepay, redeem or purchase certain debt (including the notes);

  •
  incur liens and engage in sale leaseback transactions;

  •
  make loans and investments;

  •
  guarantee or incur additional debt;

  •
  amend or otherwise alter terms of debt (including the notes);

  •
  make capital expenditures;

  •
  engage in mergers, acquisitions and other business combinations;

  •
  sell assets;

  •
  transact with affiliates; and

  •
  alter the business we conduct.

        The senior credit facilities contain certain customary representations and warranties, affirmative covenants and events of default, including change of control, cross-defaults to other debt and material judgments.

DESCRIPTION OF THE EXCHANGE NOTES

        Rexnord Corporation issued the old notes and will issue the exchange notes (collectively, the "Notes") under an Indenture (the "Indenture") between itself and Wells Fargo Bank Minnesota, National Association, as Trustee. The form and terms of the exchange notes are identical to those of the old notes in all material respects, except the exchange notes will have been registered under the Securities Act. See "The Exchange Offer—Purpose and Effect." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Certain terms used in this description are defined under the subheading "—Certain Definitions." In this description, the word "Company" refers only to Rexnord Corporation and not to any of its subsidiaries.

        The following description is only a summary of the material provisions of the Indenture and the Registration Rights Agreement. We urge you to read the Indenture and the Registration Rights Agreement because they, not this description, define your rights as holders of these Notes. We have filed copies of the Indenture and the Registration Rights Agreement as exhibits to the registration statement, which includes this prospectus. You may also request copies of these agreements at our address set forth under the heading "Where You Can Find More Information."

Brief Description of the Notes

  The Notes

  •
  are unsecured senior subordinated obligations of the Company;

  •
  are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

  •
  are senior in right of payment to any future Subordinated Obligations of the Company; and

  •
  are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Principal, Maturity and Interest

        The Company issued the Notes initially with a maximum aggregate principal amount of $225.0 million. The Company issued the Notes in denominations of $1,000 and any integral multiple of $1,000. The Notes will mature on December 15, 2012. Subject to our compliance with the covenant described under the subheading "—Certain Covenants—Limitation on Indebtedness", we are entitled to, without the consent of the holders, issue more Notes under the Indenture on the same terms and conditions and with the same CUSIP numbers as the Notes being offered hereby (the "Additional Notes"). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Exchange Notes", references to the Notes include any Additional Notes actually issued.

        Interest on these Notes will accrue at the rate of 10 1/8% per annum and will be payable semiannually in arrears on June 15 and December 15, commencing on June 15, 2003. We will make each interest payment to the holders of record of these Notes on the immediately preceding June 1 and December 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

        Interest on these Notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

Optional Redemption

        Except as set forth below, we will not be entitled to redeem the Notes at our option prior to December 15, 2007.

        On and after December 15, 2007, we will be entitled at our option to redeem all or a portion of these Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 15 of the years set forth below:

Period	Redemption Price
2007	105.063%
2008	103.375%
2009	101.688%
2010 and thereafter	100.000%

        Prior to December 15, 2005, we may at our option on one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 110.125%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds received by the Company from one or more Equity Offerings (provided that, if the Equity Offering is an offering by Parent, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Company or used to acquire Capital Stock of the Company (other than Disqualified Stock) from the Company); provided that

  (1)
  at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

  (2)
  each such redemption occurs within 90 days after the date of the related Equity Offering.

Selection and Notice of Redemption

        If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

        We will redeem Notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions "—Change of Control" and "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase Notes in the open market or otherwise.

Guaranties

        Parent and each of the Subsidiary Guarantors jointly and severally guarantee, on an unsecured senior subordinated basis, our obligations under these Notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty have been limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law, after giving effect to all Senior Indebtedness of that Subsidiary Guarantor. See "Risk Factors—Federal and state laws permit a court to void the notes or the guarantees in certain circumstances."

        Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty is entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

        If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk Factors—Federal and state laws permit a court to void the notes or the guarantees in certain circumstances."

        Pursuant to the Indenture, Parent or a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "—Certain Covenants—Merger and Consolidation"; provided, however, that if such other Person is not the Company, Parent's obligations under the Parent Guaranty or such Subsidiary Guarantor's obligations under its Subsidiary Guaranty, as the case may be, must be expressly assumed by such other Person, subject to the following paragraph.

        The Subsidiary Guaranty of a Subsidiary Guarantor will be released (except for the Rexnord Operating Company and any successor in interest thereto):

  (1)
  upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;

  (2)
  upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

  (3)
  upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary; or

  (4)
  in connection with any sale of Capital Stock of a Subsidiary Guarantor to a Person in accordance with the Indenture that results in the Subsidiary Guarantor no longer being a Restricted Subsidiary; provided, however, that, after giving effect to such sale, such former Subsidiary Guarantor shall have no Guarantees outstanding of any Indebtedness of the Company or any Restricted Subsidiary;

in each case other than to the Company or a Subsidiary of the Company and as permitted by the Indenture and, in the case of clauses (1), (2) and (4), if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenants described under "—Limitations on Sales of Assets and Subsidiary Stock" in respect of such disposition.

        If at any time following the Issue Date Parent is no longer Guaranteeing any Indebtedness of the Company (other than the Notes) or any of the Restricted Subsidiaries, the Parent Guaranty will be released upon presentation to the Trustee of an Officers' Certificate to the effect that no such Guarantees exist or are contemplated at such time. If Parent thereafter shall enter into any Guarantee of any Indebtedness of the Company or any of its Restricted Subsidiaries, Parent shall execute and deliver to the Trustee, at the same time such other Guarantee is provided, a Guaranty Agreement pursuant to which the Parent will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

Ranking

Senior Indebtedness versus Notes

        The payment of the principal of, premium, if any, and interest on the Notes and the payment of the Parent Guaranty or any Subsidiary Guaranty is subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company, Parent or the relevant Subsidiary Guarantor, as the case may be, including all Obligations of the Company, Parent and such Subsidiary Guarantor under the Credit Agreement.

        As of September 30, 2002, after giving pro forma effect to the Acquisition:

  (1)
  the Company's Senior Indebtedness would have been approximately $365.1 million, almost all of which is secured indebtedness;

  (2)
  the Senior Indebtedness of the Subsidiary Guarantors would have been approximately $365.1 million, almost all of which is secured indebtedness and almost all of which consists of guarantees of Senior Indebtedness of the Company under the Credit Agreement; and

  (3)
  the Senior Indebtedness of Parent would have been approximately $360.0 million, all of which is secured indebtedness and all of which consists of a guaranty of Senior Indebtedness of the Company under the Credit Agreement.

        Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "—Certain Covenants—Limitation on Indebtedness."

Liabilities of Subsidiaries versus Notes

        All of our operations are conducted through our subsidiaries. Some of our subsidiaries are not Guaranteeing the Notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders, if any, of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including holders of the Notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor subsidiaries.

        At September 30, 2002, after giving pro forma effect to the Acquisition, the total liabilities, other than pension and other post-retirement benefit obligations, of our subsidiaries (other than the Subsidiary Guarantors) would have been approximately $55.0 million, including trade payables. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "—Certain Covenants—Limitation on Indebtedness." At September 30, 2002, after giving pro forma effect to the Acquisition, our non-guarantor subsidiaries would have held approximately $166.3 million of our consolidated total assets.

Other Senior Subordinated Indebtedness versus Notes

        Only Indebtedness of the Company, Parent or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes, the Parent Guaranty and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The Notes, the Parent Guaranty and each Subsidiary Guaranty will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company, Parent and the relevant Subsidiary Guarantor, respectively.

        We and the Subsidiary Guarantors have agreed in the Indenture that we and they will not Incur, directly or indirectly, any Indebtedness that is contractually subordinate in right of payment to our Senior Indebtedness or the Senior Indebtedness of such Subsidiary Guarantors, unless such Indebtedness is Senior Subordinated Indebtedness of the Company or the Subsidiary Guarantors, as applicable, or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company or the Subsidiary Guarantors, as applicable. The Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Secured Indebtedness as subordinated or junior to any other Secured Indebtedness merely because it has a junior priority with respect to the same collateral.

Payment of Notes

        We are not permitted to pay principal of, premium, if any, or interest on the Notes or make any deposit pursuant to the provisions described under "—Defeasance" below and may not purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if either of the following occurs (a "Payment Default"):

  (1)
  any Obligation on any Senior Indebtedness of the Company is not paid in full in cash when due; or

  (2)
  any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the Notes if we and the Trustee receive written notice approving such payment from the Representatives of all Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods (a "Non-Payment Default"), we are not permitted to pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

  (1)
  by written notice to the Trustee and us from the Person or Persons who gave such Blockage Notice;

  (2)
  because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing and no other Non-Payment Default then exists with respect to such Designated Senior Indebtedness; or

  (3)
  because such Designated Senior Indebtedness has been repaid in full in cash or otherwise has been satisfied in full to the satisfaction of, and with the consent of, the holders of such Designated Senior Indebtedness.

        Notwithstanding the provisions described above, unless a Payment Default exists, we are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period, except that if any Blockage Notice is delivered to the Trustee by or on behalf of holders of Designated Senior Indebtedness of the Company (other than holders of the Bank Indebtedness), a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

        Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

  (1)
  the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment, except that holders of Notes may receive certain Capital Stock and subordinated debt obligations;

  (2)
  until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that holders of Notes may receive certain Capital Stock and subordinated debt obligations; and

  (3)
  if a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

        If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness of the Company or the Representative of such Designated Senior Indebtedness of the acceleration.

        The obligations of Parent under the Parent Guaranty and of a Subsidiary Guarantor under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of Noteholders to receive payment by Parent or by a Subsidiary Guarantor pursuant to the Parent Guaranty or a Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of Parent or such Subsidiary Guarantor, as the case may be. The terms of the subordination and payment blockage provisions described above with respect to the Company's obligations under the Notes apply equally to Parent and a Subsidiary Guarantor and the obligations of Parent and such Subsidiary Guarantor under the Parent Guaranty or Subsidiary Guaranty, as the case may be.

        By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company, Parent or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company, Parent or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the holders of the Notes, and creditors of ours who are not holders of

Senior Indebtedness may recover less, ratably, than holders of our Senior Indebtedness and may recover more, ratably, than the holders of the Notes.

        The terms of the subordination provisions described above do not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "—Defeasance."

Registered Exchange Offer; Registration Rights

        We have filed a registration statement to comply with our obligations under the registration rights agreement to register the issuance of the exchange notes. See "The Exchange Offer."

Change of Control

        Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

  (1)
  prior to the earlier to occur of (A) the first public offering of common stock of Parent or (B) the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Parent or the Company, whether as a result of issuance of securities of Parent or the Company, any merger, consolidation, liquidation or dissolution of Parent or the Company, or any direct or indirect transfer of securities by Parent or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

  (2)
  any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

  (3)
  individuals who on the Issue Date constituted the Board of Directors of the Company or the Parent Board (together with any new directors whose election by such Board of Directors of the Company or the Parent Board or whose nomination for election by the shareholders of the Company or Parent, as the case may be, was approved by a vote of a majority of the directors of the Company or of Parent, as the case may be, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or the Parent Board then in office;

  (4)
  the adoption of a plan relating to the liquidation or dissolution of the Company; or

  (5)
  the merger or consolidation of Parent or the Company with or into another Person or the merger of another Person with or into Parent or the Company, or the sale of all or substantially all the assets of Parent or the Company (determined on a consolidated basis) to another Person other than (i) a transaction in which the surviving or transferee Person is controlled by the Permitted Holders or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Parent or the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

        Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

  (1)
  that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

  (2)
  the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

  (3)
  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

  (4)
  the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

        We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

        The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of Parent or the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations among Parent, the Company and the initial purchasers. Neither the Company nor Parent have the present intention to engage in a transaction involving a Change of Control, although it is possible that we or they could decide to do so in the future. Subject to the limitations discussed below, we or Parent could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Limitation on Indebtedness." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

        The Credit Agreement provides that the occurrence of certain change of control events with respect to the Parent or the Company constitutes a default thereunder. In the event that at the time of such Change of Control the terms of any Senior Indebtedness of the Company (including the Credit Agreement) restrict or prohibit the purchase of Notes following such Change of Control, then prior to the mailing of the notice to Holders but in any event within 90 days following any Change of Control, we undertake to (1) repay in full all such Senior Indebtedness or (2) obtain the requisite consents under the agreements governing such Senior Indebtedness to permit the repurchase of the Notes. If we do not repay such Senior Indebtedness or obtain such consents, we will remain prohibited from purchasing Notes. In such case, our failure to comply with the foregoing undertaking, after appropriate notice and lapse of time, would result in an Event of Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payment to the Holders of Notes.

        The Credit Agreement contains, and future indebtedness that we may incur may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

        The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

        The Indenture contains covenants including, among others, the following:

Limitation on Indebtedness

        (a)  The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds (i) 2.00 to 1.00, if such Incurrence occurs on or prior to December 31, 2004, or (ii) 2.25 to 1.00, if such Incurrence occurs after such date.

        (b)  Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

  (1)
  Indebtedness Incurred by the Company and the Restricted Subsidiaries pursuant to any Credit Agreement; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $485.0 million less the sum of all permanent principal payments with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock;"

  (2)
  Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Subsidiary Guaranty;

  (3)
  the Notes and the Exchange Notes (other than any Additional Notes);

  (4)
  Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

  (5)
  Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or another Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.00 to 1.00;

  (6)
  Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

  (7)
  Hedging Obligations consisting of (A) Interest Rate Agreements related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to the

    Indenture, (B) Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation and (C) Commodity Agreements entered into in the ordinary course of business and not for the purpose of speculation;

  (8)
  obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

  (9)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

  (10)
  Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Subsidiary of the Company that was permitted to be Incurred by paragraph (a) or any other clause in this paragraph (b) (other than clause (b)(5));

  (11)
  Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) at the time of, or within 180 days after, such purchase, lease or improvement in an aggregate principal amount which, when added together with the amount of Indebtedness previously incurred pursuant to this clause (11) and then outstanding (including any Refinancing Indebtedness with respect thereto) does not exceed $10.0 million;

  (12)
  Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary; provided, however, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company or the Restricted Subsidiary in connection with such disposition; and

  (13)
  Indebtedness of the Company or of any of its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (12) above or paragraph (a)) does not exceed $25.0 million.

        (c)  Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

        (d)  For purposes of determining compliance with this covenant:

  (1)
  any Bank Indebtedness Incurred on the Issue Date will be deemed to have been Incurred under clause (b)(1);

  (2)
  in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

  (3)
  the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

  (4)
  other than Indebtedness classified pursuant to clause (d)(1) above, following the date of its Incurrence, any Indebtedness originally classified as Incurred pursuant to one of the clauses in paragraph (b) above may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to paragraph (a) or another clause in paragraph (b) above, as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant to such new paragraph or clause at the time of such reclassification.

        (e)  Notwithstanding paragraphs (a) and (b) above, neither the Company nor any Subsidiary Guarantor will Incur (1) any Indebtedness if such Indebtedness is subordinate in right of payment to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company or such Subsidiary Guarantor, as applicable, or (2) any Secured Indebtedness that is not Senior Indebtedness of such Person unless contemporaneously therewith such Person makes effective provision to secure the Notes or the relevant Subsidiary Guaranty, as applicable, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

Limitation on Restricted Payments

        (a)  The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

  (1)
  a Default shall have occurred and be continuing (or would result therefrom);

  (2)
  the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "—Limitation on Indebtedness;" or

  (3)
  the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

  (A)
  50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which internal financial statements are then available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

  (B)
  100% of the aggregate Net Cash Proceeds and Fair Market Value of other property or assets (other than Indebtedness) received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

  (C)
  the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

    (D)
    an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

        (b)  The preceding provisions will not prohibit:

  (1)
  any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

  (2)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness of such Person which is permitted to be Incurred pursuant to the covenant described under "—Limitation on Indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

  (3)
  dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

  (4)
  so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions (A) in calendar year 2002 shall not exceed $500,000 and (B) in any calendar year thereafter shall not exceed the lesser of (A) the sum of (x) $2.0 million and (y) the aggregate amount of Restricted Payments permitted (but not made) pursuant to this clause (b)(4) in prior calendar years and (B) $7.5 million; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

  (5)
  dividends to Parent to be used by Parent solely to pay its fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries and other compensation of employees) incurred by Parent in the ordinary course of its business; provided, however, that such dividends shall not exceed $1.0 million in any calendar year; provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

  (6)
  dividends, distributions or advances to Parent to be used by Parent to pay Federal, state and local taxes payable by Parent and directly attributable to (or arising as a result of) the operations of the Company and the Restricted Subsidiaries; provided, however, that (A) the amount of such dividends shall not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of such Federal, state or local taxes were the Company to pay such taxes as a stand-alone taxpayer and (B) such dividends pursuant to this clause (6) are used by Parent for such purposes within 10 days of the receipt of such dividends; provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

  (7)
  payments of dividends on Disqualified Stock issued in accordance with the covenant captioned "—Limitation on Indebtedness;" provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

  (8)
  repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

  (9)
  Permitted Acquisition Payments; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; and

  (10)
  Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (10), does not exceed $20.0 million; provided, however, that at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

  (1)
  with respect to clauses (a), (b) and (c),

  (A)
  any encumbrance or restriction pursuant to, or as required by, an agreement in effect at or entered into on the Issue Date;

    (B)
    any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

    (C)
    any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions, taken as a whole, with respect to such Restricted Subsidiary contained in such predecessor agreements;

    (D)
    any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

    (E)
    any restriction arising under applicable law, regulation or order;

    (F)
    any encumbrance or restriction contained in the terms of any Indebtedness of the Company or any Subsidiary Guarantor; provided, however, that such encumbrances or restrictions, taken as a whole, are no more restrictive in the aggregate than those contained in the Indenture, as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive;

    (G)
    any encumbrance or restriction contained in any agreement or instrument governing Senior Indebtedness (including the Credit Agreement) not Incurred in violation of the Indenture; provided, however, that such encumbrances or restrictions, taken as a whole, are no more restrictive in the aggregate than those contained in the Credit Agreement, as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive;

    (H)
    with respect to any Restricted Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was issued, if:

    (x)
    the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

    (y)
    the encumbrance or restriction is not materially more disadvantageous to the noteholders than is customary in comparable financings, as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive, and

    (z)
    such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes, as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive; and

    (I)
    imposed by customary provisions in joint venture agreements and similar agreements that restrict the transfer of the interest in the joint venture; and

  (2)
  with respect to clause (c) only,

  (A)
  any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests or contracts to the extent such provisions restrict the transfer of the lease or the property leased thereunder or the contract; and

  (B)
  any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

Limitation on Sales of Assets and Subsidiary Stock

        (a)  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

  (1)
  the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition;

  (2)
  at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

  (3)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

  (A)
  first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or a Subsidiary Guarantor or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate (other than any Affiliate of the Company that is a lender under the Credit Agreement) of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

  (B)
  second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire (or enter into a binding agreement to acquire, provided that such commitment shall be subject only to customary conditions (other than financing) and such acquisition shall be consummated within 90 days after the end of the one-year period referred to below) Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

  (C)
  third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company or a Subsidiary Guarantor) to purchase Notes (and such other Senior Subordinated Indebtedness of the Company or a Subsidiary Guarantor) pursuant to and subject to the conditions contained in the Indenture;

    provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

        Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

        For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

  (1)
  the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

  (2)
  securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary within 90 days into cash, to the extent of cash received in that conversion.

        (b)  In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to clause (a)(3)(C) above, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to this covenant if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

        (c)  The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Limitation on Affiliate Transactions

        (a)  The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

  (1)
  the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

  (2)
  if such Affiliate Transaction involves an amount in excess of $5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

  (3)
  if such Affiliate Transaction involves an amount in excess of $25.0 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

        (b)  The provisions of the preceding paragraph (a) will not prohibit:

  (1)
  any Investment or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments;"

  (2)
  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

  (3)
  loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $2.5 million in the aggregate outstanding at any one time;

  (4)
  the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

  (5)
  any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

  (6)
  transactions between or among the Company and its Restricted Subsidiaries;

  (7)
  the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; and

  (8)
  to the extent not restricted by other provisions of the Indenture, the pledge of Capital Stock of any Unrestricted Subsidiary to support Indebtedness of such Unrestricted Subsidiary.

Limitation on Line of Business

        The Company will not, and will not permit any Restricted Subsidiary, to engage in any business other than a Related Business.

Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries

        The Company

  (1)
  will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary that is a Subsidiary as of the Issue Date (or any successor in interest thereto) to any Person (other than the Company or a Wholly Owned Subsidiary), and

  (2)
  will not permit any Restricted Subsidiary that is a Subsidiary as of the Issue Date (or any successor in interest thereto) to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary), unless

    (A)
    immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or

    (B)
    immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under the covenant described under "—Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition.

Merger and Consolidation

        The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

  (2)
  immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

  (3)
  immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "—Limitation on Indebtedness;" and

  (4)
  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or any Restricted Subsidiary), which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

        The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

  (1)
  except in the case of a Subsidiary Guarantor (other than the Rexnord Operating Company and its successors in interest) that has been disposed of in its entirety to another Person (other than to the Company or a Subsidiary of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

  (2)
  immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

  (3)
  the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture;

provided, however, that this paragraph will not be applicable to any Subsidiary Guarantor that consolidates with, merges with or into or conveys, transfers or leases all or substantially all of its assets to the Company or another Subsidiary Guarantor.

        Pursuant to the Indenture, so long as the Parent Guaranty is in effect, Parent will covenant not to merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

  (1)
  the resulting, surviving or transferee Person (if not Parent) shall be a Person organized and existing under the laws of the jurisdiction under which Parent was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume all the obligations of Parent, if any, under the Parent Guaranty;

  (2)
  immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

  (3)
  the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

Future Guarantors

        The Company will cause each domestic Restricted Subsidiary that Incurs any Indebtedness to, and each Foreign Subsidiary that enters into a Guarantee of any Senior Indebtedness (other than a Foreign Subsidiary that Guarantees Senior Indebtedness Incurred by another Foreign Subsidiary) to, in each case, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

SEC Reports

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file (following consummation of the Registered Exchange Offer) with the SEC (to the extent the SEC will accept such filings) and, in any event, will provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections.

        At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries, the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations", of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        In addition, the Company will furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Defaults

        Each of the following is an Event of Default:

  (1)
  a default in the payment of interest on the Notes when due, continued for 30 days;

  (2)
  a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

  (3)
  the failure by the Company or Parent to comply with its obligations under "—Certain Covenants—Merger and Consolidation" above;

  (4)
  the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "—Change of Control" (other than a failure to purchase Notes validly tendered) or under "—Certain Covenants" under "—Limitation on Indebtedness," "—Limitation on Restricted Payments," "—Limitation on Restrictions on Distributions from Restricted Subsidiaries," "—Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes validly tendered), "—Limitation on Affiliate

    Transactions," "—Limitation on Line of Business," "—Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," "—Future Guarantors," or "—SEC Reports;"

  (5)
  the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

  (6)
  Indebtedness of Parent (so long as the Parent Guaranty is in effect), the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million (the "cross acceleration provision");

  (7)
  certain events of bankruptcy, insolvency or reorganization of Parent (so long as the Parent Guaranty is in effect), the Company or any Significant Subsidiary (the "bankruptcy provisions");

  (8)
  any judgment or decree for the payment of money (other than judgments that are covered by enforceable insurance policies issued by solvent carriers) in excess of $20.0 million is entered against Parent (so long as the Parent Guaranty is in effect), the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the "judgment default provision"); or

  (9)
  the Parent Guaranty or any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Parent Guaranty or such Subsidiary Guaranty or, in the case of a Subsidiary Guarantor that is not a Significant Subsidiary, other than as a result of a bankruptcy) or Parent or any Subsidiary Guarantor denies or disaffirms its obligations under the Parent Guaranty or its Subsidiary Guaranty, as the case may be.

However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

        If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately, provided that if any Designated Senior Indebtedness is outstanding at such time, neither the Company nor any Guarantor shall make any payment with respect to the Notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, any such payment shall be made only if the subordination provisions of the Indenture otherwise permit payment at that time. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the Notes may rescind any such acceleration with respect to the Notes and its consequences.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in principal amount of the Notes have requested the Trustee to pursue the remedy;

  (3)
  such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

  (5)
  holders of a majority in principal amount of the Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

        If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

        Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an old Note affected thereby, an amendment or waiver may not, among other things:

  (1)
  reduce the amount of Notes whose holders must consent to an amendment;

  (2)
  reduce the rate of or extend the time for payment of interest on any Note;

  (3)
  reduce the principal of or extend the Stated Maturity of any Note;

  (4)
  reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "—Optional Redemption" above;

  (5)
  make any Note payable in money other than that stated in the Note;

  (6)
  impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

  (7)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

  (8)
  make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

  (9)
  make any change in, or release other than in accordance with the Indenture, the Parent Guaranty or any Subsidiary Guaranty that would adversely affect the Noteholders.

        The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control or as a result of an Asset Disposition may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes, provided that any such waiver or modification will apply only to a Change of Control or Asset Disposition occurring after the effective date of such waiver or modification.

        Notwithstanding the preceding, without the consent of any holder of the Notes, the Company, Parent, the Subsidiary Guarantors and Trustee may amend the Indenture:

  (1)
  to cure any ambiguity, omission, defect or inconsistency;

  (2)
  to provide for the assumption by a successor corporation of the obligations of the Company, Parent or any Subsidiary Guarantor under the Indenture;

  (3)
  to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

  (4)
  to add Guarantees with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

  (5)
  to add to the covenants of the Company, Parent or a Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company, Parent or a Subsidiary Guarantor;

  (6)
  to make any change that does not adversely affect the rights of any holder of the Notes; or

  (7)
  to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

        However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company, Parent or a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

        The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

        The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

        At any time, we may terminate all our obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

        In addition, at any time we may terminate our obligations under "—Change of Control" and under the covenants described under "—Certain Covenants" (other than the covenant described under "—Merger and Consolidation", except as indicated below), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Parent, Subsidiary Guarantors and Significant Subsidiaries and the judgment default provision described under "—Defaults" above and the limitations contained in clause (3) of the first paragraph under "—Certain Covenants—Merger and Consolidation" above ("covenant defeasance").

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Parent and Significant Subsidiaries) or (8) under "—Defaults" above or because of the failure of the Company to comply with clause (3) of the first paragraph under "—Certain Covenants—Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, Parent and each Subsidiary Guarantor will be released from all of its obligations with respect to the Parent Guaranty or its Subsidiary Guaranty, as the case may be.

        In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law). In addition, we must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by us with the intent of preferring the holders of the Notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our other creditors.

Concerning the Trustee

        Wells Fargo Bank Minnesota, National Association, is the Trustee under the Indenture. We have appointed the Trustee as Registrar and Paying Agent with regard to the Notes.

        The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Holders of a majority in principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company, Parent or any Subsidiary Guarantor will have any liability for any obligations of the Company, Parent or any Subsidiary Guarantor under the Notes, the Parent Guaranty, any Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

        The Indenture will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

        "Additional Assets" means:

  (1)
  any property, plant or equipment used in a Related Business;

  (2)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "—Certain Covenants—Limitation on Restricted Payments," "—Certain Covenants—Limitation on Affiliate Transactions" and "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

        "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

  (1)
  any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

  (2)
  all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

  (3)
  any other assets of the Company or any Restricted Subsidiary (other than dispositions of obsolete inventory or worn out assets permitted pursuant to the Indenture) outside of the ordinary course of business of the Company or such Restricted Subsidiary

  (other than, in the case of clauses (1), (2) and (3) above,

    (A)
    a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

    (B)
    for purposes of the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" only, (x) a disposition that constitutes a Restricted Payment permitted by the covenant described under "—Certain Covenants—Limitation on Restricted Payments" or a Permitted Investment and (y) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under "—Certain Covenants—Merger and Consolidation;"

    (C)
    sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property of the Company or its Restricted Subsidiaries to the extent such license does not interfere with the business of the Company or any Restricted Subsidiary;

    (D)
    the disposition of cash or Temporary Cash Investments;

    (E)
    Investments and Restricted Payments permitted by the Indenture; and

    (F)
    a disposition of assets with a fair market value of less than $1.0 million).

        "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

  (1)
  the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

  (2)
  the sum of all such payments.

        "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

        "Board of Directors" with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commodity Agreement" means with respect to any Person any agreement for the protection against fluctuations in commodity prices or similar agreements or arrangements to which such Person is a party or of which it is a beneficiary.

        "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are then available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

  (1)
  if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period when such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average balance of such Indebtedness during the period from the date of creation of such facility to the date of the computation);

  (2)
  if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

  (3)
  if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

  (4)
  if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

  (5)
  if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

  (1)
  interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

  (2)
  amortization of debt discount and debt issuance cost;

  (3)
  capitalized interest;

  (4)
  non-cash interest expense;

  (5)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

  (6)
  net payments pursuant to Hedging Obligations;

  (7)
  dividends accrued in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined income tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the Chief Financial Officer of the Company in good faith);

  (8)
  interest incurred in connection with Investments in discontinued operations;

  (9)
  interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

  (10)
  the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

less, to the extent included in such total interest expense, the amortization during such period of capitalized financing costs associated with the Acquisition.

        "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

  (1)
  any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

  (A)
  subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

  (B)
  the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

  (2)
  any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

  (3)
  any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (but, in the case of any Foreign Subsidiary, only to the extent cash equal to such net income (or a portion thereof) for such period is not readily procurable by the Company from such Foreign Subsidiary (with the amount of cash readily procurable from such Foreign Subsidiary being set forth in a certificate of the Company's chief financial officer) pursuant to intercompany loans, repurchases of Capital Stock or otherwise), except that:

  (A)
  subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

  (B)
  the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

  (4)
  any gain or loss realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

  (5)
  extraordinary gains or losses; and

  (6)
  the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

        "Credit Agreement" means the Credit Agreement dated as of the Issue Date by and among Parent, the Company, the lenders referred to therein, Deutsche Bank Trust Company Americas, as Administrative Agent, and Deutsche Bank Securities Inc. and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Joint Lead Arrangers and Joint Book Runners, together with all related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), in each case as such documents may be amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, maturity, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance or restructure (including by adding Subsidiaries as additional borrowers or guarantors thereunder), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other agent, lender or group of lenders or investors.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Senior Indebtedness", with respect to a Person means:

  (1)
  the Bank Indebtedness; and

  (2)
  any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $75.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

  (3)
  is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

  (1)
  the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" and "—Certain Covenants—Change of Control;" and

  (2)
  any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

        "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

  (1)
  all income tax expense of the Company and its consolidated Restricted Subsidiaries;

  (2)
  Consolidated Interest Expense;

  (3)
  depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

  (4)
  any non-recurring fees, charges or other expenses (including bonus and retention payments and severance expenses, restructuring costs and acquisition integration costs and fees) made or incurred in connection with the Acquisition;

  (5)
  amortization charges resulting from purchase accounting adjustments with respect to the Acquisition and other transactions occurring prior to the Issue Date; and

  (6)
  all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and (x) only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders or (y) in the case of any Foreign Subsidiary, only if a corresponding amount of cash is readily procurable by the Company from such Foreign Subsidiary (with the amount of cash readily procurable from such Foreign Subsidiary being set forth in a certificate of the Company's chief financial officer) pursuant to intercompany loans, repurchases of Capital Stock or otherwise, provided that to the extent cash of such Foreign Subsidiary provided the basis for including the net income of such Foreign Subsidiary in Consolidated Net Income pursuant to clause (3) of the definition of "Consolidated Net Income," such cash shall not be taken into account for the purposes of determining readily procurable cash under this clause (y).

        "Equity Offering" means (i) an underwritten primary public offering of common stock of the Company or Parent pursuant to an effective registration statement under the Securities Act or (ii) any private placement of common stock of the Company or Parent to any Person who is not a Permitted Holder or any Affiliate thereof.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the old Notes, in compliance with the terms of the Registration Rights Agreement.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors; provided, however, that for purposes of clause (a)(3)(B) of the covenant under the caption "—Limitation on Restricted Payments", if the Fair Market Value of the property or assets in question is so determined to be in excess of $15.0 million, such determination must be confirmed by an Independent Qualified Party. For purposes of determining Fair Market Value of Capital Stock, the value of the Capital Stock of a Person shall be based upon such Person's property and assets, exclusive of goodwill or any similar intangible asset.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

  (1)
  the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

  (2)
  statements and pronouncements of the Financial Accounting Standards Board;

  (3)
  such other statements by such other entity as approved by a significant segment of the accounting profession; and

  (4)
  the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

  (2)
  entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means any Person who has provided a Guaranty.

        "Guaranty" means any Subsidiary Guaranty or the Parent Guaranty.

        "Guaranty Agreement" means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor or Parent guarantees the Company's obligations with respect to the Notes on the terms provided for in the Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

        "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

        "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "—Certain Covenants—Limitation on Indebtedness:"

  (1)
  amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

  (2)
  the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

  (3)
  the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

  (2)
  all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

  (3)
  all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  (4)
  all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

  (5)
  the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Capital Stock of such Person or any Subsidiary of such Person or that are determined by the value of such Capital Stock, the principal amount of such Capital Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

  (6)
  all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

  (7)
  all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

  (8)
  to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

        The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

        "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

        "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

        "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

        For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments:"

  (1)
  "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

        "Issue Date" means November 25, 2002.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

  (1)
  all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

  (4)
  the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

        "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, expenses, reimbursements, damages and other amounts payable pursuant to the documentation governing or relating to such Indebtedness.

        "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed by two Officers.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Parent" means RBS Global, Inc., a Delaware corporation.

        "Parent Board" means the Board of Directors of Parent or any committee thereof duly authorized to act on behalf of such Board.

        "Parent Guaranty" means the Guarantee by Parent of the Company's obligations with respect to the Notes, including any Guarantee entered into after the Issue Date.

        "Permitted Acquisition Payments" means, without duplication, the following payments and distributions: (i) payments to Invensys plc and certain of its Subsidiaries on the Issue Date in connection with the Acquisition, (ii) payments to Invensys plc and certain of its Subsidiaries relating to any purchase price adjustment in connection with the Acquisition, provided such payments are on the terms and conditions set forth in the definitive documentation for the Acquisition as in effect on the Issue Date and (iii) the payment of transaction fees and expenses relating to the Acquisition not in excess of $40.0 million.

        "Permitted Holders" means (i) TC Group L.L.C. (which operates under the trade name "The Carlyle Group"), a Delaware limited liability company, and its Related Parties as of the Issue Date, (ii) Carlyle Partners III, L.P. and its Related Parties as of the Issue Date, and (iii) Mr. George Sherman and his Related Parties.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

  (1)
  the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

  (2)
  another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

  (3)
  cash and Temporary Cash Investments;

  (4)
  receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

  (5)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (6)
  loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

  (7)
  stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

  (8)
  any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock;"

  (9)
  any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (10)
  any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

  (11)
  any Person to the extent such Investments consist of Hedging Obligations or Guarantees thereof otherwise permitted under the covenant described under "—Certain Covenants—Limitation on Indebtedness;"

  (12)
  any Person to the extent that such Investments consist of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete or worn out assets permitted pursuant to the Indenture;

  (13)
  any Person to the extent such Investment in such Person existed on the Issue Date and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed that amount replaced, refinanced or refunded and is made in the same person as the Investment replaced, refinanced or refunded; and

  (14)
  Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (14) outstanding on the date such Investment is made, do not exceed the greater of $25.0 million and 2.0% of the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's consolidated balance sheet for the most recently ended fiscal quarter for which internal financial statements are available.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

        "Rating Agency" means Standard & Poor's Ratings Group, Inc. and Moody's Investors Service, Inc. or if Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both, as the case may be.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

  (1)
  such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

  (2)
  such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

  (3)
  such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

  (4)
  if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

        "Registration Rights Agreement" means the Registration Rights Agreement dated November 25, 2002, among the Company, the Guarantors and Credit Suisse First Boston Corporation, on behalf of the initial purchasers.

        "Related Business" means any business in which the Company or its Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to any such business.

        "Related Parties" means, with respect to any specified Person at any specified time,

  (1)
  if a natural person, (A) any spouse, parent or lineal descendant (including by adoption) of such Person or (B) the estate of such Person during any period in which such estate holds Capital Stock of Parent or of the Company for the benefit of any Person referred to in clause (1)(A) and

  (2)
  if a trust, corporation, partnership, limited liability company or other entity, any other Person that controls such Person at such time. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

        "Representative" means, with respect to a Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person; provided, however, that if, and for so long as, any Senior Indebtedness lacks such a representative, the Representative for such Senior Indebtedness shall be the holders of a majority of the outstanding principal amount of such Senior Indebtedness.

        "Restricted Payment" with respect to any Person means:

  (1)
  the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a

    Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

  (2)
  the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

  (3)
  the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

  (4)
  the making of any Investment (other than a Permitted Investment) in any Person.

        "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

        "Rexnord Operating Company" means Rexnord Corporation, a Delaware corporation.

        "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Senior Indebtedness" means with respect to any Person:

  (1)
  Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, and

  (2)
  all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person at the rate provided for in the documentation with respect thereto, whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2) above, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Indebtedness or other obligations are subordinate or pari passu in right of payment to the Notes or the Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

  (1)
  any obligation of such Person to the Company or any Subsidiary;

  (2)
  any liability for Federal, state, local or other taxes owed or owing by such Person;

  (3)
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities, but not including letters of credit issued in the ordinary course by a financial institution in respect thereof or reimbursement or other obligations with respect to such letters of credit);

  (4)
  any Indebtedness or other Obligation of such Person which, by its express terms, is subordinate in right of payment to any other Indebtedness or other Obligation of such Person;

  (5)
  that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of the Indenture for purposes of this clause (5) if (x) the Holders of such Indebtedness or their Representative or the Company shall have furnished to the Trustee an opinion of nationally recognized independent legal counsel addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate) to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture or (y) such Indebtedness consists of Indebtedness under the Credit Agreement and Holders of such Indebtedness or their Representative (A) had no actual knowledge at the time of the Incurrence that the Incurrence of such Indebtedness violated the Indenture and (B) shall have received an Officers' Certificate to the effect that the Incurrence of such Indebtedness does not violate provisions of the Indenture; or

  (6)
  any obligations of such Person with respect to Capital Stock.

        "Senior Subordinated Indebtedness" means, with respect to a Person, the Notes (in the case of the Company), the Parent Guaranty (in the case of the Parent), the Subsidiary Guaranty (in the case of a Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Notes or such Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC; provided, however, that all references to 10% in Rule 1-02 shall instead be deemed to be 5%.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

        "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes, the Parent Guaranty or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

        "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

  (1)
  such Person;

  (2)
  such Person and one or more Subsidiaries of such Person; or

  (3)
  one or more Subsidiaries of such Person.

        "Subsidiary Guarantor" means the Rexnord Operating Company and each other Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture.

        "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

        "Temporary Cash Investments" means any of the following:

  (1)
  any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

  (2)
  any currency that is exchangeable into U.S. dollars without legal restriction and that is utilized by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

  (3)
  investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has, at the time of making of such investment, capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

  (4)
  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (3) above;

  (5)
  investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

  (6)
  investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. at the time of the making of such investment.

        "Trustee" means Wells Fargo Bank Minnesota, National Association, until a successor replaces it and, thereafter, means the successor.

        "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. "77aaa-77bbbb) as in effect on the Issue Date.

        "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (other than the Rexnord Operating Company or any successor in interest thereto) (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the

Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments."

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

        "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares or other nominal shares required, as a matter of applicable law, to be held by Persons other than the Company or another Wholly Owned Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

BOOK-ENTRY; DELIVERY AND FORM

        The exchange notes will be issued in the form of one or more fully registered notes in global form ("Global Notes"). Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the indenture and the exchange notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture.

        Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of Rexnord Corporation, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        We expect that DTC will take any action permitted to be taken by a holder of exchange notes (including the presentation of exchange notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of exchange notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants.

        We understand that: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Rexnord Corporation nor the Trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by Rexnord Corporation within 90 days, we will issue Certificated Notes in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes in accordance with the DTC's rules and procedures in addition to those provided for under the indenture.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

        The following discussion is a summary of the material U.S. federal income tax consequences relevant to the exchange of the old notes pursuant to this exchange offer, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, United States Holders (as defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. In addition, the effect of any applicable state, local or foreign tax laws is not discussed.

        We have not sought and will not seek any rulings from the Internal Revenue Service (the "IRS") with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of the old notes for the exchange notes pursuant to this exchange offer.

        PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

The Exchange

        The exchange of the old notes for the exchange notes in the exchange offer will not be treated as an "exchange" for federal income tax purposes, because the exchange notes will not be considered to differ materially in kind or extent from the old notes. Accordingly, the exchange of old notes for exchange notes will not be a taxable event to holders for federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the old notes and the same tax consequences to holders as the old notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period. Therefore, references to "notes" apply equally to the exchange notes and the old notes.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer which requests it in the letter of transmittal, for use in any such resale.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain types of liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the securities offered hereby is being passed upon for us by Latham & Watkins LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited the combined financial statements and schedule of Rexnord Group, our predecessor company, as of March 31, 2001 and 2002, and for each of the three years in the period ended March 31, 2002, and the consolidated balance sheet of RBS Global, Inc., our parent company, as of November 4, 2002, its date of incorporation, as set forth in their reports appearing herein and in the registration statement. We have included the combined financial statements and schedule of Rexnord Group, and the consolidated balance sheet of RBS Global, Inc., herein and in the registration statement in reliance on Ernst & Young LLP's reports given on their authority as experts in accounting and auditing.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Rexnord Group
Audited Combined Financial Statements:
Report of Independent Auditors
Combined Balance Sheets at March 31, 2001 and 2002
Combined Statements of Operations for the fiscal years ended March 31, 2000, 2001 and 2002
Combined Statements of Invested Capital for the fiscal years ended March 31, 2000, 2001 and 2002
Combined Statements of Cash Flows for the fiscal years ended March 31, 2000, 2001 and 2002
Notes to Combined Financial Statements
Unaudited Condensed Combined Financial Statements:
Unaudited Condensed Combined Balance Sheets as of March 31, 2002 and September 30, 2002
Unaudited Condensed Combined Statements of Operations for the six months ended September 30, 2001 and 2002
Unaudited Condensed Combined Statements of Cash Flows for the six months ended September 30, 2001 and 2002
Notes to Unaudited Condensed Combined Financial Statements
RBS Global, Inc.
Audited Consolidated Balance Sheet:
Report of Independent Auditors
Consolidated Balance Sheet at November 4, 2002
Notes to Consolidated Balance Sheet

Report of Ernst & Young LLP, Independent Auditors

The Board of Directors
Invensys plc

        We have audited the accompanying combined balance sheets of Rexnord Group including the entities listed in Note 2 (collectively referred to as the Company), as of March 31, 2001 and 2002, and the related combined statements of operations, invested capital and cash flows for each of the three years in the period ended March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company at March 31, 2001 and 2002, and the combined results of its operations and its cash flows for each of the three years in the period ended March 31, 2002, in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP
Milwaukee, Wisconsin June 14, 2002, except for Note 17, as to which the date is September 27, 2002

REXNORD GROUP COMBINED

BALANCE SHEETS

(In millions)

	March 31, 2001	March 31, 2002
Assets:
Current assets:
Cash	$22.3	$21.6
Receivables, net	97.1	72.1
Inventories	195.0	164.4
Other current assets	11.7	10.4

Total current assets	326.1	268.5
Property, plant and equipment, net	300.4	272.9
Intangible assets, net	660.1	640.4
Other assets	0.7	1.6

Total assets	$1,287.3	$1,183.4

Liabilities and invested capital:
Current liabilities:
Payables:
Trade, to third parties	$83.4	$63.1
Trade, to affiliates, net	13.6	7.8

	97.0	70.9
Income taxes payable	37.0	22.8
Deferred income taxes	14.9	7.6
Compensation and benefits	18.7	20.3
Current portion of long-term debt	2.3	4.2
Other current liabilities	28.7	32.6

Total current liabilities	198.6	158.4
Long-term debt	1.9	1.3
Funding loans payable to affiliates, net	460.0	407.4
Postretirement benefit obligations	76.8	77.0
Pension obligations	30.0	36.4
Deferred income taxes	26.9	24.1
Other liabilities	4.9	1.5

Total liabilities	799.1	706.1
Commitments and contingent liabilities
Invested capital	488.2	477.3

Total liabilities and invested capital	$1,287.3	$1,183.4

See notes to combined financial statements.

REXNORD GROUP

COMBINED STATEMENTS OF OPERATIONS

(In millions)

	Years ended March 31,
	2000	2001	2002
Net sales:
To third parties	$852.0	$796.5	$718.5
To affiliates	5.5	8.1	6.6

	857.5	804.6	725.1
Cost of sales	517.3	462.6	454.5

Gross profit	340.2	342.0	270.6
Selling, general and administrative expenses	182.7	183.7	171.7
Restructuring and other similar costs	10.6	21.8	55.9
Amortization of intangible assets	18.9	18.5	18.8

Income from operations	128.0	118.0	24.2
Non-operating income (expense):
Interest expense:
To third parties	(2.0)	(1.9)	(2.8)
To affiliates	(36.0)	(50.0)	(37.0)
Interest income from affiliates	0.5	14.5	15.8
Other, net	1.6	0.1	0.9

Income before income taxes	92.1	80.7	1.1
Provision for income taxes	45.2	37.0	9.6

Net income (loss)	$46.9	$43.7	$(8.5)

See notes to combined financial statements.

REXNORD GROUP

COMBINED STATEMENTS OF INVESTED CAPITAL

(In millions)

	Invested Capital	Accumulated Other Comprehensive Loss	Total Invested Capital
Balance at March 31, 1999	$428.8	$—	$428.8
Comprehensive income:
Net income	46.9	—	46.9
Foreign currency translation adjustments	—	(11.4)	(11.4)

Total comprehensive income			35.5
Other activity with affiliates	9.7	—	9.7

Balance at March 31, 2000	485.4	(11.4)	474.0
Comprehensive income:
Net income	43.7	—	43.7
Foreign currency translation adjustments	—	(11.1)	(11.1)

Total comprehensive income			32.6
Other activity with affiliates	(18.4)	—	(18.4)

Balance at March 31, 2001	510.7	(22.5)	488.2
Comprehensive loss:
Net loss	(8.5)	—	(8.5)
Foreign currency translation adjustments	—	(3.8)	(3.8)

Total comprehensive loss			(12.3)
Other activity with affiliates	1.4	—	1.4

Balance at March 31, 2002	$503.6	$(26.3)	$477.3

See notes to combined financial statements.

REXNORD GROUP

COMBINED STATEMENTS OF CASH FLOWS

(In millions)

	Years ended March 31,
	2000	2001	2002
Operating activities:
Net income (loss)	$46.9	$43.7	$(8.5)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	34.2	34.5	33.8
Amortization of intangible assets	18.9	18.5
Deferred income taxes	5.5	4.1	(10.3)
(Gain) loss on dispositions of property, plant and equipment	(0.6)	0.2	(0.3)
Non-cash restructuring charges	0.4	2.4	24.3
Changes in assets and liabilities:
Receivables	(1.6)	3.7	24.6
Inventories	17.9	(22.8)	24.5
Other assets	(3.0)	2.4	0.1
Trading balances with affiliates	7.5	5.9	(5.8)
Trade payables to third parties and other liabilities	43.3	(17.0)	(35.2)

Cash provided by operating activities	169.4	75.6	66.0
Investing activities:
Expenditures for property, plant and equipment	(41.7)	(33.7)	(21.7)
Proceeds from dispositions of property, plant and equipment	1.4	0.4	7.1

Cash used for investing activities	(40.3)	(33.3)	(14.6)
Financing activities:
Net borrowings (repayments) of long-term debt	(3.1)	(0.9)	1.3
Net decrease in funding balances with affiliates	(139.8)	(48.9)	(53.5)

Cash used for financing activities	(142.9)	(49.8)	(52.2)
Effect of exchange rate changes on cash	1.7	2.5	0.1

Decrease in cash	(12.1)	(5.0)	(0.7)
Cash at beginning of year	39.4	27.3	22.3

Cash at end of year	$27.3	$22.3	$21.6

See notes to combined financial statements.

REXNORD GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

March 31, 2002

1.    Significant Accounting Policies

Basis of Presentation and Description of Business

        The accompanying combined financial statements of Rexnord Group (the Company) include the entities listed in Note 2 to the combined financial statements. For the periods presented, all of the entities included in the combined financial statements are wholly-owned subsidiaries, or divisions thereof, of United Kingdom-based Invensys plc (Invensys).

        The Company is a manufacturer of mechanical power transmission components. The Company's product portfolio includes flattop chain and modular conveyer belts, industrial bearings, aerospace bearings and seals, special components, couplings and gears and industrial chain. The Company's products are either incorporated into products sold by original equipment manufacturers or sold to end-users through industrial distributors as aftermarket products. Major end-markets include food and beverage, energy, aerospace, forest products, cement and construction.

        All significant intercompany accounts and transactions within the Rexnord Group, including profit and loss as a result of those transactions, have been eliminated in combination.

Use of Estimates

        The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

Third Party Trade Receivables

        The Company regularly factors certain third party trade receivables to unrelated financial institutions on a non-recourse basis pursuant to two separate agreements. The Company accounts for the transfer of receivables pursuant to these agreements as a sale of financial assets. The agreements, which are negotiated and administered by Invensys, require the Company to collect funds with respect to the factored receivables and remit the funds to the financial institutions. At March 31, 2001 and 2002, the amount of uncollected factored receivables totaled $22.9 million and $40.5 million, respectively. For the years ended March 31, 2001 and 2002, costs incurred related to these agreements totaled $0.5 million and $1.7 million, respectively. Costs in 2000 were not significant.

        The allowance for doubtful accounts at March 31, 2001 and 2002 totaled $1.2 million and $1.3 million, respectively.

Inventories

        Inventories are stated at the lower of cost or market. Cost of certain domestic inventories (approximately 73% and 70% of total inventories at March 31, 2001 and 2002, respectively) was determined by the "last-in, first-out" (LIFO) method. For the remaining inventories, cost was determined using the "first-in, first-out" (FIFO) method. If the FIFO inventory valuation method had been used to value all inventories, inventories would have increased by $5.8 million and $5.7 million at March 31, 2001 and 2002, respectively. Inventory reserves (excluding LIFO reserves) at March 31 totaled $9.4 million in 2001 and $6.9 million in 2002.

        During the years ended March 31, 2000, 2001 and 2002, the Company revised its methodology for capitalizing overhead costs into inventory. Cost of sales in the years ended March 31, 2000, 2001 and 2002 decreased by $4.8 million, $19.1 million and $3.8 million, respectively, as a result of these changes in accounting estimates.

Property, Plant and Equipment

        Property, plant and equipment is stated at cost. Depreciation is provided using the straight-line method over 13 to 50 years for buildings and improvements, 3 to 13 years for machinery and equipment and 3 to 5 years for hardware and software. Estimated residual values on machinery and equipment are used in computing depreciation expense. Maintenance and repair costs are expensed as incurred.

Intangible Assets

        Intangible assets consist of goodwill and patents. Goodwill represents the excess of the purchase price paid by Invensys for the Company over the fair value of the net assets acquired. Patents are stated at fair value on the date of acquisition of the Company by Invensys as determined by an independent valuation firm. Goodwill and patents are amortized using the straight-line method over 40 years and 10 years, respectively. See Note 1 "New Accounting Standards."

Impairment of Long-Lived Assets

        Long-lived assets, including goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived asset may not be recoverable. Long-lived assets held for use are reviewed for impairment by comparing the carrying amount of the long-lived asset or group of assets to the undiscounted future cash flows expected to be generated by such asset over its remaining useful life. If the long-lived asset or group of assets are considered to be impaired, an impairment charge is recognized for the amount by which the carrying amount of the asset or group of assets exceeds its fair value. Long-lived assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

Derivative Financial Instruments

        At April 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (SFAS 133). Under SFAS 133, all derivative instruments are recognized in the balance sheet at their fair value and the related changes in fair value are recognized currently in earnings, unless the derivative instrument qualifies as a hedge. The Company enters into foreign exchange forward contracts to mitigate exposure related to receivables and payables denominated in foreign currencies. These derivative contracts did not qualify as hedges of future cash flows under SFAS 133 or under the previous accounting standard and, accordingly, were adjusted to fair value at March 31, 2001 and 2002, with the gain or loss included in other income (expense) in the combined statements of operations. For each of the three years presented, the gain or loss recognized on these contracts was not material.

Foreign Currency Translation

        Assets and liabilities of entities operating outside of the United States with a functional currency other than the U.S. dollar are translated into U.S. dollars using exchange rates at the end of the respective period. Revenues and expenses of such entities are translated at average exchange rates in effect during the respective period. Foreign currency translation adjustments are included as a component of accumulated other comprehensive loss. Currency transaction gains and losses are included in other income (expense) in the combined statements of operations and totaled $0.2 million, $0.1 million and $0.1 million in the years ended March 31, 2000, 2001 and 2002, respectively.

Revenue Recognition

        Sales are recorded upon transfer of title of product, which generally occurs upon shipment to the customer. Net sales relating to any particular shipment are based upon the amount invoiced for the shipped goods less estimated future rebate payments and sales returns. These estimates are based upon the Company's historical experience. Revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known. The value of returned goods in fiscal year 2002 was de minimis.

        In some cases, revenue is recognized under percentage of completion accounting for long-term contracts. Revenues recognized under percentage of completion accounting are less than 5% of total sales.

Shipping and Handling Costs

        The Company classifies costs associated with shipping and handling activities, including the costs of the internal warehouse function, within selling, general and administrative expenses in the combined statements of operations. Shipping and handling costs were $26.3 million, $33.3 million and $29.1 million in the years ended March 31, 2000, 2001 and 2002, respectively.

Advertising Costs

        Advertising costs are charged to selling, general and administrative expenses as incurred and amounted to $5.4 million, $5.3 million and $4.0 million in the years ended March 31, 2000, 2001 and 2002, respectively.

Research and Development Costs

        Research and development costs are charged to selling, general and administrative expenses as incurred and amounted to $8.0 million, $8.8 million and $8.5 million in the years ended March 31, 2000, 2001 and 2002, respectively.

Significant Customer

        The Company has an industrial distributor that accounted for 10.0%, 10.3% and 10.3% of net sales for the years ended March 31, 2000, 2001 and 2002, respectively. Receivables related to this industrial distributor at March 31, 2001 and 2002 were $3.8 million and $6.2 million, respectively.

Concentration of Credit Risk

        Credit is extended by the Company based upon an evaluation of the customer's financial position, and generally advance payment is not required. Credit losses are provided for in the combined financial statements and consistently have been within management's expectations.

Fair Value of Financial Instruments

        The carrying amounts of cash, trade receivables, trade payables and long-term debt approximated fair value as of March 31, 2001 and 2002.

New Accounting Standards

        In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations (SFAS 141), and SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 addresses financial accounting and reporting for business combinations and requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Under SFAS 142, goodwill and certain other intangible assets will no longer be systematically amortized but instead will be reviewed for impairment annually and will be written down and charged to operations when their carrying amount exceeds their estimated fair value. SFAS 142 is effective for fiscal years beginning after December 15, 2001, with early adoption permitted in certain circumstances. The Company will adopt SFAS 142 effective April 1, 2002. Management expects that the effect of ceasing amortization of goodwill will increase income before income taxes by $17.0 million in fiscal 2003. The Company is in the process of finalizing its assessment of the impairment provisions of SFAS 142.

        In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed. SFAS 144 is effective for fiscal years beginning after December 15, 2001, with early adoption permitted. Management is currently evaluating the provisions of SFAS 144, but believes there will be no effect on the Company's financial position or results of operations upon adoption.

2.    Entities Included within Combined Financial Statements

        The Company's combined financial statements include the financial position, results of operations and cash flows for the following subsidiaries (including ownership percentage if less than 100%), or divisions thereof, of Invensys:

          Addax Inc.

          Betzdorf Chain Company Inc.

          Brook Hansen SA

          Brook Hansen France Sales S.A.R.L.

          Brook Hansen International (Switzerland) AG

          Changzhou Hansen Jianglang Transmissions Co. Ltd.

          Clarkson Industries Inc.

          Marbett 2 S.r.l. (70%)

          M.C.C Holding B.V.

          M.C.C Nederland B.V.

          Prager Incorporated

          Precision Moulding Components Nederland B.V.

          PT Components Inc.

          Rexnord A/S

          Rexnord AB

          Rexnord Australia Pty Ltd.

          Rexnord B.V.

          Rexnord Canada Limited

          Rexnord Conveyor Products (WuXi) Co. Limited

          Rexnord Industries, Inc. (previously Rexnord Corporation)

          Rexnord Correntes Ltda.

          Rexnord do Brasil Industrial Ltda.

          Rexnord Export Sales Co

          Rexnord France S.A.R.L.

          Rexnord Germany-1 Inc.

          Rexnord GmbH

          Rexnord Industrial SA de CV

          Rexnord International Inc.

          Rexnord Kette GmbH

          Rexnord Ltd.

          Rexnord Marbett SpA

          Rexnord M.C.C Deutschland Kette GmbH

          Rexnord Puerto Rico Inc.

          Rexnord SA de CV

          Rexnord Stephan GmbH & Co. KG (55%)

          Stephan Drives Ltd.

          Stephan GmbH

          Synergy Srl (40%)

          Trebl Srl (49%)

          Winfred Berg (FSC) Inc

          Winfred Berg Licensco Inc.

          W.M. Berg Inc.

3.    Restructuring and Other Similar Costs

        Restructuring and other similar costs are summarized as follows (dollars in millions):

	Years ended March 31,
	2000	2001	2002
Plant closure, relocation and related costs	$4.2	$9.2	$22.3
Severance and other termination related costs	4.7	6.7	18.9
Other restructuring and similar costs	1.7	5.9	14.7

	$10.6	$21.8	$55.9

Cash payments	$10.6	$17.2	$31.7
Non-cash restructuring charges	$0.4	$2.4	$24.3
Reduction in number of employees	360	152	345

Plant Closure, Relocation and Related Costs

        The Company consolidated the European sales organization and Kette in the year ended March 31, 2000, the Horsham, Pennsylvania facility in the year ended March 31, 2001 and certain support functions, including sales, administrative and manufacturing support of Couplings and Rex Bearings in the year ended March 31, 2002. All consolidation activity was completed, or will be completed, within six months of the announcement. The costs incurred to perform these consolidation activities were $0.4 million, $6.1 million and $7.5 million in the years ended March 31, 2000, 2001 and 2002, respectively. These costs included severance and related costs, idle and underutilized capacity, employee relocation, excess scrap, asset movement and other incremental costs directly associated with the restructuring projects. The amount of cash spent to perform these consolidation activities was $0.4 million, $4.0 million and $8.7 million in the years ended March 31, 2000, 2001 and 2002, respectively. Severance and related costs totaled $0.4 million, $4.6 million and $4.9 million for 25, 65 and 48 employees terminated in the years ended March 31, 2000, 2001 and 2002, respectively.

        The Company closed certain facilities and either consolidated those operations with other facilities or made the decision to outsource the process. Those units include Stearns and Roller Chain in the year ended March 31, 2002, and Roller Chain in the year ended March 31, 2000. The Stearns and Roller Chain shut-downs were completed, with the remaining cost to be incurred related to the shut-down accrued, in the year ended March 31, 2002. Additionally, certain costs related to the MB Bearing shut-down, for which the decision to shut-down was made in 1999, were charged to restructuring in 2000 and 2001. The costs incurred to perform the shut-downs of these facilities were $5.0 million, $7.7 million and $28.5 million in the years ended March 31, 2000, 2001 and 2002, respectively. These costs included severance and related costs, relocation and reconfiguration, idle and underutilized capacity, excess scrap, asset write-offs and other incremental costs directly associated with the restructuring projects. The amount of cash spent to perform the shut-down of these facilities was $4.7 million, $6.5 million and $8.9 million in the years ended March 31, 2000, 2001 and 2002, respectively. Severance and related costs totaled $0.8 million and $8.8 million for 50 and 222 employees terminated in the years ended March 31, 2000 and 2002, respectively. There were no employees terminated in the year ended March 31, 2001.

Severance and Other Termination Related Costs

        In addition to plant closures and relocations, the Company reduced headcount at certain locations in order to streamline manufacturing operations, to eliminate duplicate administrative, selling and marketing operations and to respond to declining demand and increasing costs. Severance and related costs totaled $3.5 million, $2.0 million and $4.5 million for 285, 84 and 56 employees terminated in the years ended March 31, 2000, 2001 and 2002, respectively.

Other Restructuring and Similar Costs

        The Company changed the manufacturing process or discontinued product lines within certain divisions. Those units where this type of activity occurred include Clinton in the year ended March 31, 2001 and Elastomer, Rex Bearing, Link-Belt Bearing and engineered chain in the year ended March 31, 2002. The costs incurred to perform these changes were $3.4 million and $11.1 million in the years ended March 31, 2001 and 2002, respectively. These costs included severance and related costs, relocation and reconfiguration, idle and underutilized capacity, excess scrap, certain asset write-offs and other incremental costs directly associated with the restructuring projects. The amount of cash spent for performing these changes in manufacturing was $0.8 million, $2.1 million and $7.9 million in the years ended March 31, 2000, 2001 and 2002, respectively. Severance and related costs totaled $0.1 million and $0.7 million for three and 19 employees terminated in the years ended 2001 and 2002, respectively. There were no employees terminated in the year ended March 31, 2000.

        The Company also responded to the changing economic environment of declining demand and increasing costs by implementing other restructuring projects during 2000, 2001 and 2002. The costs incurred to perform these activities were $1.7 million, $2.6 million and $4.3 million in the years ended March 31, 2000, 2001 and 2002, respectively. These costs included reorganizing factory layouts and implementing lean manufacturing and Six Sigma principles to reduce costs and maximize production efficiency.

        Restructuring accruals are summarized as follows (in millions):

	Years ended March 31,
	2000	2001	2002
Restructuring accrual at beginning of year	$2.2	$1.8	$4.0
Provisions charged to operations	1.8	4.0	3.9
Utilized	(2.2)	(1.8)	(4.0)

Restructuring accrual at end of year	$1.8	$4.0	$3.9

        In addition to the provisions charged to operations for the restructuring accruals, the Company expensed other costs arising from the restructuring projects as they were incurred. These amount to $8.8 million, $17.8 million and $52.0 million in the years ended March 31, 2000, 2001 and 2002, respectively.

4.    Inventories

        Inventories are summarized as follows (in millions):

	March 31, 2001	March 31, 2002
Finished goods	$121.7	$110.1
Work in process	37.4	28.1
Raw materials	41.7	31.9

Inventories at FIFO cost	200.8	170.1
Less allowance to state inventories at LIFO cost	5.8	5.7

Inventories	$195.0	$164.4

        During 2000 and 2002, the LIFO inventory quantities were reduced. As a result, cost of sales included charges for inventories carried at prior years' LIFO values, which were less than current costs. The effect of this liquidation increased income before income taxes by $0.1 million and $0.6 million in 2000 and 2002, respectively.

5.    Property, Plant and Equipment

        Property, plant and equipment is summarized as follows (in millions):

	March 31, 2001	March 31, 2002
Land	$10.4	$9.4
Buildings and improvements	60.5	60.6
Machinery and equipment	277.8	277.2
Hardware and software	18.5	27.1

	367.2	374.3
Less accumulated depreciation	66.8	101.4

Property, plant and equipment	$300.4	$272.9

6.    Intangible Assets

        Intangible assets are summarized as follows (in millions):

	March 31, 2001	March 31, 2002
Goodwill	$683.3	$682.5
Patents	17.1	17.1

	700.4	699.6
Less accumulated amortization	40.3	59.2

Intangible assets	$660.1	$640.4

7.    Long-Term Debt

        Long-term debt is summarized as follows (in millions):

	March 31, 2001	March 31, 2002
5.31% - 6.44% fixed rate notes payable due in 2002, secured by real estate	$1.8	$3.9
7.05% fixed rate industrial development revenue bonds maturing October 2009, annual principal payments of $0.1, secured by real estate	1.5	1.3
Other	0.9	0.3
Total	4.2	5.5
Less current portion	2.3	4.2
Long-term debt	$1.9	$1.3

        Cash paid for interest in 2000, 2001 and 2002 was $36.6 million, $50.8 million and $41.2 million, respectively. Within these amounts, $1.3 million represents interest paid to third parties in each of 2000, 2001 and 2002.

8.    Leases

Operating Leases

        The Company leases manufacturing and warehouse facilities and data processing and other equipment under non-cancelable operating leases which expire at various dates through 2017. Rent expense was $5.3 million, $5.7 million and $6.4 million in 2000, 2001 and 2002, respectively. Future minimum rental payments for operating leases with initial or remaining terms in excess of one year are as follows (in millions):

Year ending March 31,
2003	$5.5
2004	5.0
2005	3.8
2006	2.7
2007	2.0
Thereafter	8.9

Total	$27.9

Sale-leaseback Arrangement

        In March 2002, the Company entered into a sale-leaseback arrangement for one of its manufacturing facilities. The Company sold the facility for $4.1 million, resulting in a gain of $1.8 million. Simultaneously, the Company entered into a 15-year lease of the facility from the purchaser. The gain on sale of the facility has been deferred and is being amortized over the life of the lease. As of March 31, 2002, the deferred gain on the sale of the facility has been classified within other liabilities in the combined balance sheet. The future lease payments due under the sale-leaseback arrangement are included in the above schedule of future minimum rental payments.

9.    Stock Options

        For the periods presented, Invensys has two stock option plans in which certain of the Company's senior management participate.

Executive Stock Option Scheme (the 1998 Scheme)

        Invensys maintains a discretionary stock option scheme under which options to purchase Invensys's stock may be granted each year to senior management at multiples of salary, which reflect the prevailing market practice in the relevant country. When options were granted during 2000, 2001 and 2002, Invensys concluded that the salary multiple which is appropriate for the Company's senior management is between 0.5 and 2.1 times annual salary.

        No options are granted at a discount and all options are subject to stretching performance conditions on exercise as determined at the time of grant. The performance condition for the year under review was for Invensys's earnings per share to out-perform the Retail Price Index by at least 12% in the three years after grant of the option, or by 16% in the four years after the grant of the option or by 20% in the five years after the grant of the option, failing which the option would lapse. Invensys's Remuneration Committee will continue to set appropriate and stretching performance targets depending on the specific demands of the business and the operating environment. It is Invensys's policy to extend participation in the 1998 Scheme to overseas executives on terms as close as practicable to those applicable in the United Kingdom.

Savings Related Stock Option Scheme (SRSOS)

        Invensys has established an SRSOS that operates in the United Kingdom together with a related international SRSOS that operates in over 20 overseas countries. It is based on a three, five or seven year savings plan and offered to eligible full- and part-time employees. Options may be granted at a 20% discount to the market price of Invensys's shares immediately preceding the date of grant.

        The Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Stock compensation expense recognized in 2000, 2001 and 2002 was not significant. Information relative to stock options granted to Company senior management pursuant to the two aforementioned plans for the years ended March 31 is as follows (options are in thousands, weighted-average exercise prices are in pounds sterling since all stock options are issued and exercisable in such currency):

	Years ended March 31,
	2000		2001		2002
	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price
Outstanding at beginning of year	1,341	£2.85	2,475	£2.85	3,639	£2.74
Granted	1,134	£2.86	1,181	£2.50	1,764	£1.43
Expired and forfeited	—	—	(17)	£1.88	(12)	£1.62

Outstanding at end of year	2,475	£2.85	3,639	£2.74	5,391	£2.32

Exercisable at end of year	171	£4.35	1,208	£2.96	1,325	£2.87

        The range of exercise prices for options outstanding at March 31, 2002 is £0.90 to £5.96. The range of exercise prices for options exercisable at March 31, 2002 is £1.80 to £5.96. The range of remaining contractual life for options outstanding at March 31, 2002 is one to nine years.

        The Company's net income would not have been significantly different had the Company accounted for stock-based compensation using the fair value method provided by SFAS No. 123, Accounting for Stock-Based Compensation. The Company determines the fair value of options granted using the Black-Scholes option pricing model. Fair value was determined using the following weighted-average assumptions: dividend yield of 2.7% in 2000, 2.9% in 2001 and 1.4% in 2002; expected life in years of 3.3 in 2000, 3.1 in 2001 and 3.1 in 2002; expected volatility of 36.1% in 2000, 48.0% in 2001 and 61.4% in 2002; and risk-free rates of interest of 4.8% in 2000, 5.1% in 2001 and 5.4% in 2002. The pro forma effects of applying the provisions of SFAS No. 123 are not necessarily representative of the effects on net income in future years.

10.    Retirement Benefits

        The Company sponsors pension and other post-retirement benefit plans for certain of its employees. The pension plans cover most of the Company's employees and provide for monthly pension payments to eligible employees upon retirement. Pension benefits for salaried employees generally are based on years of credited service and average earnings. Pension benefits for hourly employees generally are based on specified benefit amounts and years of service. The Company's policy is to fund its pension obligations in conformity with the funding requirements of applicable laws and governmental regulations. Other post-retirement benefits are in the form of retiree medical plans and cover most of the Company's U.S. employees and provide for the payment of certain medical costs of eligible employees and dependents upon retirement.

        The components of net periodic benefit cost are as follows (in millions):

	Pension Benefits			Other Postretirement Benefits
	Years ended March 31,			Years ended March 31,
	2000	2001	2002	2000	2001	2002
Service cost	$6.8	$6.9	$6.7	$0.4	$0.5	$0.6
Interest cost	11.1	11.5	12.2	5.8	5.6	5.8
Expected return on plan assets	(12.1)	(13.6)	(14.6)	—	—	—
Amortization:
Prior service cost	—	—	—	(1.1)	(1.1)	(1.0)
Net actuarial loss	(0.1)	(0.4)	(0.5)	—	—	(1.1)

Net periodic benefit cost	$5.7	$4.4	$3.8	$5.1	$5.0	$4.3

        The Company recognized a curtailment gain of $0.5 million in the year ended March 31, 2002 and special termination benefit charges of $2.7 million related to its pension plans. The Company recognized a curtailment loss of $1.9 million in the year ended March 31, 2002 and special termination benefit charges of $0.9 million with respect to its post-retirement benefit plans.

	Pension Benefits		Other Postretirement Benefits
	March 31,		March 31,
	2001	2002	2001	2002
Benefit obligation at beginning of year	$(174.0)	$(167.8)	$(80.0)	$(76.7)
Service cost	(6.9)	(6.7)	(0.5)	(0.6)
Interest cost	(11.5)	(12.2)	(5.6)	(5.8)
Actuarial (losses) gains	13.0	(4.0)	3.4
Plan amendments	—	(0.8)	—	—
Benefits paid	9.8	10.1	6.0	6.9
Other	—	(2.2)	—	(2.8)
Translation adjustment	1.8	0.4	—	—

Benefit obligation at end of year	$(167.8)	$(183.2)	$(76.7)	$(81.2)

Plan assets at beginning of year	$150.2	$149.8	$—	$—
Actual return on plan assets	2.8	(0.8)	—	—
Contributions	6.6	1.5	6.0	6.9
Benefits paid	(9.8)	(10.1)	(6.0)	(6.9)

Plan assets at end of year	$149.8	$140.4	$—	$—

Funded status of plans	$(18.0)	$(42.8)	$(76.7)	$(81.2)
Unrecognized prior service cost	0.2	0.2	(1.9)	(0.7)
Unrecognized net actuarial losses (gains)	(12.2)	6.2	(0.2)	3.2
Fourth quarter Company contributions	—	—	2.0	1.7

Net liability recognized in combined balance sheet	$(30.0)	$(36.4)	$(76.8)	$(77.0)

        The Company uses an actuarial measurement date of December 31 to measure its benefit obligations. Significant assumptions used in determining these benefit obligations and net periodic benefit cost are summarized as follows (in weighted average percentages):

	Pension Benefits		Other Postretirement Benefits
	March 31,		March 31,
	2001	2002	2001	2002
Discount rate	7.75	7.50	7.75	7.50
Compensation rate increase	3.5 to 4.0	3.5 to 4.0	N/A	N/A
Expected return on plan assets	10.00	10.00	N/A	N/A

        The other post-retirement benefit obligation was determined using an assumed healthcare cost trend rate of 10.0% in 2002 grading down to 5.0% in 2006 and thereafter.

        The discount rate, compensation rate increase and health care cost trend rate assumptions are determined as of the measurement date. The expected return on plan assets assumption is determined as of the previous measurement date.

Pension Benefits

        The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of the fair value of plan assets were $25.2 million, $24.4 million and $nil, respectively, as of March 31, 2001 and $144.6 million, $139.9 million and $101.2 million, respectively, as of March 31, 2002.

Other Post-retirement Benefits

        Assumed health care cost trend rates have a significant effect on amounts reported for the retiree medical plans. A one-percentage-point change in assumed health care cost trend rates would have the following effect (in millions):

	One Percentage Point Increase		One Percentage Point Decrease
	Years ended March 31,		Years ended March 31,
	2001	2002	2001	2002
Increase (decrease) in total of service and interest cost components	$0.6	$0.6	$(0.5)	$(0.6)
Increase (decrease) in post-retirement benefit obligation	$7.5	$8.0	$(6.4)	$(7.2)

Multi-employer and Government-sponsored Plans

        The Company participates in certain multi-employer and government-sponsored plans for eligible employees. Expense related to these plans was $0.5 million in each of the years ended March 31, 2000, 2001 and 2002.

Defined Contribution Savings Plans

        The Company sponsors certain defined contribution savings plans for eligible employees. Expense related to these plans was $3.7 million, $4.0 million and $3.6 million, for the years ended March 31, 2000, 2001 and 2002, respectively.

11. Income Taxes

        The components of the provision for income taxes are as follows (in millions):

	Years ended March 31,
	2000	2001	2002
Current:
U.S.	$28.3	$21.9	$10.6
Non-U.S.	6.6	7.5	7.3
State and local	4.8	3.5	2.0

Total current	39.7	32.9	19.9
Deferred:
U.S.	3.4	4.2	(10.0)
Non-U.S.	1.7	(0.8)	1.5
State and local	0.4	0.7	(1.8)

Total deferred	5.5	4.1	(10.3)

Provision for income taxes	$45.2	$37.0	$9.6

        The provision for income taxes was calculated based upon the following components of income (loss) before income taxes (in millions):

	Years ended March 31,
	2000	2001	2002
U.S.	$67.5	$53.9	$(20.6)
Non-U.S.	24.6	26.8	21.7

Income before income taxes	$92.1	$80.7	$1.1

        Deferred income taxes consist of the tax effects of the following temporary differences (in millions):

	March 31, 2001	March 31, 2002
Deferred tax assets:
Retirement benefits	$34.3	$36.5
Compensation and benefits	5.0	7.4
Foreign net operating loss carryforwards	1.7	1.9
Other	7.4	4.9

	48.4	50.7
Valuation allowance	(1.7)	(1.9)

Total deferred tax assets	46.7	48.8

Deferred tax liabilities:
Property, plant and equipment	55.2	55.9
Inventories	22.0	16.6
Intangible assets	5.7	4.4
Other	5.6	3.6

Total deferred tax liabilities	88.5	80.5

Net deferred tax liabilities	$41.8	$31.7

        These deferred tax assets and liabilities are classified in the combined balance sheet based on the balance sheet classification of the related assets and liabilities.

        Management believes it is more likely than not that current and long-term deferred tax assets will be realized through the reduction of future taxable income. Significant factors considered by management in this determination include the historical operating results of the Company and the expectation of future earnings, including anticipated reversals of future taxable temporary differences. A valuation allowance was established at March 31, 2001 and 2002 for deferred tax assets related to foreign net operating loss carryforwards for which utilization is uncertain. Certain foreign net operating loss carryforwards are subject to expiration periods ranging between two years and ten years. The carryforward period for the remaining foreign net operating losses is indefinite.

        The provision for income taxes differs from the U.S. statutory tax rate due to the following items:

	Years ended March 31,
	2000	2001	2002
U.S. statutory tax rate	35.0%	35.0%	35.0%
Non-deductible goodwill	6.6	7.3
State and local income taxes	3.8	3.7	(41.0)
Statutory tax rate differences between the United States and foreign locations	1.6	(1.9)	128.1
Foreign net operating losses for which tax benefit was not provided	2.7	2.1	172.5
Other	(0.6)	(0.4)	39.9

Effective income tax rate	49.1%	45.8%	872.7%

        No provision has been made for U.S. or foreign income taxes related to approximately $8.6 million of undistributed earnings of foreign subsidiaries which are considered to be permanently reinvested. It is not practical to determine the income tax liability, if any, which would be payable if such earnings were not permanently reinvested.

        The Company's U.S. income tax returns for the years 1994 through 1999 are currently under examination. Management expects the examination of the Company's returns for such years will be completed during 2003. The Brazilian operation of the Company currently has numerous administrative or judicial cases pending in Brazil. To the extent that an adverse outcome is probable, obligations have been recorded. Management believes adequate provision for income taxes payable of the Company has been made for all fiscal years through 2002.

        Various U.S. and foreign subsidiaries of the Company are included in consolidated tax filings with other Invensys affiliated companies. The methodology applied for allocating taxes between affiliates that participate in consolidated tax filings is as follows: to the extent that a company generates taxable income, the company remits taxes to its affiliated parent company based upon the applicable statutory effective tax rate. If a taxable loss is generated by a company, the affiliated parent company does not provide any current or future cash benefit. The income tax provision for the Company has been calculated as if the entities included in the combined financial statements file separately from their non-Rexnord Group affiliates.

        Cash paid for income taxes to governmental tax authorities and affiliates in 2000, 2001 and 2002 was $11.7 million, $44.0 million and $25.7 million, respectively. At March 31, 2001 and 2002, income taxes payable to governmental tax authorities and affiliates was as follows (in millions):

	March 31,
	2001	2002
Governmental tax authorities	$19.1	$15.2
Affiliates	17.9	7.6

Income taxes payable	$37.0	$22.8

12. Related Party Transactions

Management Charges

        Included within selling, general and administrative expenses are charges for administrative expenses incurred by Invensys plc and the Automation Systems Division that are directly attributed to, or reasonably allocated to, the stand-alone operations of the Company. These charges are for administrative services, accounting and legal services, officer salaries, advertising and other costs attributed to the Company's operations and the Company's allocable share of other expenses. These charges totaled $3.1 million, $3.2 million and $4.2 million for the years ended March 31, 2000, 2001 and 2002, respectively.

        The expenses allocated have been determined on a basis that the Company, Invensys and the Automation Systems Division considered to be reasonable reflections of the utilization of services provided or the benefit received by the Company. The financial information included herein may not reflect the combined financial position, operating results and cash flows of the Company in the future or what they would have been had the Company been a separate, independent entity during the periods presented.

Trading Activity

        For the periods presented, the Company sells to and purchases from affiliates various products and services in the normal course of business. Pricing is generally negotiated on an arm's-length basis or on the basis of standard pricing schedules. Purchases from affiliates were $14.7 million, $15.3 million and $11.9 million in the years ended March 31, 2000, 2001 and 2002, respectively.

Funding Activity

        The Company participates in Invensys's treasury function whereby funds are loaned to and borrowed from affiliates in the normal course of business.

        At March 31, 2001 and 2002, funding loans payable to affiliates consist in part of a $45 million note payable to BTR Inc. (the $45 Million Note). At March 31, 2001 and 2002, the remaining funding loans payable and all funding loans receivable from affiliates are not supported by underlying notes.

        The $45 Million Note bears interest at the prime rate (4.75% at March 31, 2002). Remaining loans payable to affiliates and all loans receivable from affiliates bear interest based on LIBOR (3.33% at March 31, 2002). Balances outstanding at March 31, 2001 and 2002 are classified as long-term in the combined balance sheets as current and past practice has been that repayments are made on a long-term basis. Management does not believe the amounts outstanding at March 31, 2001 and 2002 are indicative of the Company's financing needs had the Company been a separate, independent entity at such dates.

13. Commitments and Contingencies

        In a prior year, the Company brought suit against a consulting firm for non-performance with respect to process reengineering services the consulting firm was retained to perform for the Company. A jury trial was held in 2001, and a verdict of $2.2 million was returned in favor of the Company, including an award of attorney's fees of $0.6 million. In May 2002, the consulting firm unsuccessfully exhausted its right of appeal, and the Company collected $2.3 million, including interest of $0.1 million. The Company recorded this gain in May 2002.

        The Company also is involved in various unresolved legal actions, administrative proceedings, and claims in the ordinary course of its business involving product liability, product warranty, property damage, insurance coverage, patents, and environmental matters. Although it is not possible to predict with certainty the outcome of these unresolved legal actions or the range of possible loss or recovery, based upon current information, management believes these unresolved legal actions will not have a material effect on the financial position or results of operations of the Company.

14. Business Segment Information

        The Company operates in a single business segment. Net sales to third parties and property, plant and equipment by geographic region are as follows (in millions):

	Net Sales to Third Parties			Long-lived Assets
	Years ended March 31,			March 31,
	2000	2001	2002	2001	2002
United States	$598.0	$563.2	$501.7	$903.2	$860.4
Europe	192.8	172.4	158.5	49.1	46.4
Rest of World	61.2	60.9	58.3	8.2	6.5

Total	$852.0	$796.5	$718.5	$960.5	$913.3

        Net sales to third parties are attributed to the geographic regions based on the country in which the shipment originates. Amounts attributed to the geographic regions for long-lived assets are based on the location of the entity which holds such assets.

15. Guarantor Subsidiaries

        The following tables present condensed combined financial information at March 31, 2001 and 2002 and for the years ended March 31, 2000, 2001 and 2002 for: (a) on a combined basis, the domestic subsidiaries of the Company (Guarantor Subsidiaries) who guaranteed the old notes issued in connection with the Acquisition (see Note 17), and (b) on a combined basis, the foreign subsidiaries of the Company (Non-Guarantor Subsidiaries).

Condensed Combining Balance Sheet

March 31, 2001

(in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Assets:
Current assets:
Cash	$11.0	$11.3	$—	$22.3
Receivables, net	57.5	39.6	—	97.1
Inventories	144.9	50.1	—	195.0
Other current assets	8.0	3.7	—	11.7

Total current assets	221.4	104.7	—	326.1
Property, plant and equipment, net	243.1	57.3	—	300.4
Intangible assets	660.1	—	—	660.1
Investments in subsidiaries	41.4	1.2	(42.6)	—
Other assets	(0.3)	1.0	—	0.7

Total assets	$1,165.7	$164.2	$(42.6)	$1,287.3

Liabilities and invested capital:
Current liabilities:
Payables:
Trade, to third parties	$59.3	$24.1	$—	$83.4
Trade, to affiliates, net	5.1	8.5	—	13.6
Income taxes payable	20.6	16.4	—	37.0
Deferred income taxes	14.7	0.2	—	14.9
Compensation and benefits	16.7	2.0	—	18.7
Current portion of long-term debt	0.3	2.0	—	2.3
Other current liabilities	7.6	21.1	—	28.7

Total current liabilities	124.3	74.3	—	198.6
Long-term debt	1.3	0.6	—	1.9
Funding loans payable to affiliates, net	463.4	(3.4)	—	460.0
Postretirement benefit obligations	76.8	—	—	76.8
Pension obligations	1.9	28.1	—	30.0
Deferred income taxes	26.9	—	—	26.9
Other liabilities	0.6	4.3	—	4.9

Total liabilities	695.2	103.9	—	799.1
Commitments and contingent liabilities
Invested capital	470.5	60.3	(42.6)	488.2

Total liabilities and invested capital	$1,165.7	$164.2	$(42.6)	$1,287.3

Condensed Combining Balance Sheet

March 31, 2002

(in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Assets:
Current assets:
Cash	$2.1	$19.5	$—	$21.6
Receivables, net	41.6	30.5	—	72.1
Inventories	119.4	45.0	—	164.4
Other current assets	2.1	8.3	—	10.4

Total current assets	165.2	103.3	—	268.5
Property, plant and equipment, net	220.0	52.9	—	272.9
Intangible assets	640.4	—	—	640.4
Investments in subsidiaries	42.1	1.2	(43.3)	—
Other assets	0.7	0.9	—	1.6

Total assets	$1,068.4	$158.3	$(43.3)	$1,183.4

Liabilities and invested capital:
Current liabilities:
Payables:
Trade, to third parties	$38.9	$24.2	$—	$63.1
Trade, to affiliates, net	(2.4)	10.2	—	7.8
Income taxes payable	10.1	12.7	—	22.8
Deferred income taxes	7.3	0.3	—	7.6
Compensation and benefits	17.1	3.2	—	20.3
Current portion of long-term debt	0.3	3.9	—	4.2
Other current liabilities	14.3	18.3	—	32.6

Total current liabilities	85.6	72.8	—	158.4
Long-term debt	1.3	—	—	1.3
Funding loans payable to affiliates, net	416.6	(9.2)	—	407.4
Postretirement benefit obligations	77.0	—	—	77.0
Pension obligations	8.3	28.1	—	36.4
Deferred income taxes	23.4	0.7	—	24.1
Other liabilities	0.3	1.2	—	1.5

Total liabilities	612.5	93.6	—	706.1
Commitments and contingent liabilities
Invested capital	455.9	64.7	(43.3)	477.3

Total liabilities and invested capital	$1,068.4	$158.3	$(43.3)	$1,183.4

Condensed Combining Statement of Operations

Year Ended March 31, 2000

(in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Net sales	$653.5	$250.5	$(46.5)	$857.5
Cost of sales	390.6	173.2	(46.5)	517.3

Gross profit	262.9	77.3	—	340.2
Selling, general and administrative expenses	125.2	57.5	—	182.7
Restructuring and other similar costs	7.5	3.1	—	10.6
Amortization of intangible assets	18.9	—	—	18.9

Income from operations	111.3	16.7	—	128.0
Non-operating income (expense):
Interest expense:
To third parties	(0.4)	(1.6)	—	(2.0)
To affiliates	(33.9)	(2.1)	—	(36.0)
Interest income from affiliates	0.4	0.1	—	0.5
Other, net	0.7	0.9	—	1.6

Income before income taxes	78.1	14.0	—	92.1
Provision for income taxes	36.5	8.7	—	45.2

Net income	$41.6	$5.3	$—	$46.9

Condensed Combining Statement of Operations

Year Ended March 31, 2001

(in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Net sales	$618.4	$233.5	$(47.3)	$804.6
Cost of sales	354.3	155.6	(47.3)	462.6

Gross profit	264.1	77.9	—	342.0
Selling, general and administrative expenses	133.9	49.8	—	183.7
Restructuring and other similar costs	13.4	8.4	—	21.8
Amortization of intangible assets	18.5	—	—	18.5

Income from operations	98.3	19.7	—	118.0
Non-operating income (expense):
Interest expense:
To third parties	(0.6)	(1.3)	—	(1.9)
To affiliates	(48.2)	(1.8)	—	(50.0)
Interest income from affiliates	13.9	0.6	—	14.5
Other, net	(0.2)	0.3	—	0.1

Income before income taxes	63.2	17.5	—	80.7
Provision for income taxes	31.2	5.8	—	37.0

Net income	$32.0	$11.7	$—	$43.7

Condensed Combining Statement of Operations

Year Ended March 31, 2002

(in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Net sales	$545.6	$220.4	$(40.9)	$725.1
Cost of sales	343.8	151.6	(40.9)	454.5

Gross profit	201.8	68.8	—	270.6
Selling, general and administrative expenses	123.3	48.4	—	171.7
Restructuring and other similar costs	49.0	6.9	—	55.9
Amortization of intangible assets	18.8	—	—	18.8

Income from operations	10.7	13.5	—	24.2
Non-operating income (expense):
Interest expense:
To third parties	(1.5)	(1.3)	—	(2.8)
To affiliates	(36.7)	(0.3)	—	(37.0)
Interest income from affiliates	15.3	0.5	—	15.8
Other, net	0.4	0.5	—	0.9

Income (loss) before income taxes	(11.8)	12.9	—	1.1
Provision for income taxes	2.2	7.4	—	9.6

Net income (loss)	$(14.0)	$5.5	$—	$(8.5)

Condensed Combining Statement of Cash Flows

Year Ended March 31, 2000

(in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Operating activities:
Net income	$41.8	$5.1	$—	$46.9
Non-cash adjustments	48.7	9.7	—	58.4
Changes in operating assets and liabilities	47.1	17.0	—	64.1

Cash provided by operating activities	137.6	31.8	—	169.4
Investing activities:
Expenditures for property, plant and equipment	(32.5)	(9.2)	—	(41.7)
Proceeds from dispositions of property, plant and equipment	1.2	0.2	—	1.4

Cash used for investing activities	(31.3)	(9.0)	—	(40.3)
Financing activities:
Net repayments of long-term debt	(0.1)	(3.0)	—	(3.1)
Net decrease in funding balances with affiliates	(115.5)	(24.3)	—	(139.8)

Cash used for financing activities	(115.6)	(27.3)	—	(142.9)
Effect of exchange rate changes on cash	—	1.7	—	1.7

Decrease in cash	(9.3)	(2.8)	—	(12.1)
Cash at beginning of period	16.5	22.9	—	39.4

Cash at end of period	$7.2	$20.1	$—	$27.3

Condensed Combining Statement of Cash Flows

Year Ended March 31, 2001

(in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Operating activities:
Net income	$30.9	$12.8	$—	$43.7
Non-cash adjustments	54.0	5.7	—	59.7
Changes in operating assets and liabilities	(21.8)	(6.0)	—	(27.8)

Cash provided by operating activities	63.1	12.5	—	75.6
Investing activities:
Expenditures for property, plant and equipment	(25.1)	(8.6)	—	(33.7)
Proceeds from dispositions of property, plant and equipment	1.1	(0.7)	—	0.4

Cash used for investing activities	(24.0)	(9.3)	—	(33.3)
Financing activities:
Net repayments of long-term debt	(0.1)	(0.8)	—	(0.9)
Net decrease in funding balances with affiliates	(35.2)	(13.7)	—	(48.9)

Cash used for financing activities	(35.3)	(14.5)	—	(49.8)
Effect of exchange rate changes on cash	—	2.5	—	2.5

Increase (decrease) in cash	3.8	(8.8)	—	(5.0)
Cash at beginning of period	7.2	20.1	—	27.3

Cash at end of period	$11.0	$11.3	$—	$22.3

Condensed Combining Statement of Cash Flows

Year Ended March 31, 2002

(in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Operating activities:
Net income (loss)	$(14.0)	$5.5	$—	$(8.5)
Non-cash adjustments	57.4	8.9	—	66.3
Changes in operating assets and liabilities	8.0	0.2	—	8.2

Cash provided by operating activities	51.4	14.6	—	66.0
Investing activities:
Expenditures for property, plant and equipment	(14.4)	(7.3)	—	(21.7)
Proceeds from dispositions of property, plant and equipment	3.0	4.1	—	7.1

Cash used for investing activities	(11.4)	(3.2)	—	(14.6)
Financing activities:
Net borrowings (repayments) of long-term debt	(0.1)	1.4	—	1.3
Net decrease in funding balances with affiliates	(48.8)	(4.7)	—	(53.5)

Cash used for financing activities	(48.9)	(3.3)	—	(52.2)
Effect of exchange rate changes on cash	—	0.1	—	0.1

Increase (decrease) in cash	(8.9)	8.2	—	(0.7)
Cash at beginning of period	11.0	11.3	—	22.3

Cash at end of period	$2.1	$19.5	$—	$21.6

16. Quarterly Results of Operations (in millions) (Unaudited)

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter
	2001	2002	2001	2002	2001	2002	2001	2002
Net sales	$199.0	$176.0	$199.2	$180.8	$181.7	$172.1	$224.7	$196.2
Gross profit	79.4	58.8	83.8	72.5	69.0	62.0	109.8	77.3
Net income (loss)	8.2	(12.8)	11.7	(10.7)	1.4	2.9	22.4	12.1

        During the quarter ended March 31, 2001, the Company revised its methodology for capitalizing costs into inventory. Gross profit increased by $19.1 million in such quarter as a result of this change in accounting estimate.

17. Subsequent Event

        On November 25, 2002, RBS Acquisition Corporation, a subsidiary of The Carlyle Group, acquired the Company for cash of $901.7 million, subject to certain closing date adjustments, pursuant to a stock purchase agreement dated September 27, 2002 between RBS Acquisition Corporation and Invensys and certain of its affiliates (the "Acquisition"). The stock purchase agreement contained customary provisions including representations and warranties, covenants with respect to the conduct of the business and various closing conditions, including the continued accuracy of representations and warranties and the receipt by the purchaser of sufficient financing proceeds. The Acquisition closed simultaneously with the issuance of the senior subordinated notes and the closing of the new senior credit facilities described below.

        The Acquisition was financed by an equity investment from affiliates of The Carlyle Group and certain other investors, $360.0 million of term loans under new senior credit facilities entered into by Rexnord Corporation, formerly known as RBS Holdings, Inc., and $225.0 million of senior subordinated notes issued by Rexnord Corporation.

REXNORD GROUP

CONDENSED COMBINED BALANCE SHEETS

(Unaudited, In Millions)

	March 31, 2002	September 30, 2002
		(Unaudited)
Assets:
Current assets:
Cash	$21.6	$19.7
Receivables, net	72.1	61.5
Inventories	164.4	169.3
Other current assets	10.4	16.2

Total current assets	268.5	266.7
Property, plant and equipment, net	272.9	267.3
Goodwill	628.7	595.2
Other intangible assets, net	11.7	67.6
Other assets	1.6	0.9

Total assets	$1,183.4	$1,197.7

Liabilities and invested capital:
Current liabilities:
Payables:
Trade, to third parties	$63.1	$59.3
Trade, to affiliates, net	7.8	0.2
Income taxes payable	22.8	26.8
Deferred income taxes	7.6	8.1
Compensation and benefits	20.3	17.9
Current portion of long-term debt	4.2	3.9
Other current liabilities	32.6	34.6

Total current liabilities	158.4	150.8
Long-term debt	1.3	1.2
Funding loans payable to affiliates, net	407.4	369.0
Postretirement benefit obligations	77.0	77.5
Pension obligations	36.4	37.5
Deferred income taxes	24.1	49.8
Other liabilities	1.5	1.1

Total liabilities	706.1	686.9
Commitments and contingent liabilities
Invested capital	477.3	510.8

Total liabilities and invested capital	$1,183.4	$1,197.7

See notes to condensed combined financial statements.

REXNORD GROUP

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(Unaudited, In Millions)

	Six Months Ended September 30,
	2001	2002
Net sales:
To third parties	$353.8	$356.6
To affiliates	3.0	2.1

	356.8	358.7
Cost of sales	225.5	228.1

Gross profit	131.3	130.6
Selling, general and administrative expenses	85.8	84.9
Restructuring and other similar costs	39.5	6.6
Amortization of intangible assets	9.4	0.9

Income (loss) from operations	(3.4)	38.2
Non-operating income (expense):
Interest expense:
To third parties	(1.7)	(2.5)
To affiliates	(19.9)	(12.7)
Interest income from affiliates	5.5	5.3
Other, net	0.9	—

Income (loss) before income taxes	(18.6)	28.3
Provision for income taxes	4.9	11.0

Net income (loss)	$(23.5)	$17.3

See notes to condensed combined financial statements.

REXNORD GROUP

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(Unaudited, In Millions)

	Six Months Ended September 30,
	2001	2002
Operating activities:
Net income (loss)	$(23.5)	$17.3
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	17.4	18.0
Amortization of intangible assets	9.4	0.9
Deferred income taxes	0.4	2.5
(Gain) loss on dispositions of property, plant and equipment	(0.7)	—
Non-cash restructuring charges	13.9	0.2
Changes in assets and liabilities:
Receivables	17.4	13.0
Inventories	18.9	(1.8)
Other assets	(2.5)	(4.6)
Trading balances with affiliates	(13.6)	(7.8)
Payables and other liabilities	(19.0)	(6.8)

Cash provided by operating activities	18.1	30.9
Investing activities:
Expenditures for property, plant and equipment	(12.3)	(8.0)
Proceeds from dispositions of property, plant and equipment	1.0	0.1

Cash used for investing activities	(11.3)	(7.9)
Financing activities:
Net borrowings (repayments) of long-term debt	1.7	(0.4)
Net increase (decrease) in funding balances with affiliates	1.8	(24.4)

Cash provided by (used for) financing activities	3.5	(24.8)
Effect of exchange rate changes on cash	(1.5)	(0.1)

Increase (decrease) in cash	8.8	(1.9)
Cash at beginning of period	22.3	21.6

Cash at end of period	$31.1	$19.7

See notes to condensed combined financial statements.

REXNORD GROUP

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

September 30, 2002

(Unaudited)

1.    Basis of Presentation

        The unaudited condensed combined financial statements of Rexnord Group (the Company) included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed combined financial statements should be read in conjunction with the audited combined financial statements of the Company, including the notes thereto.

        In the opinion of management, these combined financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for the interim periods. Results for the six months ended September 30, 2002 are not necessarily indicative of results that may be expected for the year ending March 31, 2003.

2.    Inventories

        Inventories consist of the following (in millions):

	March 31, 2002	September 30, 2002
Finished goods	$110.1	$114.8
Work in process	28.1	28.6
Raw materials	31.9	32.8

Inventories at FIFO cost	170.1	176.2
Less allowance to state inventories at LIFO cost	5.7	6.9

Inventories	$164.4	$169.3

3.    Provision for Income Taxes

        In the six months ended September 30, 2001, there is a provision for income taxes of $4.9 million reflecting the add-back of goodwill amortization and certain foreign operating losses, for which tax benefit could not be provided.

4.    Restructuring and Other Similar Costs

        Restructuring and other similar costs are summarized as follows (dollars in millions):

	Six Months Ended September 30,
	2001	2002
Plant closure, relocation and related costs	$24.5	$1.1
Severance and other termination related costs	8.2	3.6
Other restructuring and similar costs	6.8	1.9

	$39.5	$6.6

Cash payments	$19.8	$7.9
Non-cash restructuring charges	$13.9	$0.2
Reduction in number of employees	386	38

        Restructuring accruals are summarized as follows (in millions):

	Six Months Ended September 30,
	2001	2002
Restructuring accrual at beginning of period	$4.0	$3.9
Provisions charged to income	8.9	1.2
Utilized	(3.1)	(2.7)

Restructuring accrual at end of period	$9.8	$2.4

        In addition to the provisions charged to operations for the restructuring accrual, the Company has expensed other costs arising from the restructuring projects as they are incurred. These amount to $30.6 million and $5.4 million in the six months ended September 30, 2001 and 2002, respectively.

5.    Comprehensive Income (Loss)

        Comprehensive income (loss) consists of the following (in millions):

	Six Months Ended September 30,
	2001	2002
Net income (loss)	$(23.5)	$17.3
Other comprehensive income—Foreign currency translation adjustments	1.0	9.3

Comprehensive income (loss)	$(22.5)	$26.6

6.    Goodwill

        The Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, effective April 1, 2002. Under SFAS No. 142, goodwill and certain other intangible assets are no longer amortized but are reviewed annually for impairment. In connection with the adoption of SFAS No. 142, the Company completed the first step of the transitional goodwill impairment test, which required the Company to compare the fair value of its reporting units to the carrying value of the net assets of the respective reporting units as of April 1, 2002. Based on this analysis, the Company has concluded that no impairment existed at the time of adoption of SFAS No. 142, and, accordingly, the Company has not recognized any transitional impairment loss.

        Changes in the carrying amount of goodwill during the six-month period ended September 30, 2002 relate solely to the adoption of SFAS No. 142 and consist of the reclassification of $56.8 million of goodwill to other intangible assets.

        As required by SFAS No. 142, the results of operations of the Company for the periods prior to its adoption have not been restated. The following table reconciles reported net income/(loss) to pro forma net income/(loss) that would have resulted for the six months ended September 30, 2001 and 2002 if SFAS No. 142 had been adopted on April 1, 2001 (in millions):

	Six Months Ended September 30,
	2001	2002
Reported net income (loss)	$(23.5)	$17.3
Goodwill amortization	8.5	—

Adjusted net income (loss)	$(15.0)	$17.3

        Other intangible assets consist of the following (in millions):

	March 31, 2002		September 30, 2002
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Intangible assets subject to amortization:
Patents (10 year life)	$17.0	$5.3	$17.0	$6.2
Intangible assets not subject to amortization:
Trademarks	—	—	56.8	—

	$17.0	$5.3	$73.8	$6.2

        Amortization expense of $1.7 million is expected to be recognized in each of the fiscal years ended March 31, 2003 through 2007.

7.    Guarantor Subsidiaries

        The following tables present condensed combining financial information at March 31, 2002 and September 30, 2002 and for the six months ended September 30, 2001 and 2002 for: (a) on a combined basis, the domestic subsidiaries of the Company (Guarantor Subsidiaries) who guaranteed the old notes issued in connection with the Acquisition (see note 8), and (b) on a combined basis, the foreign subsidiaries of the Company (Non-Guarantor Subsidiaries).

Condensed Combining Balance Sheet

March 31, 2002

(in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Assets:
Current assets:
Cash	$2.1	$19.5	$—	$21.6
Receivables, net	41.6	30.5	—	72.1
Inventories	119.4	45.0	—	164.4
Other current assets	2.1	8.3	—	10.4

Total current assets	165.2	103.3	—	268.5
Property, plant and equipment, net	220.0	52.9	—	272.9
Intangible assets	640.4	—	—	640.4
Investments in subsidiaries	42.1	1.2	(43.3)	—
Other assets	0.7	0.9	—	1.6

Total assets	$1,068.4	$158.3	$(43.3)	$1,183.4

Liabilities and invested capital:
Current liabilities:
Payables:
Trade, to third parties	$38.9	$24.2	$—	$63.1
Trade, to affiliates, net	(2.4)	10.2	—	7.8
Income taxes payable	10.1	12.7	—	22.8
Deferred income taxes	7.3	0.3	—	7.6
Compensation and benefits	17.1	3.2	—	20.3
Current portion of long-term debt	0.3	3.9	—	4.2
Other current liabilities	14.3	18.3	—	32.6

Total current liabilities	85.6	72.8	—	158.4
Long-term debt	1.3	—	—	1.3
Funding loans payable to affiliates, net	416.6	(9.2)	—	407.4
Postretirement benefit obligations	77.0	—	—	77.0
Pension obligations	8.3	28.1	—	36.4
Deferred income taxes	23.4	0.7	—	24.1
Other liabilities	0.3	1.2	—	1.5

Total liabilities	612.5	93.6	—	706.1
Commitments and contingent liabilities
Invested capital	455.9	64.7	(43.3)	477.3

Total liabilities and invested capital	$1,068.4	$158.3	$(43.3)	$1,183.4

Condensed Combining Balance Sheet

September 30, 2002

(in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Assets:
Current assets:
Cash	$3.3	$16.4	$—	$19.7
Receivables, net	33.9	27.6	—	61.5
Inventories	119.7	49.6	—	169.3
Other current assets	8.4	7.8	—	16.2

Total current assets	165.3	101.4	—	266.7
Property, plant and equipment, net	208.5	58.8	—	267.3
Intangible assets	662.8	—	—	662.8
Investments in subsidiaries	41.9	5.2	(47.1)	—
Other assets	—	0.9	—	0.9

Total assets	$1,078.5	$166.3	$(47.1)	$1,197.7

Liabilities and invested capital:
Current liabilities:
Payables:
Trade, to third parties	$34.3	$25.0	$—	$59.3
Trade, to affiliates, net	(10.1)	10.3	—	0.2
Income taxes payable	12.1	14.7	—	26.8
Deferred income taxes	7.8	0.3	—	8.1
Compensation and benefits	13.4	4.5	—	17.9
Current portion of long-term debt	0.3	3.6	—	3.9
Other current liabilities	15.6	19.0	—	34.6

Total current liabilities	73.4	77.4	—	150.8
Long-term debt	1.2	—	—	1.2
Funding loans payable to affiliates, net	386.0	(17.0)	—	369.0
Postretirement benefit obligations	76.2	1.3	—	77.5
Pension obligations	5.8	31.7	—	37.5
Deferred income taxes	48.6	1.2	—	49.8
Other liabilities	0.1	1.0	—	1.1

Total liabilities	591.3	95.6	—	686.9
Commitments and contingent liabilities
Invested capital	487.2	70.7	(47.1)	510.8

Total liabilities and invested capital	$1,078.5	$166.3	$(47.1)	$1,197.7

Condensed Combined Statement of Operations

Six Months Ended September 30, 2001

(in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Net sales	$267.6	$109.5	$(20.3)	$356.8
Cost of sales	171.5	74.3	(20.3)	225.5

Gross profit	96.1	35.2	—	131.3
Selling, general and administrative expenses	61.5	24.3	—	85.8
Restructuring and other similar costs	35.7	3.8	—	39.5
Amortization of intangible assets	9.4	—	—	9.4

Income (loss) from operations	(10.5)	7.1	—	(3.4)
Non-operating income (expense):
Interest expense:
To third parties	(0.4)	(1.3)	—	(1.7)
To affiliates	(19.7)	(0.2)	—	(19.9)
Interest income from affiliates	5.4	0.1	—	5.5
Other, net	0.7	0.2	—	0.9

Income (loss) before income taxes	(24.5)	5.9	—	(18.6)
Provision for income taxes	1.4	3.5	—	4.9

Net income (loss)	$(25.9)	$2.4	$—	$(23.5)

Condensed Combined Statement of Operations

Six Months Ended September 30, 2002

(in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Net sales	$266.3	$114.1	$(21.7)	$358.7
Cost of sales	172.1	77.7	(21.7)	228.1

Gross profit	94.2	36.4	—	130.6
Selling, general and administrative expenses	56.7	28.2	—	84.9
Restructuring and other similar costs	5.3	1.3	—	6.6
Amortization of intangible assets	0.9	—	—	0.9

Income from operations	31.3	6.9	—	38.2
Non-operating income (expense):
Interest expense:
To third parties	(1.2)	(1.3)	—	(2.5)
To affiliates	(12.5)	(0.2)	—	(12.7)
Interest income from affiliates	5.1	0.2	—	5.3
Other, net	(0.1)	0.1	—	—

Income before income taxes	22.6	5.7	—	28.3
Provision for income taxes	9.0	2.0	—	11.0

Net income	$13.6	$3.7	$—	$17.3

Condensed Combining Statement of Cash Flows

Six Months Ended September 30, 2001

(in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Operating activities:
Net income (loss)	$(25.9)	$2.4	$—	$(23.5)
Non-cash adjustments	37.2	3.2	—	40.4
Changes in operating assets and liabilities	(8.8)	10.0	—	1.2

Cash provided by operating activities	2.5	15.6	—	18.1
Investing activities:
Expenditures for property, plant and equipment	(8.8)	(3.5)	—	(12.3)
Proceeds from dispositions of property, plant and equipment	1.0	—	—	1.0

Cash used for investing activities	(7.8)	(3.5)	—	(11.3)
Financing activities:
Net borrowings of long-term debt	0.1	1.6	—	1.7
Net decrease in funding balances with affiliates	1.8	—	—	1.8

Cash used for financing activities	1.9	1.6	—	3.5
Effect of exchange rate changes on cash	—	(1.5)	—	(1.5)

Increase (decrease) in cash	(3.4)	12.2	—	8.8
Cash at beginning of period	11.0	11.3	—	22.3

Cash at end of period	$7.6	$23.5	$—	$31.1

Condensed Combining Statement of Cash Flows

Six Months Ended September 30, 2002

(in millions)

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined
Operating activities:
Net income	$13.6	$3.7	$—	$17.3
Non-cash adjustments	18.3	3.3	—	21.6
Changes in operating assets and liabilities	(12.7)	4.7	—	(8.0)

Cash provided by operating activities	19.2	11.7	—	30.9
Investing activities:
Expenditures for property, plant and equipment	(5.2)	(2.8)	—	(8.0)
Proceeds from dispositions of property, plant and equipment	—	0.1	—	0.1

Cash used for investing activities	(5.2)	(2.7)	—	(7.9)
Financing activities:
Net repayments of long-term debt	(0.1)	(0.3)	—	(0.4)
Net decrease in funding balances with affiliates	(12.7)	(11.7)	—	(24.4)

Cash used for financing activities	(12.8)	(12.0)	—	(24.8)
Effect of exchange rate changes on cash	—	(0.1)	—	(0.1)

Increase (decrease) in cash	1.2	(3.1)	—	(1.9)
Cash at beginning of period	2.1	19.5	—	21.6

Cash at end of period	$3.3	$16.4	$—	$19.7

8.    Subsequent Event

        On November 25, 2002, RBS Acquisition Corporation, a subsidiary of The Carlyle Group, acquired the Company for cash of $901.7 million, subject to certain closing date adjustments, pursuant to a stock purchase agreement dated September 27, 2002 between RBS Acquisition Corporation and Invensys and certain of its affiliates (the "Acquisition"). The stock purchase agreement contained customary provisions including representations and warranties, covenants with respect to the conduct of the business and various closing conditions, including the continued accuracy of representations and warranties and the receipt by the purchaser of sufficient financing proceeds. The Acquisition closed simultaneously with the issuance of the senior subordinated notes and the closing of the new senior credit facilities described below.

        The Acquisition was financed by an equity investment from certain affiliates of The Carlyle Group and certain other investors, $360.0 million of term loans under new senior credit facilities entered into by Rexnord Corporation, formerly known as RBS Holdings, Inc., and $225.0 million of senior subordinated notes issued by Rexnord Corporation.

Report of Ernst & Young LLP, Independent Auditors

To the Board of Directors
RBS Global, Inc.

        We have audited the accompanying consolidated balance sheet of RBS Global, Inc., as of November 4, 2002, its date of incorporation. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of RBS Global, Inc. at November 4, 2002, its date of incorporation, in conformity with accounting principles generally accepted in the United States.

                      Ernst & Young LLP

Milwaukee, Wisconsin
November 14, 2002

RBS GLOBAL, INC.

CONSOLIDATED BALANCE SHEET

November 4, 2002

Assets
Total assets	$—

Liabilities and stockholders' equity
Commitments
Stockholders' equity
Common stock, $0.01 par value with authorized shares of 1,000; no shares outstanding	$—

Total stockholders' equity	—

Total liabilities and stockholders' equity	$—

See notes to consolidated balance sheet.

RBS GLOBAL, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

1.    Basis of Presentation and Description of Business

Basis of Presentation

        RBS Global, Inc. was incorporated on November 4, 2002. RBS Acquisition Corporation and RBS Holdings, Inc. were formed on September 26, 2002 by affiliates of The Carlyle Group. All of these entities were formed in anticipation of the acquisition of certain affiliates of Invensys plc, collectively identified as Rexnord (see Note 2). The stock of RBS Acquisition Corporation was contributed to RBS Holdings, Inc. and the stock of RBS Holdings, Inc. was contributed to RBS Global, Inc. Accordingly, RBS Holdings, Inc. and RBS Acquisition, Inc. are wholly-owned subsidiaries of RBS Global, Inc.

2.    Commitments

        On November 25, 2002, RBS Acquisition Corporation, a subsidiary of The Carlyle Group, acquired the Company for cash of $901.7 million, subject to certain closing date adjustments, pursuant to a stock purchase agreement dated September 27, 2002 between RBS Acquisition Corporation and Invensys plc and certain of its affiliates (the "Acquisition"). The stock purchase agreement contained customary provisions relating to representations and warranties, covenants with respect to the conduct of the business and various closing conditions, including the continued accuracy of representations and warranties and the receipt by the purchaser of sufficient financing proceeds. The Acquisition closed simultaneously with the issuance of the senior subordinated notes and the closing of the new senior credit facilities described below on November 25, 2002.

        The Acquisition was financed by an equity investment from certain affiliates of The Carlyle Group and certain other investors, $360.0 million of term loans under new senior credit facilities entered into by Rexnord Corporation, formerly known as RBS Holdings, Inc., and $225.0 million of senior subordinated notes issued by Rexnord Corporation.

[REXNORD LOGO]

REXNORD CORPORATION

OFFER TO EXCHANGE

$225,000,000 principal amount of its 10 1/8% Senior Subordinated Notes due 2012, which have been registered under the Securities Act,
for any and all of its outstanding 10 1/8% Senior Subordinated Notes due 2012

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Article Eighth of Rexnord Corporation's Certificate of Incorporation eliminates the liability of directors to Rexnord Corporation or its stockholders, except for liabilities related to breach of duty of loyalty, actions or omissions not in good faith and certain other liabilities.

        Article Tenth of Rexnord Industries, Inc.'s Certificate of Incorporation eliminates the liability of directors to Rexnord Industries, Inc. or its stockholders, except for liabilities related to breach of duty of loyalty, actions or omissions not in good faith and certain other liabilities.

        Article Eighth of RBS Acquisition Corporation's Certificate of Incorporation eliminates the liability of directors to RBS Acquisition Corporation or its stockholders, except for liabilities related to breach of duty of loyalty, actions or omissions not in good faith and certain other liabilities.

        Article Ninth of Winfred Berg Licensco Inc.'s Certificate of Incorporation eliminates the liability of directors to Winfred Berg Licensco Inc. or its stockholders, except for liabilities related to breach of duty of loyalty, actions or omissions not in good faith and certain other liabilities.

        Article Eighth of RBS North America, Inc.'s Certificate of Incorporation eliminates the liability of directors to RBS North America, except for liabilities related to breach of duty of loyalty, actions or omissions not in good faith and certain other liabilities.

        Article Seventh of RBS Global, Inc.'s Certificate of Incorporation eliminates the liability of directors to RBS Global, Inc. or its stockholders, except for liabilities related to breach of duty of loyalty, actions or omissions not in good faith and certain other liabilities.

        Article Eighth of RAC-I, Inc.'s Certificate of Incorporation elminiates the liability of directors to RAC-I, Inc. or its stockholders, except for liabilities related to breach of duty of loyalty, actions or omissions not in good faith and certain other liabilities.

        Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), provides that a corporation may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

  •
  for any breach of the director's duty of loyalty to the corporation or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

  •
  for any transaction from which the director derived an improper personal benefit.

        The Bylaws of each of Rexnord Corporation, RBS North America, Inc., RBS Acquisition Corporation, RBS Global, Inc., RAC-I, Inc. and W.M. Berg Inc. provide for the indemnification of their directors, officers, employees and agents to the fullest extent permitted by applicable law, and the bylaws of Winfred Berg Licensco Inc. and Rexnord Industries, Inc. provide for the indemnification of their directors, officers, employees and agents to the fullest extent permitted by the DGCL. Section 145 of the DGCL provides, in substance, that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The DGCL also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent. The Bylaws of Rexnord Germany-1, Inc. provide for the indemnification of their directors, officers and employees if (a) the director, officer or employee is successful, in whole or in part, in defending the suit brought against him or her, or if the proceeding is settled; and (b) the court finds that the conduct of the director, officer or employee fairly and equitably merits such indemnity. In addition, the board of directors of Rexnord Germany-1, Inc. may authorize the corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered against, a present or former director, officer, or employee in an action brought by a third party if the director, officer or employee acted in good faith within what he or she reasonably believed to be the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the corporation or its stockholders.

        The bylaws of Prager Incorporated provide for the indemnification of directors, officers, employees and agents of Prager Incorporated to the fullest extent permitted by law.

        Section 83 of the Louisiana Business Corporation Law ("LBCL") provides, in part, that a corporation may indemnify any of its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any action, suit or proceeding to which he or she is or was a party or is threatened to be made a party (including any action by the corporation or in the corporation's right) if such action arises out of his or her acts on behalf of the corporation and he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83 of the LBCL also provides that a corporation has the power to obtain and maintain insurance, or to create a form of self-insurance, on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

        The bylaws of Addax, Inc. provide for the indemnification of directors, officers, employees and agents of Addax, Inc. to the fullest extent permitted by law.

        Sections 21-20, 103 through 21-20, 111 of the Nebraska Business Corporation Act ("NBCA") provide, in part, that the directors and officers of a corporation may, under certain circumstances, be indemnified by the corporation against all liability expenses incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as such directors and officers, or as directors or officers of any other organization at the request of the corporation, if they act in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        The bylaws of Clarkson Industries, Inc. provide that Clarkson Industries, Inc. shall indemnify and reimburse any director or officer of Clarkson Industries, Inc. to the fullest extent permitted by Sections 722 and 723 of the New York Business Corporation Law ("NYBCL"), including any amendments to or substitutions for such Sections 722 and 723 which may be made from time to time.

        With certain limitations, Sections 721 through 726 of the NCBL permit a corporation to indemnify a director or officer made a party to an action (a) by a corporation or in its right in order to procure a judgment in its favor unless he or she shall have breached his or her duties, or (b) other than an action by or in the right of the corporation in order to procure a judgment in its favor, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to such corporation's interest, and, in criminal actions, had no reasonable cause to believe his or her conduct was unlawful.

        The bylaws of Rexnord Puerto Rico Inc. provide that Rexnord Puerto Rico Inc. shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, or employee of Rexnord Puerto Rico Inc. or serves or served at the request of Rexnord Puerto Rico Inc. any other enterprise as a director, officer or employee.

        The bylaws of Rexnord Ltd. provide that, when a person is sued because he is or was a director, officer or employee of the corporation, in any proceeding arising from his alleged misfeasance or nonfeasance in the performance of his duties, he shall be indemnified by Rexnord Ltd. for reasonable expenses, including attorney's fees, provided that (a) the person sued is successful, in whole or in part, or the proceeding against him is settled with the approval of the court; and (b) the court finds that his conduct fairly and equitably merits such indemnity. The bylaws of Rexnord Ltd. also allow the board of directors to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, a present or former director, officer, or employee, provided that such director, officer or employee was acting in good faith and for a purpose he reasonably believed to be in the best interests of the corporation, except that the board of directors may not authorize such indemnification with respect to any action instituted or maintained in the right of Rexnord Ltd. by a stockholder or holder of a voting trust certificate representing shares of Rexnord Ltd

        The Nevada Private Corporation Law ("NPCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, to (a) any action or suit by or in the right of the corporation, against expenses, including amounts paid in settlement and attorney's fees, actually and reasonably incurred in connection with the defense or settlement, if such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction to be liable to such corporation for amounts paid in settlement to such corporation; and (b) any other action, suit or proceeding, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if such person acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent of such corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

        The bylaws of Betzdorf Chain Company Inc. provide that Betzdorf Chain Company Inc. shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee of Betzdorf Chain Company Inc. or serves or served at the request of Betzdorf Chain Company, Inc. any other enterprise as a director, officer or employee.

        Wisconsin law provides that a corporation shall indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation, and that, to the extent a director or officer has not been successful on the merits or otherwise in the defense of a proceeding, the corporation shall indemnify the director or officer unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct. In addition, a Wisconsin corporation may limit its obligation to indemnify.

        RBS Global, Inc. maintains insurance on behalf of its directors and officers as well as the directors and officers of each of its subsidiaries.

Item 21.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits

Exhibit No.	Description of Exhibit
2.1	Stock Purchase Agreement dated as of September 27, 2002, by and among RBS Acquisition Corporation, Invensys plc, BTR Inc., BTR (European Holdings) BV, BTR Industries GmbH, Dunlop Vermögensverwaltungsgesellschaft GmbH, Brook Hansen Inc., Invensys France SAS, Invensys Holdings Ltd., Hansen Transmissions International Ltd., Hawker Siddeley Management Ltd. and BTR Finance BV.
3.1	Certificate of Incorporation of Rexnord Corporation, filed September 26, 2002.
3.2	Amended and Restated Certificate of Incorporation of Rexnord Industries, Inc., filed October 28, 1992.
3.3	Certificate of Incorporation of PT Components Inc., filed August 25, 1981.
3.4	Certificate of Incorporation of RBS Acquisition Corporation, filed September 26, 2002.
3.5	Certificate of Incorporation of Rexnord Germany-1 Inc., filed February 24, 1987.
3.6	Certificate of Incorporation of Rexnord International Inc., filed November 12, 1964.
3.7	Certificate of Incorporation of Winfred Berg Licensco Inc., filed December 5, 1988.
3.8	Certificate of Incorporation of W.M. Berg Inc., filed August 11, 1980.
3.9	Certificate of Incorporation of RAC-I, Inc., filed November 12, 2002.
3.10	Certificate of Incorporation of RBS North America, Inc., filed November 4, 2002.
3.11	Restatement of Articles of Incorporation of Prager Incorporated, filed July 6, 1989.
3.12	Amended and Restated Articles of Incorporation of Addax Inc., filed August 18, 1987.
3.13	Certificate of Consolidation of Belson Corporation and the Highfield Mfg. Company into Clarkson Industries, Inc., filed December 1, 1967.
3.14	Articles of Incorporation of Rexnord Ltd., filed September 3, 1970.
3.15	Articles of Incorporation of Rexnord Puerto Rico Inc., filed June 14, 1978.
3.16	Articles of Incorporation of Betzdorf Chain Company Inc., filed February 21, 1980.
3.17	Restated Certificate of Incorporation of RBS Global, Inc., filed November 19, 2002.

3.18	Certificate of Formation of RBS China Holdings, L.L.C., dated October 21, 2002.
3.19	By-laws of Rexnord Corporation.
3.20	Amended and Restated By-laws of Rexnord Industries, Inc.
3.21	By-Laws of PT Components Inc.
3.22	By-Laws of RBS Acquisition Corporation.
3.23	By-Laws of Rexnord Germany-1 Inc.
3.24	By-Laws of Rexnord International Inc.
3.25	By-Laws of Winfred Berg Licensco Inc.
3.26	By-Laws of W.M. Berg Inc.
3.27	By-Laws of RAC-I, Inc.
3.28	By-Laws of RBS North America, Inc.
3.29	By-Laws of Prager Incorporated.
3.30	By-Laws of Addax Inc.
3.31	Amended and Restated By-Laws of Clarkson Industries, Inc.
3.32	By-Laws of Rexnord Ltd.
3.33	By-Laws of Rexnord Puerto Rico Inc.
3.34	By-Laws of Betzdorf Chain Company Inc.
3.35	By-Laws of RBS Global, Inc.
3.36	Limited Liability Company Agreement of RBS China Holdings, L.L.C.
4.1
Senior Subordinated Note Indenture with respect to the 10 1/8% Senior Subordinated Notes due 2012, between Rexnord Corporation, Wells Fargo Bank Minnesota, National Association, as trustee, and the Guarantors listed on the signature pages thereto, dated November 25, 2002.
4.2	Form of 10 1/8% Senior Subordinated Notes due 2012 (included in exhibit 4.1).
4.3
Registration Rights Agreement among Rexnord Corporation, RBS Global, Inc, each of the Subsidiary Guarantors listed on Schedule I thereto, Credit Suisse First Boston Corporation, Deutsche Bank Securities, Inc. and Wachovia Securities Inc. dated November 25, 2002.
5.1	Opinion of Latham & Watkins LLP regarding the validity of the exchange notes.
5.2	Opinion of Fitzgerald, Schorr, Barmettler & Brennan, P.C., L.L.C.
5.3	Opinion of Sher, Garner, Cahill, Richter, Klein, McAllister and Hilbert L.L.C.
5.4	Opinion of Hale Lane Peek Dennison and Howard.
5.5	Opinion of Quarles & Brady.
10.1
Credit Agreement, dated as of November 25, 2002, by and among RBS Global, Inc., Rexnord Corporation, the lenders party thereto, Deutsche Bank Trust Company Americas, as administrative agent, General Electric Capital Corporation and Wachovia Bank, National Association as co-documentation agents, and Deutsche Bank Securities Inc. and Credit Suisse First Boston, acting through its Cayman Islands Branch, as joint lead arrangers and joint book runners.

10.2	Security Agreement, dated as of November 25, 2002, among RBS Global, Inc., Rexnord Corporation, certain subsidiaries of RBS Global, Inc., and Deutsche Bank Trust Company Americas, as collateral agent.
10.3	Pledge Agreement, dated as of November 25, 2002, among RBS Global, Inc., Rexnord Corporation, certain subsidiaries of RBS Global, Inc., and Deutsche Bank Trust Company Americas, as collateral agent.
10.4
Subordination Agreement, dated as of November 25, 2002, by and among RBS Global, Inc., Rexnord Corporation, each of its Subsidiaries party thereto, and Deutsche Bank Trust Company Americas, as collateral agent.
10.5	Subsidiaries Guaranty dated November 25, 2002, by and among the Guarantors party thereto and Deutsche Bank Trust Company Americas, as collateral agent.
10.6	Management Agreement among RBS Global, Inc. and TC Group LLC dated November 25, 2002.
10.7	Management Consulting Agreement among Rexnord Corporation and George M. Sherman, Cypress Group, L.L.C. and Cypress Industrial Holdings, L.L.C. dated November 25, 2002.
10.8	Non-Competition Agreement dated November 25, 2002, by and among Invensys, plc and RBS Acquisition Corporation.
10.9	Employment Agreement between Rexnord Corporation and Robert A. Hitt dated November 25, 2002.
10.10	Employment Agreement between Rexnord Corporation and Thomas J. Jansen dated November 25, 2002.
10.11	Employment Agreement between Rexnord Corporation and Michael N. Andrzejewski dated November 25, 2002.
10.12	Stock Option Plan of RBS Global, Inc.
10.13	Form of Rexnord Non-Union Pension Plan.
10.14	Form of Rexnord SERP.
10.15	Form of Rexnord Corporation Executive Bonus Plan.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
21.1	List of Subsidiaries.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of Fitzgerald, Schorr, Barmettler & Brennan, P.C., L.L.C. (included in Exhibit 5.2).
23.3	Consent of Sher, Garner, Cahill, Richter, Klein, McAllister and Hilbert L.L.C. (included in Exhibit 5.3).
23.4	Consent of Hale Lane Peek Dennison and Howard (included in Exhibit 5.4).
23.5	Consent of Quarles & Brady (included in Exhibit 5.5).
23.6	Consent of Ernst & Young LLP.
24.1	Powers of Attorney (included in the signature pages to this registration statement).
25.1	Statement of Eligibility of Trustee with respect to the Senior Subordinated Notes Indenture.

99.1	Form of Letter of Transmittal, with respect to the Exchange Offer.
99.2	Form of Notice of Guaranteed Delivery, with respect to the old notes and exchange notes.
99.3	Form of Letter to DTC Participants Regarding the Exchange Offer.
99.4	Form of Letter to Beneficial Holders Regarding the Exchange Offer.
99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

  (b)
  Financial Statement Schedules

            Schedule II—Valuation and Valuation Accounts

Report of Ernst & Young LLP, Independent Auditors

         The Board of Directors
Invensys plc

        We have audited the combined financial statements of Rexnord Corporation as of March 31, 2001 and 2002, and for each of the three years in the period ended March 31, 2002, and have issued our report thereon dated June 14, 2002, except for Note 17, as to which the date is September 27, 2002 (included elsewhere in this registration statement). Our audits also included the financial statement schedule listed in Item 21(b) of this registration statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

        In our opinion, the financial statement schedule referred to above, when considered in relation to the basic combined financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                      Ernst & Young LLP

Milwaukee, Wisconsin
June 14, 2002, except for
Note 17, as to which the
date is September 27, 2002

Rexnord Corporation
Schedule II—Valuation and Qualifying Accounts
Fiscal Years Ended March 31, 2000, 2001, and 2002
(000 Omitted)

		Additions
Description	Balance at Beginning of Year	Charged to Costs and Expenses	Charged to Other Accounts	Deductions(1)	Balance at End of Year
2000:
Valuation allowance for trade and notes receivable	$1,250	$1,301	$—	$(272)	$2,551
Valuation allowance for excess and obsolete inventory	12,267	1,431	—	(1,913)	11,785
2001:
Valuation allowance for trade and notes receivable	2,551	(216)	—	(904)	1,431
Valuation allowance for excess and obsolete inventory	11,785	1,786	—	(2,308)	11,263
2002:
Valuation allowance for trade and notes receivable	1,431	709	—	(526)	1,614
Valuation allowance for excess and obsolete inventory	11,263	3,431	—	(2,619)	12,075

(1)
Uncollectible amounts/dispositions charged against the reserve

Item 22.    Undertakings.

        Each of the undersigned registrants hereby undertakes:

          (1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; as amended ("the Act")(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)  that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Each of the undersigned registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        Each of the undersigned registrants hereby undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph or (2) that purports to meet the requirements of Section 10(a)(3) of the Act, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

        Each of the undersigned registrants hereby undertakes to respond to requests for information that are incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

REXNORD CORPORATION
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President, Chief Executive Officer and Director	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
/s/ GEORGE M. SHERMAN George M. Sherman	Chairman	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003
/s/ JEROME H. POWELL Jerome H. Powell	Director	January 8, 2003
/s/ BRUCE E. ROSENBLUM Bruce E. Rosenblum	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

REXNORD INDUSTRIES, INC.
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President, Chief Executive Officer and Director	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer and Director	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

PT COMPONENTS INC.
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President, Chief Executive Officer and Director	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer and Director	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

RBS ACQUISITION CORPORATION
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President, Chief Executive Officer and Director	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer and Director	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

REXNORD GERMANY-1 INC.
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President, Chief Executive Officer and Director	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer and Director	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

REXNORD INTERNATIONAL INC.
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President, Chief Executive Officer and Director	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer and Director	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

WINFRED BERG LICENSCO INC.
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President, Chief Executive Officer and Director	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer and Director	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

W.M. BERG INC.
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President, Chief Executive Officer and Director	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer and Director	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

RAC-I, INC.
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President, Chief Executive Officer and Director	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer and Director	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

RBS NORTH AMERICA, INC.
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President, Chief Executive Officer and Director	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer and Director	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

PRAGER INCORPORATED
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President, Chief Executive Officer and Director	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer and Director	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

ADDAX INC.
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President, Chief Executive Officer and Director	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer and Director	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

CLARKSON INDUSTRIES INC.
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President, Chief Executive Officer and Director	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer and Director	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

REXNORD LTD.
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President, Chief Executive Officer and Director	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer and Director	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

REXNORD PUERTO RICO INC.
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President, Chief Executive Officer and Director	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer and Director	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

BETZDORF CHAIN COMPANY INC.
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President, Chief Executive Officer and Director	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer and Director	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

RBS GLOBAL, INC.
By:	/s/ ROBERT A. HITT
Name: Robert A. Hitt Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ ROBERT. A. HITT Robert A. Hitt	President and Chief Executive Officer	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Chief Financial Officer	January 8, 2003
/s/ TINDARO CAPUTO Tindaro Caputo	Controller	January 8, 2003
George M. Sherman	Chairman	January 8, 2003
/s/ PRAVEEN R. JEYARAJAH Praveen R. Jeyarajah	Director	January 8, 2003
/s/ JEROME H. POWELL Jerome H. Powell	Director	January 8, 2003
/s/ BRUCE E. ROSENBLUM Bruce E. Rosenblum	Director	January 8, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on January 8, 2003.

RBS CHINA HOLDINGS, L.L.C.
By:	/s/ JEROME H. POWELL
Name: Jerome H. Powell Title: President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hitt and Thomas J. Jansen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ JEROME H. POWELL Jerome H. Powell	President	January 8, 2003
/s/ THOMAS J. JANSEN Thomas J. Jansen	Vice President	January 8, 2003
/s/ JOSEPH TROJAN Joseph Trojan	Treasurer	January 8, 2003

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Stock Purchase Agreement dated as of September 27, 2002, by and among RBS Acquisition Corporation, Invensys plc, BTR Inc., BTR (European Holdings) BV, BTR Industries GmbH, Dunlop Vermögensverwaltungsgesellschaft GmbH, Brook Hansen Inc., Invensys France SAS, Invensys Holdings Ltd., Hansen Transmissions International Ltd., Hawker Siddeley Management Ltd. and BTR Finance BV.
3.1	Certificate of Incorporation of Rexnord Corporation, filed September 26, 2002.
3.2	Amended and Restated Certificate of Incorporation of Rexnord Industries, Inc., filed October 28, 1992.
3.3	Certificate of Incorporation of PT Components Inc., filed August 25, 1981.
3.4	Certificate of Incorporation of RBS Acquisition Corporation, filed September 26, 2002.
3.5	Certificate of Incorporation of Rexnord Germany-1 Inc., filed February 24, 1987.
3.6	Certificate of Incorporation of Rexnord International Inc., filed November 12, 1964.
3.7	Certificate of Incorporation of Winfred Berg Licensco Inc., filed December 5, 1988.
3.8	Certificate of Incorporation of W.M. Berg Inc., filed August 11, 1980.
3.9	Certificate of Incorporation of RAC-I, Inc., filed November 12, 2002.
3.10	Certificate of Incorporation of RBS North America, Inc., filed November 4, 2002.
3.11	Restatement of Articles of Incorporation of Prager Incorporated, filed July 6, 1989.
3.12	Amended and Restated Articles of Incorporation of Addax Inc., filed August 18, 1987.
3.13	Certificate of Consolidation of Belson Corporation and the Highfield Mfg. Company into Clarkson Industries, Inc., filed December 1, 1967.
3.14	Articles of Incorporation of Rexnord Ltd., filed September 3, 1970.
3.15	Articles of Incorporation of Rexnord Puerto Rico Inc., filed June 14, 1978.
3.16	Articles of Incorporation of Betzdorf Chain Company Inc., filed February 21, 1980.
3.17	Restated Certificate of Incorporation of RBS Global, Inc., filed November 19, 2002.
3.18	Certificate of Formation of RBS China Holdings, L.L.C., dated October 21, 2002.
3.19	By-laws of Rexnord Corporation.
3.20	Amended and Restated By-laws of Rexnord Industries, Inc.
3.21	By-Laws of PT Components Inc.
3.22	By-Laws of RBS Acquisition Corporation.
3.23	By-Laws of Rexnord Germany-1 Inc.
3.24	By-Laws of Rexnord International Inc.
3.25	By-Laws of Winfred Berg Licensco Inc.
3.26	By-Laws of W.M. Berg Inc.
3.27	By-Laws of RAC-I, Inc.
3.28	By-Laws of RBS North America, Inc.
3.29	By-Laws of Prager Incorporated.
3.30	By-Laws of Addax Inc.
3.31	Amended and Restated By-Laws of Clarkson Industries, Inc.
3.32	By-Laws of Rexnord Ltd.

3.33	By-Laws of Rexnord Puerto Rico Inc.
3.34	By-Laws of Betzdorf Chain Company Inc.
3.35	By-Laws of RBS Global, Inc.
3.36	Limited Liability Company Agreement of RBS China Holdings, L.L.C.
4.1
Senior Subordinated Note Indenture with respect to the 10 1/8% Senior Subordinated Notes due 2012, between Rexnord Corporation, Wells Fargo Bank Minnesota, National Association, as trustee, and the Guarantors listed on the signature pages thereto, dated November 25, 2002.
4.2	Form of 10 1/8% Senior Subordinated Notes due 2012 (included in exhibit 4.1).
4.3
Registration Rights Agreement among Rexnord Corporation, RBS Global, Inc, each of the Subsidiary Guarantors listed on Schedule I thereto, Credit Suisse First Boston Corporation, Deutsche Bank Securities, Inc. and Wachovia Securities Inc. dated November 25, 2002.
5.1	Opinion of Latham & Watkins LLP regarding the validity of the exchange notes.
5.2	Opinion of Fitzgerald, Schorr, Barmettler & Brennan, P.C., L.L.C.
5.3	Opinion of Sher, Garner, Cahill, Richter, Klein, McAllister and Hilbert L.L.C.
5.4	Opinion of Hale Lane Peek Dennison and Howard.
5.5	Opinion of Quarles & Brady.
10.1
Credit Agreement, dated as of November 25, 2002, by and among RBS Global, Inc., Rexnord Corporation, the lenders party thereto, Deutsche Bank Trust Company Americas, as administrative agent, General Electric Capital Corporation and Wachovia Bank, National Association as co-documentation agents, and Deutsche Bank Securities Inc. and Credit Suisse First Boston, acting through its Cayman Islands Branch, as joint lead arrangers and joint book runners.
10.2	Security Agreement, dated as of November 25, 2002, among RBS Global, Inc., Rexnord Corporation, certain subsidiaries of RBS Global, Inc., and Deutsche Bank Trust Company Americas, as collateral agent.
10.3	Pledge Agreement, dated as of November 25, 2002, among RBS Global, Inc., Rexnord Corporation, certain subsidiaries of RBS Global, Inc., and Deutsche Bank Trust Company Americas, as collateral agent.
10.4
Subordination Agreement, dated as of November 25, 2002, by and among RBS Global, Inc., Rexnord Corporation, each of its Subsidiaries party thereto, and Deutsche Bank Trust Company Americas, as collateral agent.
10.5	Subsidiaries Guaranty dated November 25, 2002, by and among the Guarantors party thereto and Deutsche Bank Trust Company Americas, as collateral agent.
10.6	Management Agreement among RBS Global, Inc. and TC Group LLC dated November 25, 2002.
10.7	Management Consulting Agreement among Rexnord Corporation and George M. Sherman, Cypress Group, L.L.C. and Cypress Industrial Holdings, L.L.C. dated November 25, 2002.
10.8	Non-Competition Agreement dated November 25, 2002, by and among Invensys, plc and RBS Acquisition Corporation.
10.9	Employment Agreement between Rexnord Corporation and Robert A. Hitt dated November 25, 2002.
10.10	Employment Agreement between Rexnord Corporation and Thomas J. Jansen dated November 25, 2002.

10.11	Employment Agreement between Rexnord Corporation and Michael N. Andrzejewski dated November 25, 2002.
10.12	Stock Option Plan of RBS Global, Inc.
10.13	Form of Rexnord Non-Union Pension Plan.
10.14	Form of Rexnord SERP.
10.15	Form of Rexnord Corporation Executive Bonus Plan.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
21.1	List of Subsidiaries.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of Fitzgerald, Schorr, Barmettler & Brennan, P.C., L.L.C. (included in Exhibit 5.2).
23.3	Consent of Sher, Garner, Cahill, Richter, Klein, McAllister and Hilbert L.L.C. (included in Exhibit 5.3).
23.4	Consent of Hale Lane Peek Dennison and Howard (included in Exhibit 5.4).
23.5	Consent of Quarles & Brady (included in Exhibit 5.5).
23.6	Consent of Ernst & Young LLP.
24.1	Powers of Attorney (included in the signature pages to this registration statement).
25.1	Statement of Eligibility of Trustee with respect to the Senior Subordinated Notes Indenture.
99.1	Form of Letter of Transmittal, with respect to the Exchange Offer.
99.2	Form of Notice of Guaranteed Delivery, with respect to the old notes and exchange notes.
99.3	Form of Letter to DTC Participants Regarding the Exchange Offer.
99.4	Form of Letter to Beneficial Holders Regarding the Exchange Offer.
99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.